                                                                    EXHIBIT 2.01

                                   ----------

                               PURCHASE AGREEMENT

                                   ----------

                                      among

                              VITRO, S.A. DE C.V.,

                           CRISA LIBBEY S.A. DE C.V.,

                               CRISA CORPORATION,

                     VITROCRISA HOLDING, S. DE R.L. DE C.V.,

                         VITROCRISA S. DE R.L. DE C.V.,

                    VITROCRISA COMERCIAL, S. DE R.L. DE C.V.,

                            CRISA INDUSTRIAL, L.L.C.,

                       LIBBEY MEXICO, S. DE R.L. DE C.V.,

                               LIBBEY EUROPE, B.V.

                                       and

                                LGA3 CORPORATION

                            Dated as of April 2, 2006


                                TABLE OF CONTENTS

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
                                                                            Page
                                                                            ----
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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms....................................      1
SECTION 1.02.  Definitions..............................................     24
SECTION 1.03.  Interpretation and Rules of Construction.................     25

                                   ARTICLE II

                                PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale.........................................    25
SECTION 2.02.  Purchase Price............................................    26
SECTION 2.03.  Closing...................................................    26
SECTION 2.04.  Closing Deliveries by Sellers.............................    26
SECTION 2.05.  Closing Deliveries by Purchasers..........................    27
SECTION 2.06.  Escrow....................................................    28

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

SECTION 3.01.  Organization, Authority and Qualification of Sellers......    28
SECTION 3.02.  Organization, Authority and Qualification of the Acquired
               Companies.................................................    29
SECTION 3.03.  Capitalization............................................    29
SECTION 3.04.  Subsidiaries..............................................    30
SECTION 3.05.  No Conflict...............................................    30
SECTION 3.06.  Governmental Consents and Approvals.......................    30
SECTION 3.07.  Financial Information; Books of Account...................    30
SECTION 3.08.  Sufficiency of Assets.....................................    31
SECTION 3.09.  Absence of Undisclosed Liabilities........................    32
SECTION 3.10.  Receivables...............................................    32
SECTION 3.11.  Inventories...............................................    32
SECTION 3.12.  Conduct in the Ordinary Course............................    33
SECTION 3.13.  Litigation................................................    33
SECTION 3.14.  Compliance with Laws......................................    33
SECTION 3.15.  Environmental Matters.....................................    35
SECTION 3.16.  Intellectual Property.....................................    36
SECTION 3.17.  Business Real Property....................................    37
SECTION 3.18.  Employee Benefit Matters..................................    38
SECTION 3.19.  Taxes.....................................................    39
SECTION 3.20.  Material Contracts........................................    40
SECTION 3.21.  Customers.................................................    42
SECTION 3.22.  Suppliers.................................................    42
SECTION 3.23.  Labor Relations...........................................    43


                                TABLE OF CONTENTS
                                   (continued)

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
SECTION 3.24.  Brokers...................................................    44
SECTION 3.25.  Affiliate Transactions....................................    44
SECTION 3.26.  Insurance.................................................    44
SECTION 3.27.  Probable Success..........................................    45
SECTION 3.28.  No Other Representations..................................    45

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

SECTION 4.01.  Organization and Authority of Purchasers..................    45
SECTION 4.02.  No Conflict...............................................    46
SECTION 4.03.  Governmental Consents and Approvals.......................    46
SECTION 4.04.  Securities Act............................................    46
SECTION 4.05.  Investment Experience, Access to Information..............    46
SECTION 4.06.  Financing.................................................    46
SECTION 4.07.  Litigation................................................    46
SECTION 4.08.  Brokers...................................................    47

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

SECTION 5.01.  Conduct of Business Prior to the Closing..................    47
SECTION 5.02.  Access to Information and Personnel.......................    52
SECTION 5.03.  Confidentiality...........................................    53
SECTION 5.04.  Regulatory and Other Authorizations; Notices and
               Consents..................................................    54
SECTION 5.05.  Retained Names and Marks..................................    54
SECTION 5.06.  Notice of Developments....................................    55
SECTION 5.07.  Further Action; Supplemental Assets and Liabilities;
               Guaranties................................................    56
SECTION 5.08.  Shared Contracts..........................................    58
SECTION 5.09.  Shared Liabilities........................................    60
SECTION 5.10.  Production of Witnesses and Individuals; Privilege
               Matters...................................................    60
SECTION 5.11.  Mail and Other Communications.............................    61
SECTION 5.12.  Intercompany Arrangements.................................    61
SECTION 5.13.  Non-Assignment............................................    62
SECTION 5.14.  Non-Competition; Non-Solicitation.........................    62
SECTION 5.15.  Additional Financial Information..........................    65
SECTION 5.16.  Remission of Funds........................................    67
SECTION 5.17.  Ancillary Agreements......................................    67
SECTION 5.18.  Cash and Bank Accounts....................................    68
SECTION 5.19.  Cooperation with Financing................................    68
SECTION 5.20.  General Manager...........................................    69
SECTION 5.21.  Taller de Coleccion.......................................    70
SECTION 5.22.  Certain Action Proceeds...................................    70

                                TABLE OF CONTENTS
                                   (continued)

                                   ARTICLE VI

                                EMPLOYEE MATTERS

SECTION 6.01.  Post-Employment Employment Benefit Liabilities............    70
SECTION 6.02.  Employee Benefits.........................................    70
SECTION 6.03.  Transfer of Employees.....................................    71

                                   ARTICLE VII

                                   TAX MATTERS

SECTION 7.01.  Tax Returns...............................................    71
SECTION 7.02.  Cooperation on Tax Matters................................    72
SECTION 7.03.  Transfer Taxes............................................    72
SECTION 7.04.  Tax Refunds...............................................    73
SECTION 7.05.  Accounting Dividend Tax Credit............................    73

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

SECTION 8.01.  Conditions to Obligations of Sellers......................    73
SECTION 8.02.  Conditions to Obligations of Purchasers...................    74

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01.  Survival of Representations and Warranties................    76
SECTION 9.02.  Indemnification by Sellers................................    76
SECTION 9.03.  Indemnification by Purchasers.............................    77
SECTION 9.04.  Limits on Indemnification.................................    77
SECTION 9.05.  Notice of Loss; Third Party Claims........................    79
SECTION 9.06.  Distributions from Escrow Fund; Right of Set-Off..........    80
SECTION 9.07.  Tax Indemnification.......................................    81
SECTION 9.08.  Characterization of Indemnification Payments..............    83

                                    ARTICLE X

                                   TERMINATION

SECTION 10.01. Termination...............................................    83
SECTION 10.02. Effect of Termination.....................................    84
SECTION 10.03. Exclusive Remedies........................................    84

                                TABLE OF CONTENTS
                                   (continued)

                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01. Expenses..................................................    85
SECTION 11.02. Notices...................................................    85
SECTION 11.03. Public Announcements......................................    87
SECTION 11.04. Severability..............................................    87
SECTION 11.05. Entire Agreement..........................................    88
SECTION 11.06. Assignment................................................    88
SECTION 11.07. Amendment.................................................    88
SECTION 11.08. Waiver....................................................    88
SECTION 11.09. No Third Party Beneficiaries..............................    88
SECTION 11.10. Currency..................................................    89
SECTION 11.11. Governing Law; Agent for Service of Process...............    89
SECTION 11.12. Waiver of Jury Trial......................................    89
SECTION 11.13. Seller Representative.....................................    89
SECTION 11.14. Specific Performance......................................    91
SECTION 11.15. Counterparts..............................................    91
SECTION 11.16. Joint and Several Obligations.............................    91
SECTION 11.17. No Right of Setoff........................................    91

                                TABLE OF CONTENTS
                                   (continued)

EXHIBITS

Exhibit 1.01 - A:  Form of Assignment of Interests and Amendment to Limited
                   Liability Company Agreement of Crisa Industrial, L.L.C.
Exhibit 1.01 - B:  Form of Assignment and Assumption Agreement
Exhibit 1.01 - C:  Form of Bill of Sale (factura fiscal)
Exhibit 1.01 - D:  Business Real Property
Exhibit 1.01 - E:  Capital Expenditure Plan
Exhibit 1.01 - F:  Exchange-In-Kind Deed
Exhibit 1.01 - G:  Excluded Business
Exhibit 1.01 - H:  FACUSA Intellectual Property
Exhibit 1.01 - I:  GM Employment Agreement Term Sheet
Exhibit 1.01 - J:  Intercompany Payables
Exhibit 1.01 - K1: Form of Intellectual Property Assignment (Assignment-In)
Exhibit 1.01 - K2: Form of Intellectual Property Assignment (Assignment-Out)
Exhibit 1.01 - L:  List of JV Agreements
Exhibit 1.01 - M:  Form of Non-Competition Agreement
Exhibit 1.01 - N:  Description of Operating Plan
Exhibit 1.01 - O1: Permitted Encumbrances
Exhibit 1.01 - O2: Permitted Encumbrances (to be removed prior to Closing)
Exhibit 1.01 - P:  Racks and Conveyors
Exhibit 1.01 - Q:  Shared Assets
Exhibit 1.01 - R:  Form of Substitution Agreement (Retirees)
Exhibit 1.01 - S:  Form of Limited Termination and Release Agreement
Exhibit 1.01 - T:  Vitro Guarantees
Exhibit 1.01 - U:  Form of Vitro Software License Agreement
Exhibit 2.01:      Allocation of Interests among Purchasers
Exhibit 2.02(b):   Allocation of the Purchase Price
Exhibit 2.04(e):   Resignation of Roberto Rubio Barnes
Exhibit 2.04(k):   Form of Irrevocable Power of Attorney
Exhibit 2.06:      Form of Escrow Agreement
Exhibit 5.05:      Retained Names and Marks
Exhibit 5.05(d):   Names and Marks that Seller shall cease to use
Exhibit 5.07(b):   Supplemental Assets and Supplemental Liabilities
Exhibit 5.14(a):   Marketing Materials
Exhibit 5.14(e):   Employees with Knowledge of JD Edwards Modules
Exhibit 6.01:      Former Business Employee Liability Transfer Procedures
Exhibit 6.03:      Transferred Employees
Exhibit 8.02(g): Business Assets for which Encumbrance Certificates (certificados de liberdad de gravamenes) are required at
                    Closing
Exhibit 8.02(h):   Required Consents
Exhibit 8.02(o):   Powers of Attorney

          PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 2, 2006, among Vitro, S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable ("VITRO"), Crisa Corporation, a Delaware corporation ("CRISA CORP." and, together with Vitro, the "SELLERS"), Crisa Libbey S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable ("CRISA LIBBEY"), Vitrocrisa Holding, S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable ("VC HOLDING"), Vitrocrisa S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable ("VITROCRISA"), Vitrocrisa Comercial, S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable ("VC COMERCIAL"), Crisa Industrial, L.L.C., a Delaware limited liability company ("CRISA INDUSTRIAL" and, collectively with Crisa Libbey, VC Holding, Vitrocrisa and VC Comercial, the "ACQUIRED COMPANIES"), Libbey Mexico,
S. de R.L. de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable ("LIBBEY MEXICO"), Libbey Europe, B.V., a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands ("LIBBEY EUROPE"), and LGA3 Corporation, a Delaware corporation ("LGA3" and, together with Libbey Europe and Libbey Mexico, "PURCHASERS").

          WHEREAS, capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given them in Section 1.01 or
Section 1.02, as the case may be, of this Agreement;

          WHEREAS, Sellers and Purchasers own all of the outstanding capital stock and other ownership interests in the Acquired Companies;

          WHEREAS, the Acquired Companies are engaged in the business of manufacturing, marketing, distributing and selling glassware in various markets around the world;

          WHEREAS, prior to or concurrently with Closing, Vitro intends to transfer, or cause to be transferred, certain assets used in the operation of the Business to the Acquired Companies;

          WHEREAS, at Closing, Sellers wish to transfer to Purchasers or Purchasers' designees, and Purchasers wish to acquire or to have Purchasers' designees acquire the Interests, upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, at Closing, the Acquired Companies wish to transfer to Sellers or their designees, and Sellers wish to acquire or to have Sellers' designees acquire, the Plant C Real Property and certain other assets, upon the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth in this Agreement, and intending to be legally bound, Sellers, the Acquired Companies and Purchasers (collectively, the "PARTIES") agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Certain Defined Terms. For purposes of this Agreement:

          "ACCOUNTING DIVIDEND TAX" means an amount equal to the deferred Tax in the amount of 11,555,565 Mexican pesos plus actualizations (actualizaciones) through the date of payment, payable in connection with a distribution of funds in June, 2003 by Vitrocrisa to VC Holding, and then by VC Holdings to Vitro and Libbey Inc.

          "ACQUIRED COMPANY GUARANTEES" means all obligations of the Acquired Companies under any loan, financing, lease, Contract or other obligation in existence as of the Closing Date for which any Acquired Company is or may be liable, as guarantor, original tenant, primary obligor, Person required to provide financial support in any form whatsoever, or otherwise (including by reason of performance guarantees) to the extent relating to the Excluded Business.

          "ACTION" means any demand, action, claim, suit, countersuit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any Governmental Authority or any arbitration or mediation tribunal.

          "AFFILIATE" means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

          "ANCILLARY AGREEMENTS" means, collectively, the Non-Competition Agreement; the Transition Services Agreements; the Escrow Agreement; any Bills of Sale; any Assignment and Assumption Agreements; the GM Employment Agreement; the Termination and Release Agreement; the Assignment and Amendment Agreement; the IP Assignment Agreements; the Vitro Software License Agreement; the Exchange-In-Kind Deed; and the Contracts delivered pursuant to Section 5.12(b).

          "APPLICABLE SHARE" means (a) as to Sellers, 51%, and (b) as to Purchasers, 49%.

          "ASRAC FOUNDATION" means ASRAC Caja de Ahorro, A.C.

          "ASSETS" means all properties, assets, claims, Contracts and businesses of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise, and wherever located (including in the possession of vendors or other third parties or elsewhere), including the following: (i) all cash, cash equivalents, notes and accounts receivable (whether current or non-current); (ii) all certificates of deposit, banker's acceptances and other investment securities of any other form and maturity; (iii) the fee interest in all owned real properties (including all Improvements located thereon or contained therein and appurtenances thereto); (iv) the leasehold interest in all leased real properties and all leasehold Improvements, (v) all machinery, Equipment (including all transportation and office equipment and all Improvements leased from any Governmental Authority), fixtures, trade fixtures and furniture; (vi) all office supplies, production supplies, computer hardware, spare parts, other miscellaneous supplies and other tangible property of any kind; (vii) all capital stock, partnership interests and other equity or ownership interests or rights, directly or indirectly, in any Subsidiary or other entity; (viii) all inventories of materials, raw materials, catalysts, stores inventories, supplies, products and product samples, work-in-process, finished goods, consigned goods and other inventories; (ix) all Intellectual Property; (x) all rights existing under all Contracts; (xi) all IT Assets; (xii) all prepayments, deposits, performance bonds, guarantees, derivative instruments, receivables from tax authorities, advances for insurance premiums and deferred tax assets;
(xiii) all claims, causes of action, choses in action, rights to indemnification, rights of recovery and rights of set-off of any kind; (xiv) all customer lists and records pertaining to customers and accounts, personnel records, all lists and records pertaining to suppliers and agents, and all books, ledgers, files and legal and business records of every kind; (xv) all advertising materials and all other printed or written materials, including purchase orders, forms, labels, shipping materials, catalogues, sales brochures, operating manuals, and instructional documents; (xvi) all goodwill as a going concern; (xvii) all employee contracts, including the right thereunder to restrict an employee from competing in certain respects; (xviii) all trucks, automobiles and other vehicles; (xix) all special and general tools, test devices, prototypes, models and any other tangible personal property; (xx) all telephone and facsimile numbers, and (xxi) all permits, licenses, approvals and authorizations, to the extent transferable, of Governmental Authorities or third parties relating to the ownership, possession or operation of the Assets.

          "ASSIGNMENT AND AMENDMENT AGREEMENT" means an assignment and amendment agreement in all material respects in the form of Exhibit 1.01-A.

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an assignment and assumption agreement in all material respects in the form of Exhibit 1.01-B.

          "BANK CREDIT AGREEMENT" means that certain Credit Agreement dated as of April 2, 2004, as amended as of the date of this Agreement, among VC Comercial, as borrower, Vitrocrisa, as guarantor, Bank of Montreal, as Administrative Agent, HSBC Bank USA and HSBC Mexico, as Collateral Agent, Banco Nacional de Mexico and Harris Nesbit, as Syndication Agent, Harris Nesbit, as Arranger, and certain Lenders party thereto.

          "BANK DEBT" means the Indebtedness of Vitrocrisa and VC Comercial from time to time outstanding under the Bank Credit Agreement.

          "BILL OF SALE" means a tax invoice (factura fiscal) that must comply with all requirements under Mexican Tax Law and separately state the amount for the Value Added Tax, in all material respects in the form of Exhibit 1.01-C.

          "BOOKS AND RECORDS" means all books and records of the Business Owners (or complete and correct copies thereof to the extent permitted by applicable
Law), including all computerized books and records, including the minute books (libros de actas), stock record books (registros de acciones), special registry of partners (registros especiales de socios), capital variation books (libros de variaciones de capital), libros especiales de socios, corporate charters and by-laws, acta constitutiva, estatutos sociales y sus reformas or comparable constitutive documents, records of share issuances, and related corporate records, business plans, books of account, financial and operating data, price lists, all books and records relating to employees or former employees, the purchase of materials, supplies and services, the manufacture and sale of products (including vendor lists) or dealings with customers (including customer lists and credit policies and credit information with respect to customers), marketing, advertising and promotional materials, product literature, product data, product testing reports, market and other research, all Tax Returns and Tax work papers, Environmental Permits and all files relating to any Action the Liability with respect to which is included in Crisa Liabilities.

          "BUSINESS" means the businesses, activities and operations, as conducted within the 12-month period prior to Closing, of the Acquired Companies and the Supplemental Assets, which includes the manufacture, distribution and/or sale of glass tableware (including glass barware, stemware and other drinkware, as well as glass dinnerware), glass vessels used for candles, blender jars, jars for mole and/or jams and jellies, coffee carafes and microwave oven plates, but excluding the Excluded Business; provided, however, solely for the purposes of (i) Article III, and all references to any provisions therein (except as otherwise expressly provided in Article III), and (ii) the definition of "Former Business Employees" below,, the term "BUSINESS" shall include the manufacture, distribution, marketing and sale of lead crystal glass articles that are commonly referred to as "Taller de Coleccion".

          "BUSINESS ASSETS" means all Assets used or held for use in connection with the Business on, or at any time during the 12-month period preceding, the Closing Date, including (i) all Contracts primarily used or held for use in connection with the Business, (ii) all Business Intellectual Property, (iii) the Owned Real Property and the Leased Real Property, (iv) all of the Business Books and Records, (v) all Equipment used or held for use in connection with the Business, (vi) all inventories of raw materials, work in process finished products, goods, spare parts, replacement and component parts, and office and other supplies used or held for use in connection with the Business, (vii) all credits, prepaid expenses, deferred charges, advance payments, security deposits and other prepaid items used or held for use in connection with the Business,
(viii) all accounts receivable related to the Business, (ix) all rights, claims, and credits to the extent relating to the Business or to any other Business Asset or Crisa Liability, including all rights to indemnification and any insurance policies, all rights under the Electroglass Contract, and all rights in and to products sold or leased (including products returned after the Closing and rights of rescission, replevin and reclamation) in the operation or conduct of the Business, (x) the Supplemental Assets, (xi) the Assets set forth in
Section 3.04 of the Disclosure Schedule, and (xii) all other Assets reflected on the Reference Balance Sheet, but in any event excluding the Excluded Assets.

          "BUSINESS BOOKS AND RECORDS" means the Books and Records, to the extent they relate exclusively to the Business or the Business Assets; but excluding (a) the minutes of any board of directors meetings of any Seller, or any Books and Records of any Seller that contain any such minutes (or excerpts therefrom) and (b) such portion of any Books and Records of any Seller concerning the Transactions.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the U.S. or Mexico generally.

          "BUSINESS EMPLOYEE" means any current or former employee, officer or director of any Acquired Company, other than any Excluded Employee.

          "BUSINESS INTELLECTUAL PROPERTY" means all Intellectual Property used or held for use in the operation of the Business, including the Intellectual Property set forth in Section 3.16(b) of the Disclosure Schedule, but not including the Licensed Vitro Intellectual Property or related source code.

          "BUSINESS OWNERS" means, collectively, Sellers and the Acquired Companies.

          "BUSINESS REAL PROPERTY" means the Leased Real Property and the Owned Real Property, including the real property set forth on Exhibit 1.01-D, in each case together with all easements and privileges appertaining or relating to such real property, and all Improvements located thereon.

          "CAPITAL EXPENDITURE PLAN" means the capital expenditure plan of the Business attached hereto as Exhibit 1.01-E.

          "CAUSE" means: (a) the General Manager's failure to substantially perform his duties (other than any such failure resulting from any physical or mental disability), after the Vitro Board delivers to the General Manager a written demand for substantial performance specifically identifying the manner in which the Vitro Board believes that the General Manager has not substantially performed his duties; (b) the General Manager's failure to substantially follow and comply with the specific and lawful directives of the Vitro Board, as reasonably determined by the Vitro Board (other than any such failure resulting from any physical or mental disability), after the Vitro Board delivers to the General Manager a written demand for substantial performance specifically identifying the manner in which the Vitro Board believes that the General Manager has not substantially followed or complied with the directives of the Vitro Board; (c) the General Manager's commission of an act of fraud or dishonesty resulting in material economic or financial injury to Vitro or its Affiliates (including the Acquired Companies); (d) the General Manager's engagement in illegal conduct or gross misconduct, in each case resulting in material economic or financial injury to Vitro or its Affiliates (including the Acquired Companies) or (e) any other event or circumstance constituting "just cause" under Mexican labor law.

          "CLOSING" means the consummation of the Transactions described in
Article II of this Agreement, which shall be deemed effective as of 12:01 a.m. central time on the date of such consummation.

          "CLOSING DATE" means the date and time of the Closing.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "CONSTRUCTORA" means Constructora de Naves Industriales, S.A. de C.V.

          "CONSTRUCTORA RESOLUTION DOCUMENT" means either the letter referred to in clause (i)(A) of Section 5.07(i) or the legal opinion referred to in clause
(ii) of Section 5.07(i).

          "CONTRACT" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment or arrangement, whether written or oral, that is binding on any Person or entity or any part of its property under applicable Law, and any amendments thereto.

          "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, or credit arrangement.

          "COTS LICENSE" means a license (i) that is commercially available from a third party pursuant to a "shrink-wrap," "click-through" or other standard form license agreement with (A) an individual one-time royalty or license fee of $15,000 or less and (B) an annual royalty or license fee of $15,000 or less, or
(ii) that is embedded as part of commercially available products or services for which no separate license is actually or customarily granted.

          "CRISA CUSTOMERS" means any Person who or which has been a customer of the Business at any time during the two-year period prior to the Closing Date.

          "CRISA LIABILITIES" means all Liabilities of the Acquired Companies, whether in existence on the date hereof, or as of or after the Closing Date, and all Liabilities allocated to, assumed by or agreed to be performed, paid or reimbursed by Purchasers or any Acquired Companies pursuant to this Agreement or any of the Ancillary Agreements.

          "CRIMINAL PENALTY" means any criminal sentence, penalty or fine or similar Liability imposed upon any Person for such Person's actions, omissions or violations.

          "DELOITTE" means Galaz, Yamazaki, Ruiz Urquiza, S.C. Member of Deloitte Touche Tohmatsu.

          "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto, dated as of the date hereof and as amended or supplemented by Sellers pursuant to the terms hereof, delivered by Sellers to Purchasers in connection with this Agreement.

          "DISTRIBUTION AGREEMENT" means that certain Amended and Restated Distribution Agreement, dated as of August 29, 1997, among Vitro, Crisa Corp., Vitrocrisa, Libbey Inc. and Libbey Glass Inc., as amended.

          "ELECTROGLASS CONTRACT" means the Technical Assistance and Supply Agreement, dated October 1, 2004, between Electroglass, Ltd. and VC Comercial.

          "ENCUMBRANCE" means any lien, encumbrance, security interest, charge, mortgage, deed of trust, deed to secure debt, option, pledge, restriction on transfer of title or voting, restrictive covenant, right-of-way, easement, hypothecation, reservation, servitude, right to occupy of any kind, right of first refusal, encroachment, building or use restriction, conditional sales agreement, license or any adverse claim of any nature whatsoever, other than in the case of securities and any other equity ownership interests, any restrictions imposed by federal, state and non-U.S. securities Laws.

          "ENVIRONMENT" the indoor and outdoor environment, including any navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water (and in general any waters and water bodies defined as Mexican national waters (aguas nacionales) under applicable Environmental Laws), drinking water supply, wetlands, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

          "ENVIRONMENTAL CONDITION" means, with respect to any of the Business Real Property or in connection with the operations of the Business, (i) existing conditions, ongoing activities or failures to act that violate Environmental Laws or that have resulted or could reasonably result in a Release of Hazardous Materials, (ii) existing conditions resulting from past Releases of Hazardous Materials that have affected or could reasonably result in an effect on the Environment and (iii) existing conditions that would result in potentially harmful human exposure to Hazardous Materials.

          "ENVIRONMENTAL DEFECT" means (i) the failure of any of the Business Real Property to be in compliance with any applicable Environmental Laws; (ii) any Business Real Property being subject to any agreements, consent orders, decrees (other than decrees that are applicable to the public in general) or judgments based on any Environmental Laws that negatively impact the future use of any portion of any Business Real Property as currently conducted or that require any change in the present condition of any Business Real Property or the payment of any fine or penalty; (iii) any Business Real Property being subject to any uncured notice of violations of or noncompliance with any applicable Environmental Laws; or (iv) an Environmental Condition.

          "ENVIRONMENTAL LAWS" means all applicable Laws relating to (i) pollution, contamination, remediation, protection or regulation of the Environment, (ii) any Release, including investigation and clean-up of such Release or threatened Release and (iii) the handling, storage, treatment, disposal, recycling or transportation of any Hazardous Materials, including the Ecological Balance and Environmental Protection Act of Mexico (Ley General del Equilibrio Ecologico y la Proteccion al Ambiente), the General Law on Wastes of Mexico (Ley General para la Prevencion y Gestion Integral de los Residuos), the National Waters Act of Mexico (Ley de Aguas Nacionales), Mexican official norms NOM-052-SEMARNAT-1993 and NOM-053- SEMARNAT-1993, NOM-138-SEMARNAT/SS-2003 (as well as the internal guidelines used by Mexico's Office of the Federal Prosecutor for Environmental Protection (Procuraduria Federal de Proteccion al Ambiente) for soils contaminated with heavy metals and their remediation), the General Health Law of Mexico (Ley General de Salud), Mexico's Reglamento Federal de Seguridad, Higiene y Medio Ambiente en el Trabajo and Mexican official norm NOM-010-STPS-1999, as such Laws have been amended or supplemented, the regulations promulgated pursuant thereto and the corresponding environmental Laws and regulations of the other states and municipalities of Mexico.

          "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license and other authorization required under or issued pursuant to any applicable Environmental Law.

          "EQUIPMENT" means all equipment, fixtures, physical facilities, machinery, inventory, spare parts, supplies, tools and other tangible personal property.

          "ESCROW AGENT" means a trustee to be identified and reasonably agreed to by the Parties prior to Closing, which shall hold the Escrow Amount in trust for Sellers and Purchasers, and shall manage and disburse the Escrow Fund in accordance with the terms and conditions of the Escrow Agreement.

          "ESCROW AMOUNT" is an amount equal to the sum of (i) $8,000,000 plus
(ii) the product of $8,000,000 multiplied by the amount by which (A) one exceeds
(B) the Former Business Employee Consent Percentage as of the fifth Business Day prior to the Closing Date, which amount will be deposited with the Escrow Agent at Closing and held and disbursed by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement.

          "ESCROW FUND" means the Escrow Amount, as such sum may be increased or decreased as provided in the Escrow Agreement.

          "EXCHANGE-IN-KIND DEED" means the Exchange-In-Kind Deed between Vitro and Vitrocrisa, to be dated as of the Closing Date, in all material respects in the form of Exhibit 1.01-F, together with such other good and sufficient instruments of conveyance and transfer, sufficient to vest good and marketable title to (a) the Plant C Real Property, free and clear of all Encumbrances, except Permitted Encumbrances, and (b) the Plant I Real Property (including all right, title and interest of Vitro in and to the Plant I Improvements upon expiration of the Plant I Surface Use Right), free and clear of all Encumbrances, except the Plant I Surface Use Right and Permitted Encumbrances.

          "EXCLUDED ASSETS" means, collectively: (i) the Assets (excluding the Racks and Conveyors) that are used exclusively in the Excluded Business, including the FACUSA Intellectual Property; (ii) any other Assets (A) with a value less than $25,000 per Asset or related group of Assets, and (B) that are used primarily in the Excluded Business; (iii) each Seller's ownership interests (other than the Interests) in any Person, except (A) Vitrocrisa's interest in the Water User Association "Agua Industrial de Monterrey, S. de U.", (B) 2,880 shares Series "A" with par value of 1.00 Mexican pesos in Gas Industrial de Monterrey, S.A. de C.V. and (C) to the extent such Seller owns such interests as agent for any of the Acquired Companies in connection with either of the Tractebel and Iberdrola Contracts; (iv) all claims, recoveries and judgments in favor of or for the benefit of any Vitro Entity relating solely to any Excluded Business; (v) all Retained Names and Marks; (vi) the Shared Assets listed as such in Exhibit 1.01-Q, except to the extent of any rights therein provided in any Ancillary Agreement; and (vii) the Licensed Vitro Intellectual Property and related source code, except to the extent of any rights therein provided in the Vitro Software License Agreement.

          "EXCLUDED BUSINESS" means, collectively: (i) the production, marketing and sale of stainless steel and silverplated flatware as conducted by FACUSA during the 12 months preceding the Closing Date, (ii) the business, activities and operations of Plasticos Bosco, (iii) the production, marketing and sale of decorated lead crystal glass articles that are commonly referred to as Taller de Coleccion and (iv) the businesses, activities and operations of the entities or businesses set forth on Exhibit 1.01-G.

          "FACUSA" means Fabricacion de Cubiertos, S.A. de C.V., a wholly-owned Subsidiary of Vitro.

          "FACUSA INTELLECTUAL PROPERTY" means the Intellectual Property described on attached Exhibit 1.01-H.

          "FINCO" means Fomento Inmobiliario y de la Construccion, S.A. de C.V., a wholly-owned Subsidiary of Vitro, which was merged into Vitro on March 17, 2005, as evidenced by Notarial Deed number 16,043 dated April 13, 2005 and recorded on May 12, 2005.

          "FORMER BUSINESS EMPLOYEES" means those individuals previously employed as officers or employees of the Business (including the Excluded Employees), whose employment with the Business was terminated before the Closing Date and with respect to whom Post-Employment Benefits are payable and, if applicable, any such individual's heirs or other Persons entitled to all or any part of such individual's Post-Employment Benefits.

          "FORMER BUSINESS EMPLOYEE CONSENT PERCENTAGE" means, as of any determination date, a fraction:

          (a) the numerator of which is the total number of Former Business Employees who have Consented (as such term is defined in the Escrow Agreement); and

          (b) the denominator of which is the total number of Former Business Employees, as of the earlier of such date and the Closing Date, minus the total number of Former Business Employees who have not Consented (as such term is defined in the Escrow Agreement), as of such date, and who have died and with respect to whom no heirs or other Persons are entitled to Post-Employment Benefits, as of such date.

          "GAMMA WAREHOUSE LITIGATION" means the litigation existing as of the date of this Agreement between Vitrocrisa, and Urbanizaciones Gamma, S.A. de C.V. ("Gamma") whereby Gamma claims that Vitrocrisa did not surrender a warehouse facility to Gamma on November 30, 2003. This litigation is currently being tried in the civil courts sitting in Monterrey, N.L.

          "GENERAL MANAGER" means Mr. Roberto Rubio Barnes.

          "GM EMPLOYMENT AGREEMENT" means a written Contract between Vitro and the General Manager, to be executed and delivered on or prior to Closing, providing for the employment of the General Manager by Vitro and reflecting the terms and conditions set forth in Exhibit 1.01-I and being otherwise reasonably acceptable to Purchasers.

          "GOOD REASON" means the occurrence of any of the following circumstances, unless such circumstances are fully corrected prior to the date on which the termination of the General Manager's employment is effective:

          (a) The General Manager's base salary is reduced materially without the prior written consent of Purchasers;

          (b) There is a material reduction in the incentive compensation target established for the position held by the General Manager and such reduction is not approved in writing by Purchasers (but excluding any reduction that is generally applied to Vitro executives of the same level as the General Manager); or

          (c) A material executive benefit or employee benefit to which the General Manager is entitled is materially reduced or eliminated without the prior written consent of the Purchasers (but excluding any reduction or elimination that is generally applied to Vitro executives of the same level as the General Manager).

          "GOVERNMENTAL AUTHORITY" means any Mexican, U.S. or other federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "HAZARDOUS MATERIALS" means any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, chemical substance, industrial substance, by-product, petroleum or petroleum-derived substance or waste, whether in solid, liquid or gaseous form, or any constituent of any such substance, the generation, use, handling, treatment, remediation, storage, transportation, disposal, discharge, Release, existence or emission of which the Business is in any way governed by or subject to any applicable Environmental Law, including any and all hazardous substances, wastes and materials defined or regulated under any Environmental Law and any waste, material or substance which is (i) designated as a "hazardous material" and/or "hazardous waste" pursuant to the Ecological Balance and Environmental Protection Act of Mexico (Ley General del Equilibrio Ecologico y la Proteccion al Ambiente), (ii) listed or characterized as hazardous under Mexican Official Norms NOM-052-ECOL-1993 and NOM-053-ECOL-1993, (iii) designated as "hazardous wastes" under the General Law on Wastes (the Ley General para la Prevencion y Gestion Integral de los Residuos), or (iv) any other hazardous waste, hazardous material, toxic substance, pollutant, hazardous substance, radioactive substance or waste, medical waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyl, or any hazardous or toxic constituent thereof, and in general any substance or material that is of a corrosive, reactive, explosive, toxic, flammable or biologically infectious nature.

          "IMPROVEMENTS" means, with respect to any real property, all buildings, fixtures, improvements, and facilities located on or attached to such real property or owned or leased by any Acquired Company and used in, on or at such real property, together with: (a) any and all loading docks, parking lots, garages, and other facilities serving any such buildings; (b) landscaping and site improvements; and (c) any construction work in progress and building materials located on or at the real property or intended to be used in such construction work.

          "INDEBTEDNESS" of a Person means, without duplication:

          (a) all indebtedness of such Person, whether or not contingent, for borrowed money;

          (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

          (c) all obligations of such Person for the deferred purchase price of real or personal property or services other than in the ordinary course of business;

          (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

          (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with Mexican GAAP, recorded as capital (financial) leases; provided, however, for avoidance of doubt, the foregoing does not include the Plant I Building Lease or the Plant I Sublease;

          (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

          (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

          (h) all obligations of such Person required to be treated as debt of such Person under Mexican GAAP; provided, however, for avoidance of doubt, the foregoing does not include the Plant I Building Lease or the Plant I Sublease;

          (i) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

          (j) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "INDEMNIFIED PARTY" means a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be.

          "INDEMNIFYING PARTY" means Sellers pursuant to Section 9.02 and Purchasers pursuant to Section 9.03, as the case may be.

          "INTELLECTUAL PROPERTY" means any and all now known or hereafter known: (i) ownership rights associated with works of authorship throughout the world, including copyrights (including copyrights in computer software, including both object code and source code); (ii) trademark, service mark and trade name rights and similar rights, and all goodwill represented thereby or associated therewith, including by way of example and not limitation, domain name registrations; (iii) rights in any proprietary or confidential concepts, ideas, developments, innovations, inventions, algorithms, techniques, designs, processes, procedures, improvements, trade secrets, know how, show how, and other confidential and proprietary information (whether or not patented or patentable); (iv) all patents, registrations, applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force relating to any of (i) through (iii) (including any rights in any of the foregoing); (v) all other intellectual and industrial property rights throughout the world, whether arising by operation of Law, contract, license, or otherwise; and (vi) all rights to sue for past or future infringement of any of the foregoing.

          "INTERCOMPANY INDEBTEDNESS" means Indebtedness described in clause (b) of the definition of the term "Indebtedness" and owed by any Acquired Company to any Vitro Entity as of the Closing Date (but before giving effect to the Closing), it being understood that in no event shall Intercompany Payables be deemed "Intercompany Indebtedness".

          "INTERCOMPANY PAYABLES" means all accounts payable owed by any Acquired Company to any Vitro Entity or other obligations of any Acquired Company to pay money to any Vitro Entity, other than Intercompany Indebtedness, including all Affiliate trade accounts receivable that reflect a negative balance, in each case outstanding as of the Closing Date (but before giving effect to the Closing) and as described on Exhibit 1.01-J; provided that "Intercompany Payables" shall not be deemed to include any amounts payable pursuant to this Agreement or any Ancillary Agreement.

          "INTERESTED PARTY" means any Acquired Company, Seller (with respect to the Business) or Purchaser or any of their respective Affiliates, or any of their respective Representatives (with respect to the Business).

          "INTERESTS" means, collectively, the LLC Interests, the Shares and the Partes Sociales.

          "INVENTORY" means inventory, merchandise, finished goods, raw materials, packaging, labels, enamels, supplies and other personal property related to the Business and maintained, held or stored by or for any of the Acquired Companies as of the Closing Date, and any prepaid deposits for any of the same.

          "IP ASSIGNMENT AGREEMENTS" means the IP Assignment Agreements among certain of the Acquired Companies and Vitro Entities, pursuant to which the parties thereto convey certain IT Assets and Intellectual Property (excluding certain interests in IT Assets and Intellectual Property subject to the Vitro Software License Agreement) to one another, to be dated as of the Closing Date, attached hereto as Exhibits 1.01-K1 and 1.01-K2.

          "IT ASSETS" means, with respect to any Person, any and all of such Person's legal and beneficial right (including rights arising under Contracts and Intellectual Property rights), title and interest in and to all software, including modifications to software and related source code, computer programs, computer systems, databases (including data structures, database routines (e.g., scripts, triggers, forms, SQL packages, and the like) and data contained therein), data rights, and documentation, reference and resource materials relating thereto, and associated contract rights (including license agreements, source code escrow agreements, support and maintenance agreements, electronic database access contracts, website hosting agreements, software or website development agreements, outsourcing agreements, service provider agreements, interconnection agreements, governmental permits, radio licenses, and telecommunications agreements).

          "JUDGMENT" means any judgment, writ, order, injunction, determination, award, consent decree or other decree of or by any Mexican or U.S. federal, state or local court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by a regulatory, judicial, administrative, or Governmental Authority.

          "JV AGREEMENTS" means, collectively, the Contracts set forth in
Exhibit 1.01-L.

          "JV EFFECTIVE DATE" means August 29, 1997.

          "JV STRADDLE PERIOD" means any Tax Period that includes but does not end on the JV Effective Date.

          "LABOR LAWS" means all applicable Laws governing or concerning labor relations, unions and collective bargaining, terms and conditions of employment, employment discrimination, harassment, wages, hours or occupational safety and health, including the Federal Labor Law of Mexico (Ley Federal del Trabajo), the Social Security Act of Mexico (Ley del Seguro Social) and the National Housing Fund Law (Ley del Instituto del Fondo Nacional de la Vivienda para los Trabajadores), as such Laws have been amended or supplemented, and the regulations promulgated pursuant thereto.

          "LANDLORD" means any lessor of Leased Real Property.

          "LAW" means any Mexican, U.S. or other federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) applicable to a Person.

          "LEASED REAL PROPERTY" means the real property that is related to the Business and that is leased by any of the Acquired Companies as tenant, together with, to the extent leased by any of the Acquired Companies, all buildings and other structures, facilities or Improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any of the Acquired Companies attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "LIABILITIES" means any and all Indebtedness, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or inchoate, determined or determinable or reflected on a balance sheet or otherwise, including those arising under any Law, Action, Governmental Order or any judgment of any court of any kind or any award of any arbitrator of any kind and those arising under any Contract, arrangement, commitment or undertaking.

          "LICENSED INTELLECTUAL PROPERTY" means all Intellectual Property designated as such in Section 3.16(b) of the Disclosure Schedule.

          "LICENSED VITRO INTELLECTUAL PROPERTY" means all Intellectual Property designated as such in Section 3.16(b) of the Disclosure Schedule.

          "LLC INTERESTS" means the limited liability company membership interests of Vitro in Crisa Industrial representing in the aggregate 51% of the outstanding equity interests in Crisa Industrial.

          "LOSSES" means any and all actual damages, losses (including any lost profits or diminution in value), deficiencies, Liabilities, Taxes, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses, whether or not resulting from third party claims, including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder and costs and expenses of Remediation (including, in the case of Remediation, all expenses and costs associated with financial assurance), but excluding all punitive or exemplary damages (other than punitive or exemplary damages awarded to any third party against an Indemnified Party).

          "M7 FURNACE" means that certain Equipment referred to as the M7 furnace located at Jose Maria Virgil No. 400, Colonia del Norte, Monterrey, N.L. Mexico and constructed pursuant to the Electroglass Contract.

          "M7 FURNACE EFFECT" means any effect on the business, operations, Assets or Liabilities (including contingent Liabilities), prospects, results of operations or condition (financial or otherwise) of the Business, the Business Assets or the Acquired Companies to the extent arising or resulting from (a) the M7 Furnace Event or (b) the inability, or delay in the ability, of the Acquired Companies to use the M7 Furnace Technology in connection with the construction, rebuilding or operation of any furnace.

          "M7 FURNACE EVENT" means (a) the defective or irregular operation of the M7 Furnace since its startup; (b) the failure of the M7 Furnace to be in compliance with any of the terms of the Electroglass Contract (including any specifications or performance criteria contained therein) at any time, including as a result of any defect in design, construction, manufacture or technology, or
(c) any breach by Electroglass Ltd. of the Electroglass Contract.

          "M7 FURNACE TECHNOLOGY" means the electric furnace technology utilized in the construction of the M7 Furnace pursuant to the Electroglass Contract or any successor or derivative technology utilized in the M7 Furnace or in any subsequent furnace acquired or used by any Acquired Companies.

          "MATERIAL ADVERSE EFFECT" means any circumstance, change in or effect on the Business or any of the Acquired Companies that is, individually or in the aggregate with all other circumstances, changes in or effects on the Business or any of the Acquired Companies, materially adverse to the business, operations, Assets or Liabilities (including contingent Liabilities), prospects, results of operations or the condition (financial or otherwise) of the Business or the Acquired Companies taken as a whole, including any of:

          (a) the loss by the Business of any one or more customers, clients or distributors (other than Purchasers or any of their Affiliates) individually or collectively representing $20 million or more in sales of the Business during the prior 12-month period, except to the extent that any such loss was caused primarily by (i) any act or omission of any Purchaser or any of their Affiliates or (ii) the announcement of the Transactions;

          (b) the material disruption in the normal operation of any furnace used in connection with the Business (other than the M7 Furnace) for more than seven consecutive days, except for scheduled disruptions required to maintain or service any furnace carried out in the ordinary course of business consistent with past practice;

          (c) the material disruption in the normal operation of any one or more furnaces used in connection with the Business (other than the M7 Furnace) for more than 10 days in the aggregate during any 30-day period, not including scheduled disruptions required to maintain or service any furnace carried out in the ordinary course of business consistent with past practice;

          (d) the termination of the General Manager's employment with any Business Owner or the allocation of duties by any Business Owner that restricts in any material respects the ability of the General Manager to perform his duties for the Acquired Companies, unless (i) the General Manager resigns his employment other than for Good Reason, (ii) the General Manager is unable, as a result of a physical or mental disability, to perform his duties with respect to the Acquired Companies consistent with past practice, (iii) the General Manager's employment is terminated as a result of his death or (iv) the applicable Business Owner terminated the General Manager's employment for Cause;

          (e) the inability of the Business Owners to obtain sufficient electricity, water, sewage services or other utilities necessary to operate the Business in the ordinary course consistent with past practice in any material respect;

          (f) any material change in the ability or willingness of any material supplier of the Business to provide supplies necessary to operate the Business in the ordinary course consistent with past practice, unless (i) the Business Owners are able to obtain such supplies, for use by the Business, from an alternative source without any material increase in the cost thereof, or (ii) such change was caused by an act or omission of any Purchaser or any Affiliate of any Purchaser;

          (g) any material strikes or work stoppages between any Acquired Company and its employees;

          (h) any material disruption in the operation of the Business, including a material loss or impairment of Inventory, caused, directly or indirectly, by a fire in or affecting any of the facilities of the Business, unless all or substantially all of the Losses resulting from any such disruption are covered by insurance; and

          (i) (i) any default occurs under the Bank Credit Agreement or any guaranty by Vitro or any of its Affiliates under any guaranty executed with respect thereto, (ii) such default is not cured within any applicable grace or cure period set forth therein and (iii) the lenders (or the administrative or collateral agent on behalf of the lenders) declare a default under the Bank Credit Agreement and commence the exercise of any remedies (other than the mere giving of notice of default) of the lenders (or the administrative or collateral agent on behalf of the lenders) under the Bank Credit Agreement;

provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a Material Adverse
Effect: (a) events, circumstances, changes or effects that generally affect the industries in which the Business operates (including legal and regulatory changes) in a manner which does not disproportionately affect the Business or the Business Assets; and (b) general, regional or local economic conditions in the markets in which the Business operates which do not disproportionately affect the Business or the Business Assets; and provided further that any M7 Furnace Effect shall be disregarded in determining whether a Material Adverse Effect has occurred.

          "MATERIAL IMPAIRMENT" means any one or more of the following: (i) the imposition of a Criminal Penalty or other similar consequences on any Interested Party with respect to the Acquired Companies or the Business; (ii) the imposition on any Interested Party of any fines or penalties in excess of $100,000 in the aggregate with respect to the Acquired Companies or the Business; (iii) a material and adverse effect (other than any M7 Furnace Effect) on the ownership, use or operation of any material Business Asset; or (iv) a Material Adverse Effect.

          "MEXICAN GAAP" means Mexican generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

          "MEXICO" means the United Mexican States.

          "NON-AFFILIATE" of a Person means any other Person who or which is not an Affiliate of such Person.

          "NON-COMPETITION AGREEMENT" means the agreement in all material respects in the form of Exhibit 1.01-M.

          "OPERATING PLAN" means the operating plan of the Business, as more particularly described on Exhibit 1.01-N.

          "ORGANIZATIONAL DOCUMENTS" means, with respect to a particular entity, the limited liability company agreement, limited partnership agreement, partnership agreement, certificate of formation, certificate of incorporation (acta constitutiva), bylaw (estatutos sociales) and their amendments (reformas) or any other similar organizational document of such entity.

          "OWNED REAL PROPERTY" means the real property in which any of the Acquired Companies has fee title (or equivalent) interest that is related to and used in the Business, together with all buildings and other structures, facilities or Improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any of the Acquired Companies that are related to the Business attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

          "PARTES SOCIALES" means, collectively, the partes sociales of (a) Vitrocrisa designated Class II, Series "A", with a Variable Capital value of
510.00 Mexican pesos, (b) VC Comercial designated Class II, Series "A", with a Variable Capital value of 510.00 Mexican pesos, (C) VC Holding designated Class I, Series "A", with a Fixed Capital value of 510,000.00 Mexican pesos and (d) VC Holding designated Class II, Series "A", with a Variable Capital value of 13,273,076.66 Mexican pesos.

          "PERMITTED ENCUMBRANCES" means the following: (a) Encumbrances listed in Exhibit 1.01-O1 for all purposes; (b) solely to the extent the term "Permitted Encumbrances" is used in limitation of any representation or warranty effective on the date hereof, Encumbrances listed on Exhibit 1.01-O2 (which Encumbrances are to be removed at or prior to Closing); (c) liens for Taxes not yet due and payable; (d) Encumbrances imposed by Law, such as attachments or liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time;
(e) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (f) Encumbrances of public record (other than those as to which Sellers are required to obtain discharges or releases pursuant to the terms of this Agreement); (g) zoning, building, or similar restrictions imposed by any Government Authority;
(h) conditions that would be disclosed by an optical inspection; (i) Encumbrances consented to by Purchasers in writing after the date of this Agreement; and (j) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, (ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.

          "PERSON" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, joint stock company, association, sociedad anonima de capital variable, sociedad de responsabilidad limitada de capital variable and any other U.S. or non-U.S. entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "PLANT C REAL PROPERTY" means the land and Improvements located at Doblado No. 1627 Norte, Colonia Terminal in Monterrey, Nuevo Leon, Mexico.

          "PLANT I BUILDING LEASE" means the Lease Agreement, dated February 17, 2004, between Constructora, as lessor, and FINCO, as lessee, with respect to the Plant I Improvements.

          "PLANT I IMPROVEMENTS" means the plant, warehouse (47,288 sq. meters), distribution center and offices located on the Plant I Real Property.

          "PLANT I REAL PROPERTY" means the land located at Av. San Nicolas No. 2121, Colonia Primero de Mayo, Monterrey, State of Nuevo Leon, Mexico.

          "PLANT I SECURITY DEPOSIT" means the amount of money paid by FINCO to Constructora as a security deposit pursuant to the Plant I Building Lease.

          "PLANT I SUBLEASE" means the Sublease Agreement, dated June 11, 2004, between FINCO, as sublessor, and VC Comercial, as sublessee, with respect to the Plant I Improvements.

          "PLANT I SURFACE USE RIGHT" means the right (derecho real de superficie) granted by FINCO to Constructora pursuant to public deed number 308 dated February 17, 2004 granted before Mr. Jorge Maldonado Montemayor, Notary Public No. 55 of Monterrey, Nuevo Leon, which first notarial copy was registered with the Registry Public of the Property and Commerce of Monterrey under no. 1024, Vol. 164, Book 21 on March 12, 2004.

          "PLANT I TITLE EXCEPTIONS" means the exceptions to good title relating to the Plant I Real Property set forth on Section 3.08(a)(i) of the Disclosure Schedule.

          "POST-CLOSING TAX PERIOD" means any Tax Period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date.

          "POST-EMPLOYMENT BENEFITS" means any pension benefit or seniority premium arising out of or relating to any individual's employment with any Acquired Company prior to the Closing Date.

          "POST-JV TAX PERIOD" means any Tax Period beginning after the JV Effective Date and that portion of any JV Straddle Period beginning after the JV Effective Date.

          "PRE-CLOSING TAX PERIOD" means any Tax Period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date.

          "PRE-JV TAX PERIOD" means any Tax Period ending on or before the JV Effective Date and that portion of any JV Straddle Period ending on the JV Effective Date.

          "PROSPECTIVE OBLIGATIONS" means, in respect of any Contract, obligations arising or accruing from or after the Closing.

          "PURCHASE PRICE BANK ACCOUNT" means a bank account in the U.S. to be designated by Sellers in a written notice to Purchasers at least five Business Days before the Closing.

          "RACKS AND CONVEYORS" means the Equipment used by the Acquired Companies at the Plant I Real Property as of the date of this Agreement and identified in Exhibit 1.01-P.

          "REAL PROPERTY LEASES" means the leases for Leased Real Property described in Section 3.17(b) of the Disclosure Schedule.

          "RECEIVABLES" means any and all accounts receivable, notes and other amounts receivable from any Person (other than any Acquired Company), including customers and employees, arising from the conduct of the Business before the Closing, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

          "REFERENCE BALANCE SHEET" means, collectively, (i) the audited combined balance sheet of VC Holding and Subsidiaries (including Taller de Coleccion but excluding Crisa Industrial) and Crisa Libbey as of December 31, 2005, prepared in accordance with Mexican GAAP and (ii) the unaudited balance sheet of Crisa Industrial as of December 31, 2005, prepared in accordance with Mexican GAAP.

          "REFERENCE DATE" means December 31, 2005.

          "REFERENCE INTERCOMPANY PAYABLES AMOUNT" means $17,836,606, which amount was determined, for clarification, by subtracting the amount of the Forgiven Payables ($2,500,000) from the amount of Intercompany Payables in existence on December 31, 2005 ($20,336,606).

          "REIMBURSABLE LIABILITIES" means any and all Liabilities, whether arising before, at or after the Closing Date, of Sellers or any of their predecessor companies or businesses, or any of their Affiliates, Subsidiaries or divisions, or any other Person, relating to, resulting from or arising out of
(a) the present, past or future operations or conduct, or the ownership or use, of the Excluded Business (other than Taller de Coleccion during the period between the JV Effective Date and the Closing Date), or (b) the ownership or use of any Assets (other than (i) the Business Assets, or (ii) any Excluded Assets constituting part of Taller de Coleccion during the period between the JV Effective Date and the Closing Date) owned or used by Vitro and its Affiliates. "Reimbursable Liabilities" also includes all Liabilities or Losses assumed or agreed to be performed, paid or reimbursed by Sellers pursuant to this Agreement or any of the Ancillary Agreements, and all Liabilities relating to, resulting from, pursuant to or arising out of or in connection with:

          (a) Contracts not relating exclusively to the Business or any Business Assets (other than Shared Contracts), but only to the extent such Contracts do not relate to the Business;

          (b) any warranty, performance and similar obligations entered into or incurred in the course of business of, or related to, the Excluded Business with respect to its products or services;

          (c) Actions to the extent related to, resulting from or arising in connection with the Excluded Business or the ownership or use of the Excluded Assets other than Actions related to, resulting from or arising in connection with Taller de Coleccion or the operation of the Excluded Assets constituting part of Taller de Coleccion between the JV Effective Date and the Closing Date;

          (d) Sellers' portion, determined pursuant to Section 5.08, of Shared Contractual Liabilities;

          (e) allocations of Shared Liabilities to Sellers pursuant to Section 5.09;

          (f) Taxes (including Transfer Taxes) for which any Vitro Entity is liable pursuant to Article VII or applicable Law (provided, however, in the event of any conflict between the provisions of Article VII and applicable Law, the provisions of Article VII shall control);

          (g) all Indebtedness of the Vitro Entities (other than Indebtedness of any Acquired Company, including any guaranty or other assurance of the payment of any such Indebtedness granted by any Vitro Entities);

          (h) any Losses incurred by any Acquired Company after the Closing Date arising out of the Gamma Warehouse Litigation;

          (i) any profit sharing payments made by Libbey Inc. (or any of its Affiliates) to Crisa Corp. in excess of the subsequently determined amount due resulting from the correction of a pricing error on an original invoice or the return, rejection or claim for losses by the applicable customer for products upon which a profit sharing payment has been made prior to or on the Closing Date;

          (j) Post-Employment Benefits payable to Former Business Employees;

          (k) any Contract with the General Manager or any other Business Employee that provides for the vesting of any rights in the General Manager or other Business Employee, as the case may be, upon consummation of the Transactions;

          (l) the resignation of the General Manager and the Excluded Employees as employees of any of the Acquired Companies on or prior to the Closing Date, as contemplated by this Agreement;

          (m) any prepayment premiums or other prepayment penalties charged by the holders of Indebtedness of the Business who or which are Non-Affiliates of any Party that is prepaid at the Closing;

          (n) any Losses (including any Losses arising from a failure to pay applicable employer employee quotas payable to the Mexican Institute of Social Security or the National Fund of Housing Institute and Savings for Retirement Fund System) incurred by any Purchaser Indemnified Party arising out of any individual who carried out professional duties with respect to the Business purportedly as an independent commission agent (comisionistas independientes) prior to the Closing being deemed to have been a Business Employee;

          (o) any Losses incurred by any Purchaser Indemnified Party arising from any (i) Third Party Claim alleging personal bodily injury or anticipated bodily injury suffered by a third party in whole or in part caused by a manufacturing or design defect of any product manufactured, distributed or sold by any Acquired Company between the JV Effective Date and the Closing Date or
(ii) Remedial Action, to the extent undertaken due to a manufacturing or design defect of any product manufactured, distributed or sold by any Acquired Company between the JV Effective Date and the Closing Date;

          (p) (i) any Losses arising out of any Environmental Condition relating to, resulting from or arising with respect to the manufacture, production or supply of any Taller de Coleccion product between the JV Effective Date and the Closing Date and (ii) any Losses arising out of any Environmental Condition relating to, resulting from or arising with respect to the manufacture, production or supply of any Taller de Coleccion product following the Closing Date;

          (q) any Losses arising from any of the following events and circumstances, to the extent that they occurred at any time between the JV Effective Date and the Closing Date:

(i) any pollution, contamination or Release that violates, or requires remediation under, any applicable Law, the source of which was any activity of any Acquired Company or any property owned, leased (including the Plant I Real Property), used or operated by it; (ii) any storage or treatment of dangerous or toxic wastes or substances on land owned, leased (including the Plant I Real Property), used or operated by any of the Acquired Companies in a manner that violates applicable Law; (iii) any disposal, shipment or transportation of any dangerous or toxic wastes or substances by any of the Acquired Companies or at the direction of any of the Acquired Companies in a manner that violates applicable Law; and (iv) any failure of any of the Acquired Companies to obtain, maintain in full force for the operation of the Business, submit timely renewal applications for and comply with all required Environmental Permits;

          (r) any Losses incurred by any Purchaser Indemnified Party after the Closing Date arising from any Action set forth in Section 3.13 of the Disclosure Schedule (but not including (i) the Gamma Warehouse Litigation and (ii) items 1.a., 1.b., 1.c., 2.a., 3.a., 3.b., 4.a., and 8. on Schedule 3.13);

          (s) wages, claims, severance and Post-Employment Benefits for Excluded Employees;

          (t) the foreign trade (comercio exterior) contingencies set forth on
Item 8 of Section 3.09 of the Disclosure Schedule;

          (u) the Plant I Title Exceptions;

          (v) unless and until Sellers deliver to Purchasers the Constructora Resolution Document, whether before, on or after the Closing Date, any Losses incurred by any Purchaser Indemnified Party arising if, upon expiration of the Plant I Surface Use Right, title to and ownership of the Plant I Improvements does not revert to the then-current owner of fee title to the Plant I Real Property upon a de minimis payment by such owner to Constructora or its successors or assigns in exchange; and

          (w) any and all fines or other penalties imposed on any of the Acquired Companies relating to Item 10 in Section 3.13 of the Disclosure Schedule (and any Losses incurred by any Purchaser Indemnified Party in connection with the defense or appeal of any proceeding or investigation related thereto).

          "RELEASE" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, migrating, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

          "REMEDIAL ACTION" means any course of action initiated or taken by any Acquired Company to protect the health, safety and welfare of any individual who has purchased any product manufactured, distributed or sold by any Acquired Company between the JV Effective Date and the Closing Date.

          "REMEDIATION" means an action of any kind to address, correct or respond to an Environmental Condition or to otherwise comply with Environmental Laws, including the following activities: (i) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work; (ii) responding to any notice, claim, cause of action, order, action or investigation by any Person alleging potential liability for property damage (including claims for interference with use and diminution in value) or death or injury to

Persons; (iii) negotiating with or obtaining any permits, consents, approvals or authorizations from any Governmental Authority or government entity necessary to conduct any such activity; (iv) preparing and implementing any plans or studies for any such activity; (v) actions necessary to obtain a written notice from a Governmental Authority or government entity with jurisdiction over the real property at an off-site location under Environmental Laws that no material additional work is required by such Governmental Authority or governmental entity; (vi) the use, implementation, application, installation, operation or maintenance or removal actions on the real property or an off-site location, remedial technologies applied to the surface or subsurface soils, excavation and treatment or disposal of soils at an off-site location, systems for long-term treatment of surface water or groundwater, replacement, removal or encapsulation of friable or damaged asbestos-containing materials, engineering controls or institutional controls; (vii) the design, acquisition and installation of pollution control equipment required under Environmental Laws; and (viii) any other activities reasonably determined to be necessary or appropriate or required under Environmental Laws to address an Environmental Condition or to avoid Liabilities under such Environmental Laws or under this Agreement.

          "REPRESENTATIVE" of a Person means such Person's members, directors, controlling Persons, officers, employees, agents, recipients of authority granted pursuant to a power of attorney, partners and advisors (including attorneys, accountants, auditors, consultants, bankers, financial advisors and prospective sources of financing for the Transactions), as applicable.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SELLERS' KNOWLEDGE" or similar terms used in this Agreement mean the actual knowledge of any of Enrique Santos, Hector Pulido, Ricardo Mena, Claudio del Valle, Carlos Mattei, Javier Arechavaleta, Arturo Lozano, Fabrice Serfati, Rafael Colome, Jose Salazar, Hector Pro, Angel Vela, Mario Guzman, Roberto Rubio Barnes, Alvaro Rodriguez, Javier Ruelas Lopez, Jose Antonio Perez Vara, Alejandro Garcia Fernandez, Salvador Minarro Villalobos, Ramiro Garza Guerrero and Raul Garza Samano.

          "SHARED ASSETS" means the Assets used in the operation of both (a) the Business and (b) the Excluded Business, all of which are set forth on Exhibit 1.01-Q.

          "SHARED BOOKS AND RECORDS" means the Books and Records used in the operation of both (a) the Business and (b) the Excluded Business.

          "SHARED CONTRACTUAL LIABILITIES" means Liabilities in respect of Shared Contracts.

          "SHARED CONTRACTS" means Contracts between Vitro and any of its Affiliates, on the one hand, and one or more third parties, on the other hand, that directly benefit both any Acquired Company and any other businesses conducted by Vitro or its Affiliates, all of which are set forth on Section 3.20(b)(i) of the Disclosure Schedule.

          "SHARED LIABILITY THIRD PARTY CLAIMS" means any and all Third Party Claims that might give rise to a claim for Loss by any Purchaser Indemnified Party other than Losses with respect to which all Purchaser Indemnified Parties are entitled to 100% indemnification from Sellers under Article IX.

          "SHARED SUPPLY CONTRACTS" means Shared Contracts that relate to the purchase of supplies or materials used in the Business providing for payments in excess of $10,000 over a 12-month period.

          "SHARES" means 25,500 shares of Crisa Libbey Class I, Series "A" fixed capital stock.

          "STOCK OPTION PLAN" means any option plan created for certain Persons, including Business Employees, to purchase shares of capital stock of Vitro, S.A. de C.V.

          "STRADDLE PERIOD" means any Tax Period that includes but does not end on the Closing Date.

          "SUBSIDIARY" means, with respect to any Person, any and all corporations, partnerships, limited liability companies, joint ventures, joint stock companies, trusts, unincorporated organizations, associations, sociedades anonimas de capital variable, sociedades de responsabilidad limitada de capital variable and other U.S. and non-U.S. entities controlled by such Person.

          "SUBSTITUTION AGREEMENT" means a substitution agreement (convenio de substitucion) in all material respects in the form of Exhibit 1.01-R.

          "TAXES" means any and all taxes, charges, duties, fees, levies, tariffs, imposts and other charges of any kind (together with any and all interest, penalties or additions associated therewith) imposed by any Governmental Authority, including taxes or other charges on or with respect to income (Impuesto Sobre la Renta), assets (Impuesto al Activo), franchises, capital stock, real property (including Impuesto Predial and Contribuciones por Mejoras), personal property, tangible, employment, payroll, windfall or social security quotas (contribuciones al Instituto Mexicano del Seguro Social), social contribution, unemployment compensation, retirement fund quotas (contribuciones al Sistema de Ahorro para el Retiro), employee profit sharing (participacion de los trabajadores en las utilidades), disability, transfer, sales, use, excise, gross receipts, National Workers' Housing Fund Institute Quotas (contribuciones al Infonavit) and value added tax (Impuesto al Valor Agregado); taxes imposed or levied on the use and exploitation of public domain natural resources or for public services, including water dues (Pagos de Derechos); taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer or gains taxes; license, registration and documentation fees; customs duties, tariffs and similar charges; and all other taxes of any kind for which the Acquired Companies may have any liability imposed by any Governmental Authority, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Authority in connection therewith; and shall include any Liability for the Taxes of any other Person under Law (including as a transferee or successor), by Contract, or otherwise.

          "TAX PERIOD" means any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or a Tax (other than any estimated, installment or similar interim Tax payment) is required to be paid.

          "TAX RETURN" means any report, return (including any information return), claim for refund, election, estimated Tax filing or payment, request for extension, document, declaration or other information or filing required to be supplied to any Governmental Authority with respect to Taxes, including attachments thereto and amendments thereof.

          "TERMINATION AND RELEASE AGREEMENT" means the Limited Termination and Release Agreement, to be dated as of the Closing Date, in all material respects in the form of Exhibit 1.01-S.

          "TRACTEBEL AND IBERDROLA CONTRACTS" means that certain Amended and Restated Agreement for Provision of Electrical Power Generation Capacity and Associated Electrical Energy, dated December 15, 1999, between Vitro Corporativo (as agent for the Capacity Users), Enron Energia Industrial de Mexico, S. de R.L. de C.V., and the Capacity Users named therein, and that certain Electric Energy Supply Agreement, dated March 28, 2003, between Iberdrola Energia Monterrey, S.A. de C.V., Vitrocrisa and Vidriera Monterrey, S.A. de C.V.

          "TRANSACTIONS" means the transactions contemplated by this Agreement and the Ancillary Agreements.

          "TRANSFER TAXES" shall mean any and all transfer, documentary, sales, use, gross receipts, stamp, registration and value added Taxes and recording, escrow and other similar Taxes and fees (including recording, notarial and escrow fees and any real property or leasehold interest transfer or gains tax and any similar Tax).

          "TRANSITION SERVICES AGREEMENTS" means Transition Services Agreements, each (a) among one or more Acquired Companies, on the one hand, and one or more Vitro Entities, on the other hand, providing services thereunder and (b) to be dated as of the Closing Date, in form and substance to be agreed upon pursuant to Section 5.17.

          "U.S." means United States of America.

          "U.S. GAAP" means U.S. generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

          "VENDORS" means any and all vendors who are unaffiliated with the Business Owners and who or which supply raw materials, components, spare parts, supplies, goods, merchandise or services to the Business Owners.

          "VITRO BOARD" means the board of directors of Vitro.

          "VITRO CLUB" means the athletic club that Vitro maintains in Monterrey, Mexico for use by employees of Vitro and its Affiliates.

          "VITRO ENTITIES" means Sellers and their Affiliates (other than the Acquired Companies).

          "VITRO GUARANTEES" means all obligations of the Vitro Entities under any loan, financing, lease, Contract or other obligation set forth on Exhibit 1.01-T and in existence as of the Closing Date for which any Vitro Entity is or may be liable, as guarantor, original tenant, primary obligor, Person required to provide financial support in any form whatsoever, or otherwise (including by reason of performance guarantees) to the extent relating to the Business, but in any case excluding obligations under any Shared Contracts.

          "VITRO SOFTWARE LICENSE AGREEMENT" means the Vitro Software License Agreement among the Acquired Companies and Vitro Corporativo, S.A. de C.V., to be dated as of the Closing Date, in all material respects in the form of Exhibit 1.01-U.

          SECTION 1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition                                                      Location
----------                                                      --------
"ACQUIRED COMPANIES".........................................   Preamble
"AGREEMENT"..................................................   Preamble
"APPLICABLE CLOSING DATE"....................................   6.01
"COMBINED TAX RETURNS".......................................   7.01(a)
"CONFIDENTIALITY AGREEMENT"..................................   5.03(a)
"CONTEST"....................................................   7.03(b)
"CONTINUING EMPLOYEES".......................................   6.01
"CRISA CORP".................................................   Preamble
"CRISA INDUSTRIAL"...........................................   Preamble
"CRISA INDUSTRIAL FINANCIAL STATEMENTS"......................   3.07(a)
"CRISA LIBBEY"...............................................   Preamble
"DISPUTED PAYABLES"..........................................   5.12(d)
"EMPLOYEE BENEFIT PLANS".....................................   3.18(a)
"ESCROW AGREEMENT"...........................................   2.06
"EXCLUDED EMPLOYEES".........................................   5.21(a)
"EXISTING STOCK".............................................   5.05(b)
"FINANCIAL STATEMENTS".......................................   3.07(a)
"FORGIVEN PAYABLES"..........................................   5.12(c)
"FULLY INDEMNIFIED THIRD PARTY CLAIMS".......................   9.05(b)
"INDEMNIFICATION THRESHOLD"..................................   9.04(b)(i)
"INTERNATIONAL TRADE LAWS"...................................   3.15(c)
"LGA3".......................................................   Preamble
"LIBBEY EUROPE"..............................................   Preamble
"LIBBEY MEXICO"..............................................   Preamble
"MATERIAL CONTRACTS".........................................   3.20(a)
"MIRRORED SHARED CONTRACTS"..................................   5.08(b)
"OUTSIDE CLOSING DATE"......................................    10.01(c)
"PARTIES"....................................................   Recitals
"PAYEE PARTY"................................................   5.08(c)
"PAYOR PARTY"................................................   5.08(c)
"PENSION PLAN"...............................................   3.18(d)
"PER DIEM TAXES".............................................   9.07(c)(i)
"PERMITS"....................................................   3.15(d)
"PURCHASE PRICE".............................................   2.02(a)
"PURCHASER INDEMNIFIED PARTY"................................   9.02
"PURCHASER PROPOSED ALTERNATIVE ACTION"......................   5.01(b)(xxxi)
"PURCHASERS".................................................   Preamble
"RESTRICTED PERIOD"..........................................   5.14(a)
"RETAINED NAMES AND MARKS"...................................   5.05(a)
"SELLER INDEMNIFIED PARTY"...................................   9.03
"SELLER PROPOSED ALTERNATIVE ACTION".........................   5.01(b)(xxxi)
"SELLER REPRESENTATIVE"......................................   11.13(a)
"SELLERS"....................................................   Preamble
"SELLERS' BROKER"............................................   3.24
"SELLERS' MIRRORED SHARED CONTRACT FEES".....................   5.08(b)
"SET-OFF AMOUNT".............................................   9.06(b)

Definition                                                      Location
----------                                                      --------
"SHARED LIABILITY"...........................................   5.09
"SOFIVSA"                                                       5.01(b)(xiv)
"SPECIFIED PRODUCTS".........................................   5.14(a)
"SUPPLEMENTAL ASSETS"........................................   3.08(e)
"SUPPLEMENTAL LIABILITIES"...................................   3.08(e)
"TAX CLAIM"..................................................   9.07(e)
"TERMINATION DATE"...........................................   5.04(b)
"TERMINATION FEE"............................................   10.03(c)
"THIRD PARTY CLAIM"..........................................   9.05(b)
"TRANSFERRED EMPLOYEES"......................................   6.03
"VC COMERCIAL"...............................................   Preamble
"VC HOLDING".................................................   Preamble
"VITRO"......................................................   Preamble
"VITROCRISA".................................................   Preamble
"WATSON WYATT REPORT"........................................   3.18(d)

          SECTION 1.03. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

          (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c) whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

          (d) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

          (e) references to a Person are also to its successors and permitted assigns; and

          (f) the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                                   ARTICLE II

                                PURCHASE AND SALE

          SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Purchasers the Interests, free and clear of all Encumbrances, and Purchasers shall purchase the Interests and the covenants contained in Section 5.14 and the Non-Competition Agreement, all in such proportions as set forth in Exhibit 2.01. The LLC Interests will be sold, assigned, transferred, conveyed and delivered pursuant to the Assignment and Amendment Agreement.

          SECTION 2.02. Purchase Price. (a) The purchase price for the Interests and the covenants contained in Section 5.14 and the Non-Competition Agreement shall be $80,000,000 (the "PURCHASE PRICE").

          (b) Prior to the Closing, the Parties shall agree on a reasonable allocation of the Purchase Price among the Interests and the covenants contained in Section 5.14 and the Non-Competition Agreement in accordance with Exhibit 2.02(b).

          SECTION 2.03. Closing. Subject to the terms and conditions of this Agreement, the Closing shall be held (a) at the offices of Latham & Watkins LLP, 233 South Wacker Drive, Chicago, Illinois at 10:00 a.m. central time on the fifth Business Day following the satisfaction or waiver of all of the conditions to the obligations of the Parties set forth in Sections 8.01 and 8.02, or (b) at such other place or at such other time or on such other date as Sellers and Purchasers may mutually agree.

          SECTION 2.04. Closing Deliveries by Sellers. At the Closing, Sellers shall deliver or cause to be delivered to Purchasers:

          (a) stock certificates evidencing the Shares duly endorsed in property (endoso en propiedad);

          (b) executed counterparts of each Ancillary Agreement to which any of the Business Owners is a party;

          (c) a receipt for the Purchase Price, less the Escrow Amount;

          (d) a certificate duly executed by the Secretary or an Assistant Secretary of each Seller, dated as of the Closing Date, certifying (i) as to the incumbency of the persons executing this Agreement and the Ancillary Agreements on such Seller's behalf, (ii) that attached to such certificate is a complete and correct copy of resolutions that have been duly and validly adopted by the board of directors of such Seller evidencing the authorization of the execution and delivery of this Agreement and each Ancillary Agreement to which such Seller is a party and the consummation of the Transactions, together with a statement to the effect that such resolutions are in full force and effect on the Closing Date, (iii) in the case of the certificate delivered by the Secretary or an Assistant Secretary of Vitro, that attached to such certificate is a copy of each Acquired Company's Organizational Documents that are in effect on the Closing Date; and (iv) in the case of the certificate delivered by the Secretary or an Assistant Secretary of Vitro, that attached to such certificate is a copy of each Acquired Company's special registry of partners (registro especial de socios), in each case duly reflecting the transfer of the applicable Partes Sociales in accordance with Exhibit 2.01, stock record book (registro de acciones), minute book (libro de actas), libro de variaciones de capital and libro especial de socios, as applicable;

          (e) the resignations, effective as of the Closing, of all of the directors (or, in the case of Crisa Industrial, the managers) of the Acquired Companies, Roberto Rubio Barnes and the Excluded Employees, each in form and substance reasonably acceptable to Purchasers; provided that the resignation of Roberto Rubio Barnes shall be in all material respects in the form of Exhibit 2.04(e);

          (f) non-Encumbrance certificates (certificados de libertad de gravamenes) of each Acquired Company issued by the Public Registry of Commerce of each of the Acquired

Company's domicile, within 20 Business Days prior to Closing, as to the absence of Encumbrances (other than Permitted Encumbrances) on the Owned Real Property and the personal property of the Acquired Companies;

          (g) written confirmation that is reasonably acceptable to Purchasers that the Acquired Companies are in possession of all, or have delivered to Purchasers, originals and copies of all their notarial deeds (testimonios notariales), and of all official public instruments and documents relating to Business Assets;

          (h) an Assignment and Assumption Agreement, pursuant to which Vitro assigns and transfers to VC Holding (or such other of the Acquired Companies as Purchasers may designate), free and clear of all Encumbrances other than Permitted Encumbrances, all right, title and interest of Vitro, as successor by merger to FINCO, in and to the Plant I Building Lease and the Plant I Sublease;

          (i) a Bill of Sale pursuant to which FACUSA conveys and transfers to VC Comercial, free and clear of all Encumbrances other than Permitted Encumbrances, all right, title and interest of FACUSA and the other Vitro Entities in and to the Racks and Conveyors;

          (j) the Constructora Resolution Document, if any;

          (k) original Notarial Instrument (escritura publica) issued by a notary public in Mexico, containing an irrevocable power of attorney granted by the Seller Representative in favor of CT Corporation System for the purposes referred to in Section 11.11(b), in all material respects in the form of Exhibit 2.04(k);

          (l) Sellers' notification, if any, pursuant to Section 5.06;

          (m) a Bill of Sale pursuant to which VC Comercial conveys and transfers to Vitro Corporativo, S.A. de C.V. or any Affiliate of Vitro Corporativo, S.A. de C.V., as directed by Vitro, all right, title and interest of VC Comercial and the other Acquired Companies in and to the Assets, Liabilities and business of Taller de Coleccion; and

          (n) a complete and correct list of the Business Employees as of a date within four Business Days prior to the Closing Date, including such employees' names, employee numbers and the salaries or hourly rates paid to such employees.

          SECTION 2.05. Closing Deliveries by Purchasers. At the Closing, Purchasers shall deliver or cause to be delivered to:

          (a) Sellers, the Purchase Price, less the Escrow Amount, by wire transfer in immediately available funds (which shall be deemed to be paid in cash) to the Purchase Price Bank Account;

          (b) Sellers, an amount equal to the amount of the Plant I Security Deposit, by wire transfer in immediately available funds (which shall be deemed to be paid in cash) to the Purchase Price Bank Account;

          (c) the applicable Vitro Entities by the Acquired Companies, an amount equal to all Intercompany Indebtedness, including all accrued and unpaid interest thereon, by wire transfer in immediately available funds (which shall be deemed to be paid in cash) to such account or accounts designated by the applicable Vitro Entities in writing delivered to Purchasers prior to the Closing Date;

          (d) Vitro, an amount equal to 100% of the Accounting Dividend Tax, by wire transfer in immediately available funds (which shall be deemed to be paid in cash) to such account or accounts designated by Vitro in writing delivered to Purchasers prior to the Closing Date;

          (e) the Escrow Agent, an amount equal to the Escrow Amount, by wire transfer in immediately available funds to the account designated therefor in the Escrow Agreement;

          (f) Seller Representative, executed counterparts of each Ancillary Agreement to which any of Purchasers and their Affiliates is a party;

          (g) Seller Representative, a certificate duly executed by the Secretary or an Assistant Secretary of each Purchaser, dated as of the Closing Date, certifying (i) as to the incumbency of the persons executing this Agreement and the Ancillary Agreements on such Purchaser's behalf, (ii) that attached to such certificate is a complete and correct copy of resolutions that have been duly and validly adopted by the board of directors of such Purchaser evidencing the authorization of the execution and delivery of this Agreement and each Ancillary Agreement to which such Purchaser is a party and the consummation of the Transactions, together with a statement to the effect that such resolutions are in full force and effect on the Closing Date; and

          (h) Purchasers' notification, if any, pursuant to Section 5.06.

          SECTION 2.06. Escrow (a). Prior to the Closing, the Parties shall enter into a guaranty trust (fideicomiso de garantia) with the Escrow Agent in all material respects in the form of Exhibit 2.06 (the "ESCROW AGREEMENT"). In accordance with the terms of the Escrow Agreement, Purchasers shall deliver the Escrow Amount to the Escrow Agent to be held in trust, managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement. Purchasers shall be responsible for paying all fees charged and other costs incurred by the Escrow Agent pursuant to the Escrow Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                   OF SELLERS

          Sellers jointly and severally represent and warrant to Purchasers the truth and accuracy of the following as of the date hereof and as of the Closing (except to the extent any of the following representations and warranties are as of a specified date, in which case such representations and warranties shall be true and correct as of that date):

          SECTION 3.01. Organization, Authority and Qualification of Sellers. Each Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and, subject to the satisfaction of the condition set forth in Section 8.01(k) of this Agreement, has all necessary power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the Transactions. Each Seller (other than Vitro) is a direct or indirect wholly-owned subsidiary of Vitro. The execution and delivery of this Agreement and the Ancillary Agreements by the respective Sellers, the performance by Sellers of their respective obligations hereunder and thereunder and, subject to the satisfaction of the condition set forth in Section 8.01(k) of this Agreement, the consummation by Sellers of the Transactions have been duly authorized by all requisite action on the part of Sellers and their respective equity holders. This Agreement has been, and upon their execution the Ancillary Agreements to which the respective Sellers are party shall have been, duly executed and delivered by the respective Sellers, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the respective Sellers are party shall constitute, legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with the respective terms of such agreements.

          SECTION 3.02. Organization, Authority and Qualification of the Acquired Companies. Each Acquired Company is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, which is listed in Section 3.02 of the Disclosure Schedule, and has all necessary power and authority to own, operate or lease the properties and Assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. Sellers have delivered to Purchasers true and correct copies of the Organizational Documents of each Acquired Company, each as in effect on the date hereof.

          SECTION 3.03. Capitalization. (a) The authorized, issued and outstanding shares of capital stock of, or other equity interests in, each Acquired Company are set forth in Section 3.03 of the Disclosure Schedule. All of the issued and outstanding shares of capital stock of, or other equity interests in, the Acquired Companies are validly issued, fully paid and nonassessable. None of the Interests was issued in violation of any preemptive rights. Other than the JV Agreements, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Interests or obligating any Seller or Acquired Company to issue or sell any Interests or any other shares of capital stock, or any other interest in, any Acquired Company. There are no outstanding contractual obligations of any Acquired Company to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. When taken together with the shares of capital stock of, and other equity interests in, the Acquired Companies owned of record by Affiliates of Purchasers, the Interests constitute all of the issued and outstanding equity interests in the Acquired Companies and are owned of record and beneficially by the respective Sellers, as set forth in Section 3.03 of the Disclosure Schedule, free and clear of all Encumbrances except for those provided for in the Bylaws and the JV Agreement. Upon consummation of the Transactions and registration of the Interests in the name of the applicable Purchasers in the stock record books (registros de acciones) and special registry of partners (registro especial de socios), as applicable, of the Acquired Companies, Purchasers, assuming they shall have purchased the Interests for value in good faith and without notice of any adverse claim, will own all the issued and outstanding equity interests in the Acquired Companies free and clear of all Encumbrances. Upon consummation of the Transactions, the Interests will be fully paid and nonassessable. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Interests other than the JV Agreements.

          (b) The registros de acciones, registro especial de socios or equivalent Books and Records, as applicable, of each Acquired Company accurately records: (i) the name and address of each Person owning Interests and each Affiliate of Purchasers who owns shares of capital stock in the applicable Acquired Company and (ii) the certificate number of each certificate evidencing shares of capital stock issued by such Acquired Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

          SECTION 3.04. Subsidiaries. Except as set forth in Section 3.04 of the Disclosure Schedule, none of the Acquired Companies has any Subsidiaries, and no Acquired Company owns, of record or beneficially, any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same, in any Person, except that Vitrocrisa and VC Comercial are Subsidiaries of VC Holding. Except as set forth in Section 3.04 of the Disclosure Schedule, none of the Acquired Companies is a partner or member of any partnership or limited liability company or a participant in any joint venture or similar arrangement.

          SECTION 3.05. No Conflict. Subject to receipt of the approvals or authorizations contemplated by Section 3.06 below, the execution, delivery and performance of this Agreement and the Ancillary Agreements by Sellers and the Acquired Companies do not and will not (a) violate, conflict with or result in the breach of the Organizational Documents of the respective Sellers or any Acquired Company, or (b) conflict with or violate any Law or Governmental Order applicable to the respective Sellers and Acquired Companies, except as would not
(i) adversely affect the ability of Sellers to carry out their respective obligations under this Agreement and the Ancillary Agreements and to consummate the Transactions or (ii) adversely affect the ability of the Acquired Companies to conduct the Business. Subject to either receipt of the consent of the holders of the Bank Debt or the payment, at Closing, by the Acquired Companies of the outstanding principal balance, and all accrued and unpaid interest, late fees, and prepayment premiums owing with respect to the Bank Debt, and except as otherwise set forth in Section 3.05 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Ancillary Agreements by Sellers and the Acquired Companies do not and will not conflict with, result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, give rise to any Encumbrances, or give to others any purchase rights or rights of first refusal, termination, acceleration or cancellation of, any note, bond, mortgage or indenture, Contract, lease, sublease, license, permit, franchise or other instrument or arrangement to which the respective Sellers or Acquired Companies are party or by which their respective Assets or properties are bound, except as would not (i) adversely affect the ability of Sellers to carry out their respective obligations under this Agreement and the Ancillary Agreements and to consummate the Transactions or (ii) adversely affect the ability of the Acquired Companies to conduct the Business from and after the Closing.

          SECTION 3.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the respective Sellers do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) required filings under the Securities Exchange Act of 1934, as amended, or the securities market laws of Mexico (Ley del Mercado de Valores), (b) the prior approval of the Mexican Foreign Investment Commission, and (c) clearance from the Mexican Federal Competition Commission.

          SECTION 3.07. Financial Information; Books of Account. (a) Sellers have delivered to Purchasers true and complete copies in all material respects of (i) the audited combined balance sheets of VC Holding and Subsidiaries and Crisa Libbey, excluding Crisa Industrial for each of the fiscal years ended as of December 31, 2003, December 31, 2004 and December 31, 2005, and the related audited combined statements of operations, changes in stockholders' equity and cash flows, together with all related notes and schedules thereto, accompanied by the reports thereon of Deloitte (collectively, the "FINANCIAL STATEMENTS"), and (ii) the unaudited balance sheet of Crisa Industrial for each of the fiscal years ended as of December 31, 2003, December 31, 2004 and December 31, 2005, and the related unaudited consolidated income statements and statements of cash flow of Crisa Industrial (the "CRISA INDUSTRIAL FINANCIAL STATEMENTS"). The Financial Statements and the Crisa Industrial Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Acquired Companies in all material respects, (ii) present fairly the combined financial condition and results of operations of the Acquired Companies as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP (except that the Crisa Industrial Financial Statements have been prepared in accordance with Mexican GAAP), applied on a basis consistent with the past practices of the Acquired Companies, except, in the case of the Crisa Industrial Financial Statements, for the absence of notes thereto, and (iv) include all adjustments (consisting only of normal recurring year-end accruals) that are necessary for a fair presentation of the combined financial condition of the Acquired Companies and the results of the operations of the Acquired Companies as of the dates thereof or for the periods covered thereby (except, in the case of the Crisa Industrial Financial Statements, for the absence of notes thereto).

          (b) The books of account and other financial records of the Acquired
Companies: (i) reflect all items of income and expense and all Assets and Liabilities required to be reflected therein in accordance with Mexican GAAP or U.S. GAAP, as applicable, applied on a basis consistent with the past practices of the Acquired Companies, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, (iii) have been maintained in accordance with good business and accounting practices and (iv) reflect all items of income and expense, and all assets used or expended, and liabilities incurred, in the operation of the Business.

          SECTION 3.08. Sufficiency of Assets. (a) Each Acquired Company owns and has good title to all material tangible personal property reflected on its books as owned by it, and FACUSA owns and has good title to the Racks and Conveyors, in each case free and clear of all Encumbrances, subject to Permitted Encumbrances. Except as set forth in Section 3.08(a)(i) of the Disclosure Schedule, the Acquired Companies will have good title to all Supplemental Assets as of the Closing Date, subject to Permitted Encumbrances. Except as set forth on Section 3.08(a)(ii) of the Disclosure Schedule, to Sellers' Knowledge the material tangible personal property of the Acquired Companies, taken as a whole, is in good operating condition and repair, ordinary wear and tear excepted. To Sellers' Knowledge, except as set forth in Section 3.08(a)(iii) of the Disclosure Schedule, there are no facts or conditions affecting the Business Assets that could, individually or in the aggregate, interfere in any respect with the Acquired Company's use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

          (b) Except as set forth in Section 3.08(b) of the Disclosure Schedule, the Assets currently owned or leased by the Acquired Companies, together with the Supplemental Assets and all other Assets or services the benefits of which are to be provided to the Acquired Companies pursuant to the Ancillary Agreements (but excluding the Assets of Taller de Coleccion), constitute all of the Assets required to operate the Business in the manner in which it is currently conducted and in which it has been conducted over the preceding 12 months in all material respects.

          (c) Except as set forth in Section 3.08(c) of the Disclosure Schedule, the Business has been conducted only through the Acquired Companies. Neither Vitro nor any of its Subsidiaries has any direct or indirect equity, joint venture or other interest in any Person conducting the Business, other than Sellers and the Acquired Companies.

          (d) Except as set forth in Section 3.08(d) of the Disclosure Schedule, each of the Acquired Companies is engaged in no business or activities of any kind other than the Business.

          (e) Section 3.08(e) of the Disclosure Schedule sets forth a complete and correct list of the Business Assets and Crisa Liabilities that are not as of the date hereof Assets or Liabilities, as applicable, of any Acquired Company (the "SUPPLEMENTAL ASSETS" and "SUPPLEMENTAL LIABILITIES", respectively), together with the name of each Vitro Entity that holds each such Asset and Liability as of the date hereof.

          SECTION 3.09. Absence of Undisclosed Liabilities. The Acquired Companies have no outstanding Liabilities with respect to the Business, other than (i) Liabilities that are listed or reserved against on the Financial Statements or the Crisa Industrial Financial Statements, (ii) Liabilities that are set forth in Section 3.09 of the Disclosure Schedule or (iii) Liabilities that are not required under U.S. GAAP or Mexican GAAP, as applicable, to be listed or reserved against on the Financial Statements or the Crisa Industrial Financial Statements, as applicable, and that do not and could not reasonably be expected to result, individually or in the aggregate, in a Loss to the Acquired Companies in an amount in excess of $2,000,000. Reserves are reflected on the Reference Balance Sheet against all Liabilities of the Business, other than Liabilities relating to the Excluded Business and Reimbursable Liabilities, in amounts that have been established on a basis consistent with the past practices of the Acquired Companies and in accordance with U.S. GAAP or Mexican GAAP, as the case may be.

          SECTION 3.10. Receivables. Section 3.10 of the Disclosure Schedule is an aged list of the Receivables as of January 31, 2006 showing separately those Receivables that as of such date (a) are within the stated payment terms of the applicable Acquired Company to its respective customers, (b) are past due by between 0 and 30 days, (c) are past due by between 31 and 60 days, (d) are past due by between 61 and 90 days, (e) are past due by between 91 and 180 days and
(f) are past due by more than 180 days. Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet arose from, and the Receivables existing as of the Closing will have arisen from, the sale of Inventory or services to any Persons and in the ordinary course of business consistent with past practice and, except as reserved against on the Reference Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Acquired Companies not subject to valid claims of setoff or other defenses or counterclaims other than those arising in the ordinary course of business consistent with past practice.

          SECTION 3.11. Inventories. Except as set forth in Section 3.11 of the Disclosure Schedule, the Acquired Companies have good and marketable title to the Inventories owned by them free and clear of all Encumbrances, except Permitted Encumbrances. Except as set forth in Section 3.11 of the Disclosure Schedule, the Inventories do not consist of any items held on consignment. None of the Acquired Companies is under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of their customers other than in the ordinary course of business consistent with past practice. Except as set forth in Section 3.11 of the Disclosure Schedule, no clearance or extraordinary sale of the Inventories has been conducted since the Reference Date. Section 3.11 of the Disclosure

Schedule is a complete and correct list of the addresses of all warehouses, outlet stores and other facilities in which the Inventories are located. At December 31, 2005 and at Closing there were and will be no material differences between the quantities of Inventory recorded in the Business Books and Records and the actual physical quantities on hand.

          SECTION 3.12. Conduct in the Ordinary Course. Since the Reference Date, except as set forth in Section 3.12 of the Disclosure Schedule:

          (a) the Business has been conducted in the ordinary course and there has not occurred any event, circumstance or fact that, individually or in the aggregate, has had or could reasonably be expected to have a Material Impairment; and

          (b) none of the Business Owners has taken (or agreed to take, except as contemplated by this Agreement and the Ancillary Agreements) any action that, if taken after the date hereof, would constitute a violation of clauses (iii),
(iv), (vii), (viii), (ix), (xi), (xiii), (xiv), (xix), (xx), (xxiv) and (xxv) of
Section 5.01(b).

          SECTION 3.13. Litigation. Except as set forth in Section 3.13 of the Disclosure Schedule, (a) no Business Owner is engaged in or a party to or, to Sellers' Knowledge, during the past three years has been threatened with, any Action related to any Acquired Company or the Business; (b) no Vitro Entity is engaged in or a party to or, to Sellers' Knowledge, during the past three years has been threatened with, any Action arising from the alleged failure by any Vitro Entity to fulfill its obligations under any Shared Contract; (c) to Seller's Knowledge, during the past three years no Business Owner has received written notice that any investigation has been threatened or is contemplated by any Governmental Authority with respect to the Acquired Companies or the Business; (d) no Business Owner has become subject to any Judgment that restricts operation of the Business as it is currently conducted or as contemplated by the Operating Plan or that restricts the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the Transactions; (e) there is no Action, charge, investigation or arbitration or other method of settling disputes, by or before any Governmental Authority, which questions the validity of this Agreement or any action taken or to be taken by a Business Owner in connection with the Transactions or the Operating Plan; and (f) there are no unpaid monetary Judgments relating to the Business.

          SECTION 3.14. Compliance with Laws. (a) To Sellers' Knowledge, except as set forth in Section 3.14 of the Disclosure Schedule each of the Acquired Companies is, and for the past three years has been, in compliance in all material respects with all Laws applicable to the Business or the Business Assets, except to the extent that the failure to so comply could not be reasonably expected to result in a Material Impairment. To Sellers' Knowledge, no Acquired Company has in the past three years conducted any internal investigation concerning any actual or alleged material violation of any Law on the part of any Acquired Companies or any of their respective officers, directors, employees, agents or representatives in connection with the conduct of the Business.

          (b) To Sellers' Knowledge, no Acquired Companies or any of the respective directors, officers, agents, employees, representatives or any other individual or entity to whom or which any of the Acquired Companies has granted a power of attorney in accordance with Mexican law (in their capacities as such) of any Acquired Company has: (i) used any funds that are in any manner related to the Business for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental Authority, in the U.S., Mexico or any other country, which is in any manner related to the Business, that was illegal under any applicable Law; (iii) made any payment to any customer or supplier of the Business, or to any officer, director, partner, employee or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee or agent for the unlawful rebating of charges; or (iv) engaged in any other unlawful reciprocal practice, or made any unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the Business.

          (c) To Sellers' Knowledge, no Acquired Companies or any of their respective directors, officers, agents, employees, representatives or any other individual or entity to whom or which any of the Acquired Companies has granted a power of attorney in accordance with Mexican law (in their capacities as such), have, in the past three years, taken any action or made any omission in violation of, or that may cause the Business, the Business Assets or the Acquired Companies to be in violation of, any applicable Law governing imports into or exports from the United States or any other country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts, including the Arms Export Control Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Export Administration Act, the 1930 Tariff Act and other U.S. customs Laws, the Foreign Corrupt Practices Act, the Export Administration Regulations, the International Traffic in Arms Regulations, the Office of Foreign Assets Control Regulations, the U.S. Customs Regulations, or any regulation, ruling, rule, order, decision, writ, judgment, injunction, or decree of any Governmental Authority issued pursuant thereto (collectively, the "INTERNATIONAL TRADE LAWS"), except to the extent such violation could not be reasonably expected to result in a Material Impairment. Notwithstanding the foregoing, Purchasers acknowledge that the Acquired Companies have sold merchandise and made shipments to customers within Cuba and that, if applicable to the Acquired Companies, these shipments may violate the U.S. embargo on trade with Cuba. To Sellers' Knowledge, in the past three years none of the Business, the Business Assets, the Acquired Companies or the Business Employees is or has been the subject of any investigation, complaint, claim, or charge of any violation of the International Trade Laws by any Governmental Authority.

          (d) Section 3.14(d) of the Disclosure Schedule sets forth all permits, registrations, licenses, approvals, consents and authorizations, including all Environmental Permits, of any Governmental Authority the absence or loss of which, or violation of or breach or default under which, individually or in the aggregate, could reasonably be expected to result in a Material Impairment (the "PERMITS"). Section 3.14(d) also sets forth the identity of the Persons who hold such Permits. Except as set forth in Section 3.14(d) of the Disclosure Schedule, to Sellers' Knowledge, the Permits are all Permits required in order to operate the Business in the ordinary course consistent with past practices, except to the extent the absence of any such Permit could not be reasonably expected to result in a Material Impairment. To the extent that Section 3.14(d) of the Disclosure Schedule discloses that any Permits are held by Persons other than the Acquired Companies, Sellers will cause the holder(s) of such Permits to transfer such Permits to the Acquired Companies at the Closing, and, to the extent that the consent of any Governmental Authority is required for such transfer, Sellers will cause the holder to obtain such consents prior to the Closing. Except as disclosed in Section 3.14(d) of the Disclosure Schedule, to Sellers' Knowledge the Acquired Companies are in compliance with the terms of the Permits, such Permits are in full force and effect, and none of the Business Owners has received any written notice from any Governmental Authority challenging, revoking, materially modifying or refusing to renew any Permit, in each case except to the extent such failures and notices, individually and in the aggregate, would not reasonably be expected to result in a Material Impairment.

          SECTION 3.15. Environmental Matters. Except as set forth in Section
3.15 of the Disclosure Schedule, to Sellers' Knowledge:

          (a) The Business is and has been at all times during the past five years in compliance in all material respects with all applicable Environmental Laws.

          (b) None of the Acquired Companies (or, with respect to the Plant I Real Property, Vitro) has received notice from any Governmental Authority or any third party of actual or threatened Liability (with respect to any Business Real Property or otherwise for which an Acquired Company may be subject) under any Environmental Laws, and there are no facts, circumstances or Environmental Defects that could reasonably form the basis for the assertion of any material claim against any Acquired Company (or, with respect to the Plant I Real Property, Vitro) under any Environmental Laws with respect to any Business Real Property (including the Plant I Real Property) or otherwise be a Liability for which an Acquired Company may be subject.

          (c) No Acquired Company is subject to any consent decree or order, and no Acquired Company is subject to any material judgment, decree or judicial or administrative order relating to compliance with any applicable Environmental Law, or to the cleanup of Hazardous Materials.

          (d) There have been no Releases of Hazardous Materials requiring Remediation under any Environmental Laws by the Acquired Companies (or, with respect to the Plant I Real Property, Vitro) or by any other Person at, on, in, under, over or in any way affecting any Business Real Property (including the Plant I Real Property).

          (e) None of the Acquired Companies (or, with respect to the Plant I Real Property, Vitro) has been subject to any material administrative or judicial proceeding pursuant to applicable Environmental Law or has paid any fines, penalties or assessments within the last five years with respect to environmental matters pertaining to the Business.

          (f) The Acquired Companies (and, with respect to the Plant I Real Property, Vitro) have filed all notices, registrations, reports or other filings necessary to maintain compliance in all material respects with all Environmental Laws applicable to the Business.

          (g) None of the Business Real Property and the Equipment of the Business contains any Hazardous Materials, asbestos, regulated polychlorinated biphenyls, underground storage tanks, solid waste disposal areas, associated piping or pipelines, open or closed pits, sumps or other underground containers.

          (h) Sellers have previously provided to Purchasers correct and complete copies of all files of the Business relating to all matters associated with the operations of the Business that are regulated by any Environmental Law or otherwise relating to environmental matters, including any environmental assessments or reports of prior environmental assessments of any Business operations, facilities and properties or with respect to the Business Real Property.

          SECTION 3.16. Intellectual Property. (a) Section 3.16(a) of the Disclosure Schedule sets forth a complete and correct list of all unexpired patents (including without limitation design and utility patents) and patent applications, registered trademarks, trademark applications, domain name registrations, material unregistered trademarks, registered copyrights, copyright applications and material unregistered copyrights owned by the Acquired Companies and used in the conduct of the Business as of the date hereof or at any time during the preceding 12 months and setting forth, as to each such item, as applicable, the date of application, registration or issuance and the jurisdiction in which such item is registered, issued or pending.

          (b) Section 3.16(b) of the Disclosure Schedule sets forth a complete and correct list of all Intellectual Property used in the Business pursuant to a written license, written consent, written permission or similar written agreement, but excluding COTS Licenses.

          (c) Except as set forth in Section 3.16(c) of the Disclosure Schedule:

               (i) the Acquired Companies own or have the right to use the material Intellectual Property used in the Business free and clear of all liens, claims and encumbrances (other than Permitted Encumbrances) including claims of joint owners, joint inventors or joint authors;

               (ii) none of the Business Owners or, to Sellers' Knowledge, any other party, is in breach of or in default under any material agreement or understanding pertaining to the Licensed Intellectual Property or any other material agreement by which the Business Owners use the Intellectual Property of any third party in the Business, and each such license or agreement is now and following the Closing shall be valid and in full force and effect;

               (iii) the operation of the Business, including the design, development, use, import, manufacture and sale of the products, technology or services of the Business, does not materially infringe, dilute, misappropriate or otherwise violate the Intellectual Property of any third party, and no claim has been made, notice given, or dispute arisen to that effect;

               (iv) the Business Owners have no pending claim(s) that any third party has infringed, misappropriated or otherwise violated any of the Business Intellectual Property, and, to Sellers' Knowledge, there is no basis for any such claim; and

               (v) to Sellers' Knowledge, none of the Acquired Companies and their respective employees, directors, officers, contractors or agents has (A) misappropriated, materially misused or improperly disclosed the material trade secrets or confidential or proprietary information of any person, or (B) disclosed any material trade secret or confidential or proprietary information of the Business except to the extent such disclosure was necessary to the operation of the Business and made pursuant to an appropriate confidentiality agreement binding upon the recipient of such trade secrets or confidential information of the Business.

          SECTION 3.17. Business Real Property. (a) (a) Section 3.17(a) of the Disclosure Schedule lists the street address and/or legal description of each parcel of Owned Real Property.

          (b) Section 3.17(b) of the Disclosure Schedule lists: (i) the street address of each parcel of Leased Real Property, and (ii) the identity of the Landlord, lessee and current occupant (if different from the lessee) of each such parcel of Leased Real Property.

          (c) Except as described in Section 3.17(c)(i) of the Disclosure Schedule, to Sellers' Knowledge there is no material violation of any Law (including any building, planning or zoning Law) relating to any of the Business Real Property. Except as described in Section 3.17(c)(ii) of the Disclosure Schedule, Sellers have made available to Purchasers true, legible and complete copies of each public deed (escritura publica) for each parcel of Owned Real Property and all related title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals and permits that are in the Business Owners' possession or reasonably under their control. Except as set forth in Section 3.17(c)(iii) of the Disclosure Schedule, the Acquired Companies are in peaceful and undisturbed possession of each parcel of Business Real Property, and there are no contractual or legal restrictions that preclude the ability to use the Business Real Property for the purposes for which it is currently being used in any material respect. Except as set forth in
Section 3.17(c)(iv) of the Disclosure Schedule, all existing water, sewer, steam, gas, electricity, telephone, Internet access and other similar utilities required for the occupancy, operation and maintenance of the Business Real Property are adequate for the conduct of the Business as currently conducted in all material respects. To Sellers' Knowledge, except as set forth in Section 3.17(c)(v) of the Disclosure Schedule, there are no material latent defects or material adverse physical conditions affecting the Business Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Business Real Property. Except as set forth in Section 3.17(c)(vi) of the Disclosure Schedule, none of the Acquired Companies has leased or subleased any parcel or any portion of any parcel of Business Real Property to any other Person, and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any lease, sublease, license, occupancy or other agreement, nor has any Acquired Company assigned its interest under any lease or sublease listed in Section 3.17(b) of the Disclosure Schedule to any third party.

          (d) Section 3.17(d) of the Disclosure Schedule sets forth a complete and correct list of all leases and subleases relating to the Business Real Property and any and all ancillary documents pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all consents, including consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options, rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases, none of the Acquired Companies has exercised or given any notice of exercise, and no Landlord has exercised or given any notice of exercise of, any option, right of first offer or right of first refusal contained in any such lease or sublease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation.

          (e) Except as set forth in Section 3.17(e) of the Disclosure Schedule,
(i) Vitro owns fee title to the Plant I Real Property; (ii) Vitro is the holder of the leasehold interest under the Plant I Building Lease and is the sublessor under the Plant I Sublease; (iii) Vitro's interests with respect to the Plant I Real Property, the Plant I Improvements, the Plant I Building Lease and the Plant I Sublease are free and clear of all Encumbrances other than Permitted Encumbrances and, with respect to the Plant I Real Property, the interest of Constructora under the Plant I Surface Use Right and (iv) the amount of the Plant I Security Deposit is $125,000.

          (f) Except as disclosed in Section 3.17(f) of the Disclosure Schedule, to Sellers' Knowledge: (i) Constructora has complied with all of its obligations under the Plant I Building Lease; (ii) Vitro has paid to Constructora all amounts required to be paid by Vitro under the Plant I Building Lease and is not otherwise in default under the Plant I Building Lease; (iii) VC Comercial has paid to Vitro all amounts required to be paid by VC Comercial under the Plant I Sublease and is not otherwise in default under the Sublease; and (iv) Vitro has the right to assign and convey to Vitrocrisa or such other entity as Purchasers shall designate the Plant I Real Property and all right, title and interest of Vitro under the Plant I Building Lease and the Plant I Sublease.

          (g) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to Sellers' Knowledge, threatened against the Business Real Property.

          (h) All the Business Real Property is occupied under a valid and current certificate of occupancy or similar permit. The Transactions will not require the issuance of any new or amended certificate of occupancy, and, to Sellers' Knowledge, there are no facts that would prevent the Business Real Property from being occupied by any of the Acquired Companies after the Closing in the same manner as occupied by the Acquired Companies immediately prior to the Closing.

          SECTION 3.18. Employee Benefit Matters. (a) Section 3.18 of the Disclosure Schedule lists each compensatory arrangement (other than salary and wages), bonus, pension, retirement, health, life, disability, employee discount, severance and fringe benefits provided or made available to the Business Employees by the Acquired Companies, other than as required by Law or through a governmental program (the "EMPLOYEE BENEFIT PLANS").

          (b) Sellers have provided to Purchasers true, complete and accurate copies of all Employee Benefit Plans that are written, and have provided an accurate description of all unwritten Employee Benefit Plans.

          (c) Each Employee Benefit Plan is, and has been, established, registered (where required), qualified, administered, funded (where required) and invested in compliance in all material respects with the terms thereof and all applicable Laws. With respect to each Employee Benefit Plan, all required filings and reports have been made in a timely and complete manner with all governmental authorities in all material respects. All obligations of Sellers or any Affiliates of Sellers or under the Employee Benefit Plans (whether pursuant to the terms thereof or any applicable Laws) have been satisfied in all material respects, and there are no outstanding material defaults or violations thereunder by any Seller or any Acquired Company. Full payment has been made in a timely manner of all amounts that are required to be made as contributions, payments or premiums to or in respect of any Employee Benefit Plan under applicable Law or under any Employee Benefit Plan or any agreement relating to a Employee Benefit Plan, and no Taxes, penalties or fees are owing or assessable under any such Employee Benefit Plan. Except as set forth in Section 3.18(c) of the Disclosure Schedule, to Sellers' Knowledge, no event has occurred with respect to any registered Employee Benefit Plan that would result in the revocation of the registration of such Employee Benefit Plan, or that would entitle any person (without the consent of the sponsor of such Employee Benefit
Plan) to wind up or terminate any such Employee Benefit Plan, in whole or in part, or could otherwise reasonably be expected to have an adverse effect on the Tax status of any such Employee Benefit Plan. Except for accrued liabilities under the Pension Plan, there are no going-concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies with respect to any of the Employee Benefit Plans. No contribution holidays have been taken under any of the Employee Benefit Plans, and there have been no withdrawals of assets or transfers of assets from any Employee Benefit Plan, except in accordance with applicable Laws.

          (d) Without limiting the representations in Section 3.18(b) and (c),
Section 3.18(d) of the Disclosure Schedule contains (or, in the case of clause
(iii), will contain at Closing) true and correct copies of (i) the Plan de Pensiones en Beneficio del Personal de Vitro, S.A. de C.V y empresas subsidiarias (the "PENSION PLAN"); (ii) the most recent analysis of the costs of the Pension Plan; (iii) the most recent actuarial assessment of the Pension Plan prepared by Watson Wyatt Mexico (the "WATSON WYATT REPORT"). All documents and materials, and the information contained or reflected therein, provided by any Business Owner to Watson Wyatt Mexico for purposes of preparing the Watson Wyatt Report were, as of their respective dates, true and correct in all material respects.

          (e) All of the Business Employees have been duly registered with the Mexican Institute of Social Security, and the National Fund of Housing Institute and Savings for Retirement Fund System considering their real salary and position.

          (f) Except as set forth in Section 3.18(f) of the Disclosure Schedule, none of the Acquired Companies is delinquent in the payment of employer employee quotas payable to the Mexican Institute of Social Security or the National Fund of Housing Institute and Savings for Retirement Fund System. There are no pending or, to Sellers' Knowledge, threatened administrative proceedings involving payments by any of the Acquired Companies to the Mexican Institute of Social Security or the National Fund of Housing Institute and Savings for Retirement Fund System.

          SECTION 3.19. Taxes.

          (a) Except as set forth in Section 3.19(a) of the Disclosure Schedule, all Tax Returns required to be filed by or with respect to each Acquired Company have been timely filed with the appropriate Governmental Authority, and all such Tax Returns are complete and accurate in all material respects.

          (b) Except as set forth in Section 3.19(b) of the Disclosure Schedule, each Acquired Company has timely paid or made provision for the payment of all Taxes that have or may become due (whether or not shown or reportable on any Tax Return) with respect to Pre-Closing Tax Periods. As of December 31, 2005, the unpaid Taxes of each Acquired Company did not exceed the accruals and reserves for Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Reference Balance Sheet (rather than in any notes thereto). Since the Reference Date, none of the Acquired Companies has incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.

          (c) All Taxes each Acquired Company is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the proper Governmental Authority.

          (d) Except as set forth in Section 3.19(d) of the Disclosure Schedule, there are no liens for Taxes (other than for current Taxes not yet due and payable) upon any assets of the Acquired Companies.

          (e) Except as set forth in Schedule 3.19(e) of the Disclosure Schedule, no deficiencies for Taxes or other assessments relating to Taxes have been threatened, claimed, proposed or assessed by any Governmental Authority against any Acquired Company. There are no audits, investigations, claims or other administrative or judicial proceedings in progress, pending or threatened relating to any Liability for Taxes of an Acquired Company, and there are no matters under discussion with any Governmental Authority with respect to Taxes of an Acquired Company. No claim has been made by any Governmental Authority in a jurisdiction where an Acquired Company does not file Tax Returns that such Acquired Company may be subject to taxation in that jurisdiction.

          (f) Except as set forth in Section 3.19(f) of the Disclosure Schedule, no Acquired Company will be required to recognize for Tax purposes in a Post-Closing Tax Period any income or gain which would otherwise have been required to be recognized under the accrual method of accounting in a Pre-Closing Tax Period as a result of any Seller or Acquired Company making a change in method of accounting or otherwise deferring the recognition of income or gain to a Post-Closing Tax Period as a result of the accounting method used in a Pre-Closing Tax Period.

          (g) None of the Acquired Companies, any Seller or any of their Affiliates has requested or received any ruling from any Governmental Authority, or signed any binding agreement with any Governmental Authority (including any advance pricing agreement), that would impact the amount of Tax Liability of an Acquired Company after the Closing Date.

          (h) There are no Tax sharing, indemnity, allocation or similar Contracts in effect as between any Acquired Company (or any predecessors thereof) and any other party. No Acquired Company has any contractual obligations to indemnify any other Person with respect to Taxes.

          SECTION 3.20. Material Contracts. (a) Except as set forth on Section 3.16, Section 3.17, Section 3.18, Section 3.20, or Section 3.25 of the Disclosure Schedule, no Acquired Company is a party to or bound by, and none of the Business Assets are bound by, any Contract of the types described below (the "MATERIAL CONTRACTS"):

               (i) collective bargaining agreements;

               (ii) employment, management or consulting Contracts providing for
          (x) annual payment in excess of $50,000, or (y) rights conditioned upon assignment, change in control or other transactions similar to the Transactions;

               (iii) Contracts that provide, whether under a plan or otherwise, for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, or the like;

               (iv) indentures, mortgages, notes, installment obligations, Contracts, or other instruments, in each case relating to Indebtedness in an amount greater than $50,000 individually or $100,000 in the aggregate;

               (v) all guaranties, direct or indirect, by a Business Owner of any obligation of any Person for borrowings or lease obligations, excluding endorsements made for collection in the ordinary course of business;

               (vi) partnership, joint venture, alliance or other similar Contracts;

               (vii) licenses or similar agreements regarding material Intellectual Property, whether as licensee or licensor, other than COTS Licenses;

               (viii) agency, sales representation, distribution or other similar Contracts providing for annual payments in excess of $50,000;

               (ix) Contracts for the purchase of supplies or materials other than in the ordinary course of business consistent with past practice or providing for payments in excess of $50,000 over a 12-month period;

               (x) Contracts for the sale of any Business Assets or services other than in the ordinary course of business consistent with past practice, or the grant of any preferential rights to purchase or lease any Business Assets, each for Business Assets valued in excess of $50,000 or providing for payments in excess of $50,000 over a 12-month period;

               (xi) Contracts for the sale of any Business Assets or services in the ordinary course of business consistent with past practice for Business Assets valued in excess of $250,000;

               (xii) Contracts (other than the JV Agreements) that limit or purport to limit the ability of the Acquired Companies to compete in any line of business or with any Person or in any geographic area or during any period of time;

               (xiii) Contracts between or among, on the one hand, any of the Acquired Companies and, on the other hand, any of Vitro and its Affiliates (other than the Acquired Companies);

               (xiv) Contracts relating to the acquisition of all or substantially all of the Assets or stock of another business, corporation or other Person, whether by merger, consolidation, sale or other transfer;

               (xv) leases for tangible personal property involving annual payments in excess of $50,000;

               (xvi) Contracts for the sale or purchase of real property;

               (xvii) material Contracts (other than those described in clause
          (xxiv) below) entered into other than in the ordinary course of business consistent with past practice;

               (xviii) "requirements" Contracts or any Contracts committing a Person to provide the quantity of goods or services required by another Person;

               (xix) Contracts with "take or pay" provisions;

               (xx) joint marketing, manufacturing, or research and development, or other alliance Contracts;

               (xxi) material insurance Contracts;

               (xxii) Contracts not made in the ordinary course of business involving an estimated total future payment or payments in excess of $50,000;

               (xxiii) Contracts, other than those described in the preceding clauses (i) through (xxii), involving total annual payments in excess of $100,000 with respect to one Contract or $200,000 in the aggregate; and

               (xxiv) all other Contracts, whether or not made in the ordinary course of business, which are material to any Acquired Company or the conduct of the Business, or the absence of which would cause, or would be reasonably likely to cause, a Material Impairment.

          (b) Section 3.20(b)(i) of the Disclosure Schedule sets forth a complete and accurate list of all Shared Contracts. Section 3.20(b)(ii) of the Disclosure Schedule sets forth a complete and accurate description of all of the material terms of all oral Contracts that satisfy Section 3.20(a)(xiii).

          (c) Except as set forth on Section 3.20(c)(i) of the Disclosure Schedule, Sellers have delivered or made available to Purchasers true, correct and complete copies of all of the Material Contracts and Shared Contracts. Except as set forth in Section 3.20(c)(ii) of the Disclosure Schedule, each Material Contract and Shared Contract upon consummation of the Transactions, except to the extent that any consent set forth in Section 3.05 of the Disclosure Schedule is not obtained, shall continue in full force and effect without penalty or other adverse consequence. Except as set forth in Section 3.20(c)(iii) of the Disclosure Schedule, none of the Acquired Companies (or, in the case of Shared Contracts, the Vitro Entities) is in breach of, or default under, any Material Contract, Shared Contract, or, as of the Closing, any Contract set forth on Schedule 3.08(e) hereto, and to which it is a party, except to the extent such breach or default would not reasonably be expected to result in a Material Impairment.

          SECTION 3.21. Customers. Set forth in Section 3.21(a) of the Disclosure Schedule is a complete and correct list of the names and addresses of the 20 most significant customers and distributors (excluding Affiliates of Purchasers) based on dollar sales volumes of the Business during the 12-month period ended December 31, 2005 and the amount for which each such customer or distributor was invoiced during such period. Except as set forth on Section 3.21(b) of the Disclosure Schedule, none of the Business Owners has received any notice or has any valid reason to believe that any such customer or distributor has ceased or has substantially reduced, or intends to cease or substantially reduce, the purchase, use or distribution of products, Equipment, goods or services of the Business at any time.

          SECTION 3.22. Suppliers. Set forth in Section 3.22(a) of the Disclosure Schedule is a complete and correct list of the names and addresses of the 20 most significant suppliers of the Business based on amounts invoiced during the 12-month period ended December 31, 2005, the amount for which each supplier invoiced the Business during such period and the total amount owed to each such supplier on December 31, 2005. Except as set forth in Section 3.22(b) of the Disclosure Schedule, none of the Business Owners has received any notice or has reason to believe that any such supplier has reduced or ceased supplying or intends to reduce or cease supplying, or has substantially increased or intends to substantially increase the amount charged to the Business for supplying, any raw materials, supplies, merchandise and other goods or services of the Business at any time.

          SECTION 3.23. Labor Relations. (a) Section 3.23(a) of the Disclosure Schedule sets forth a complete and correct list of the Business Employees as of March 27, 2006, including such employees' names, employee numbers and the salaries or hourly rates paid to such employees.

          (b) Except as set forth in Section 3.23(b) of the Disclosure Schedule, to Sellers' Knowledge during the last three years with respect to the Business:

               (i) no Business Employees have been, or currently are, represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board or Governmental Authority;

               (ii) no representation, election, petition or application for certification has been filed by any Business Employees or is pending with any Governmental Authority, and, to Sellers' Knowledge, no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving Business Employees has occurred, is in progress or is threatened;

               (iii) none of the Acquired Companies has engaged in any unfair labor practice, and there is no pending or threatened labor board proceeding of any kind before any Governmental Authority, including any such proceeding against any of the Acquired Companies or any trade union, labor union, employee organization or labor organization representing the Business Employees;

               (iv) no material grievance or arbitration demand or proceeding, whether or not filed pursuant to a collective bargaining agreement, is pending or threatened against any of the Acquired Companies;

               (v) no material labor dispute, walk out, strike, slowdown, hand billing, picketing or work stoppage (sympathetic or otherwise) has occurred, or is in progress or threatened;

               (vi) no material claim, complaint, charge or investigation for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, overtime or other compensation, benefits, child labor or record keeping violations is pending or threatened under any applicable Law, and no claim for child labor violations has been filed;

               (vii) no material discrimination or retaliation claim, complaint, charge or investigation is pending or threatened against any Acquired Company under any applicable Law;

               (viii) no material citation has been issued against any Acquired Company and no notice of any material contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving any Acquired Company is pending or, to Sellers' Knowledge, threatened against any

          Acquired Company under any applicable Law relating to occupational safety and health;

               (ix) no material wrongful discharge, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between any Acquired Company and its employees is pending before any Governmental Authority or threatened to be filed before any Governmental Authority against any Acquired Company under any applicable Law;

               (x) all material amounts due from the Acquired Companies, or for which any material claim may be asserted against any Acquired Company, on account of wages and other benefits have been paid or accrued as a liability on the Business Books and Records of the Acquired Companies in accordance with Mexican GAAP;

               (xi) each Acquired Company is in compliance in all material respects with all applicable Labor Laws; and no Acquired Company is liable for any Liabilities, judgments, decrees, orders, arrearage of wages or Taxes, fines or penalties for failure to comply with any Labor Laws, which has or is reasonably likely to result in a Material Impairment;

               (xii) each Acquired Company maintains good relations with each labor organization with which it has entered into a collective bargaining agreement and there are no facts or circumstances that would lead Sellers reasonably to believe that such relations will be materially and adversely affected as a result of the Transactions; and

               (xiii) no strike notice has been given either requesting the modification of any collective bargaining agreement to which any of the Acquired Companies is a party or by which any of the Acquired Companies is bound or alleging violations thereof.

          SECTION 3.24. Brokers. Except for The Darby Creek Company and CSFB (collectively, the "SELLERS' BROKER"), no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Seller. Sellers are solely responsible for the fees and expenses of Sellers' Broker.

          SECTION 3.25. Affiliate Transactions. Section 3.25(a) of the Disclosure Schedule sets forth a description of the categories of services provided to the Business by Vitro and its Affiliates (other than the Acquired Companies). Except as set forth in Section 3.25(b) of the Disclosure Schedule, there are no Contracts or other intercompany arrangements providing leasing, subleasing, licensing or sublicensing of goods, services, tangible or intangible property or joint activities between (i) any of the Acquired Companies (to the extent such intercompany arrangements and Contracts constitute Business Assets or Crisa Liabilities) and (ii) Vitro, any Sellers (to the extent such intercompany arrangements and Contracts do not constitute a Business Asset or Crisa Liability) or any of their respective Affiliates (other than the Acquired Companies).

          SECTION 3.26. Insurance. All material Assets, properties and risks of the Acquired Companies are, and for the past three years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, effective insurance policies or binders of insurance (including general liability insurance, and property insurance) issued in favor of the Acquired Companies, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Acquired Companies.

          SECTION 3.27. Probable Success. Sellers make no representations or warranties to Purchasers regarding the probable success or profitability of the Business (excluding Taller de Coleccion) following the Closing, provided that the foregoing statement shall not limit or modify any representation, warranty, covenant, or agreement of Sellers contained in this Agreement and the Ancillary Agreements or in any certificate, instrument, schedule, exhibit or document delivered pursuant hereto or thereto or in connection herewith or therewith.

          SECTION 3.28. No Other Representations. Except as and to the extent expressly set forth in this Agreement and the Ancillary Agreements or in any certificate, instrument, schedule, exhibit or document delivered pursuant hereto or thereto or in connection herewith or therewith, Sellers make no representations or warranties whatsoever to Purchasers and hereby disclaim all liability and responsibility for any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to Purchasers or their Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Purchasers by any Representative of Sellers or any Affiliate thereof).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASERS

          Purchasers jointly and severally represent and warrant to Sellers the truth and accuracy of the following as of the date hereof and as of the Closing (except to the extent any of the following representations and warranties are as of a specified date, in which case such representations and warranties shall be true and correct as of that date):

          SECTION 4.01. Organization and Authority of Purchasers. Purchasers are duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation or formation and have all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which they are party, to carry out their respective obligations hereunder and thereunder and to consummate the Transactions. Purchasers are direct or indirect wholly-owned subsidiaries of Libbey Inc. The execution and delivery of this Agreement and the Ancillary Agreements by Purchasers, the performance by Purchasers of their respective obligations hereunder and thereunder and the consummation by Purchasers of the Transactions have been duly authorized by all requisite action on the part of Purchasers and their respective equity holders. This Agreement has been, and upon their execution the Ancillary Agreements to which the respective Purchasers are party shall have been, duly executed and delivered by the respective Purchasers, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes, and upon their execution the Ancillary Agreements to which the respective Purchasers are party shall constitute, legal, valid and binding obligations of Purchasers, enforceable against Purchasers in accordance with the respective terms of such agreements.

          SECTION 4.02. No Conflict. The execution, delivery and performance by Purchasers of this Agreement and the Ancillary Agreements to which they are party do not and will not (a) violate, conflict with or result in the breach of any provision of the Organizational Documents of the respective Purchasers or
(b) subject to the receipt of the approvals or authorizations contemplated in
Section 4.03 below, conflict with or violate any Law or Governmental Order applicable to the respective Purchasers, except as would not materially and adversely affect the ability of the Purchasers to carry out their respective obligations under this Agreement and the Ancillary Agreements to which they are party and to consummate the Transactions. Subject to either receipt of the consents of the holders of the Indebtedness of Libbey Inc. and its Subsidiaries or the refinancing contemplated by Section 8.02(j) below, neither the execution and delivery by Purchasers of this Agreement or the Ancillary Agreements to which they are party, nor the performance by Purchasers of their respective obligations under this Agreement or the Ancillary Agreements to which they are party, conflicts with, results in any breach of, constitutes a default (or event that, with the giving of notice or lapse of time, or both, would become a default) under, requires any consent under, gives rise to any Encumbrances, or gives to others any purchase rights or rights of first refusal, termination, acceleration or cancellation of, any note, bond, mortgage or indenture, Contract, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Purchaser is a party or by which its Assets or properties are bound, except as would not materially and adversely affect the ability of Purchasers to carry out their respective obligations under this Agreement and the Ancillary Agreements to which they are party and to consummate the Transactions.

          SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and each Ancillary Agreement by the respective Purchasers do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) required filings under the Securities Exchange Act of 1934, as amended, (b) the prior approval of the Mexican Foreign Investment Commission and (c) clearance from the Mexican Federal Competition Commission.

          SECTION 4.04. Securities Act. The Interests purchased by Purchasers pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Purchasers shall not offer to sell or otherwise dispose of any Interests in violation of the registration requirements of the Securities Act.

          SECTION 4.05. Investment Experience, Access to Information. Each Purchaser (a) is an investor experienced in the ownership of businesses similar to the Business, (b) has knowledge and experience in financial, business and investment matters sufficient to evaluate the merits and risks of the Transactions, and (c) has the ability to bear the economic risks of the Transactions. The foregoing shall not operate to limit or waive any of the representations, warranties, covenants or indemnities of Sellers set forth in this Agreement or any Ancillary Agreement.

          SECTION 4.06. Financing. Purchasers are not aware of any facts or circumstances that would lead them reasonably to believe that the financing contemplated by Section 8.02(j) cannot be obtained as of the Closing.

          SECTION 4.07. Litigation. As of the date hereof, no Action by or against such Purchaser is pending or, to the knowledge of such Purchaser after reasonable inquiry, threatened, which could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the Transactions.

          SECTION 4.08. Brokers. Except for Bear, Stearns & Co. Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Purchaser. Purchasers shall be solely responsible for payment of the fees and expenses of Bear, Stearns & Co. Inc.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

          SECTION 5.01. Conduct of Business Prior to the Closing. (a)
Between the date hereof and the Closing Date, except as described in Section
5.01 of the Disclosure Schedule, Sellers shall, unless otherwise approved in writing by Purchasers, cause the Business to be conducted in the ordinary course consistent with past practice in all respects, except that, between the date here of and the Closing Date, Sellers shall cause the Acquired Companies to take such actions as are necessary or appropriate to operate the Business consistent with the Operating Plan, including the making of the expenditures contemplated by the Capital Expenditure Plan. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, Sellers shall, and shall cause the Acquired Companies to: (i) continue the advertising and promotional activities, and pricing and purchasing policies, with respect to the Business in accordance with past practice; (ii) not lengthen the customary payment cycles for any of the payables related to the Business payable to the Persons listed in Section 5.01(a)(ii) of the Disclosure Schedule or shorten the customary receipt cycles for any of the receivables of the Business, except consistent with past practices for comparable periods in prior years, which includes the effect of seasonality; (iii) use their commercially reasonable efforts to (A) preserve intact, for the benefit of the Business, the business organizations of the Acquired Companies and the business organization of the Business, (B) keep available to Purchasers the services of the Business Employees and Vitro or its Affiliates to the extent provided to the Acquired Companies during the twelve-month period prior to the date of this Agreement,
(C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Acquired Companies, the Business Assets and the Business and (D) preserve their current relationships with their customers, suppliers and other persons with which they have had significant business relationships that benefit the Business; (iv) exercise, but only after notice to Purchasers and receipt of Purchasers' prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases that are set forth in Section 3.19(b) of the Disclosure Schedule and that by their terms would otherwise expire and upon commercially reasonable terms and conditions; (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could reasonably be expected to cause any representation or warranty of Sellers to be untrue or result in a breach of any covenant made by Sellers in this Agreement;
(vi) not intentionally increase or decrease, in any material respect, production levels of the Business beyond customary levels, properly taking into account the amount and nature of current Inventory, projected sales requirements and historical Inventory utilization of the Business; and (vii) subject to the limitations contained in 5.01(b) below, fund the operations of the Business in the ordinary course consistent with past practice in all respects, including making ordinary course drawings under the Bank Credit Agreement and delivering any notices required to incur any Indebtedness in accordance with Section 5.01(b)(xiv).

          (b) Sellers covenant and agree that, between the date hereof and the Closing Date, except as described in Section 5.01 of the Disclosure Schedule, Sellers will not, without the prior written consent of Purchasers, which consent will not be unreasonably withheld:

               (i) cause or permit any of the Business Assets (including the Plant I Real Property, the Plant I Building Lease, the Plant I Sublease and the Racks and Conveyors) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

               (ii) cause or permit any Acquired Company to enter into any technical assistance Contract;

               (iii) write down or write up (or fail to write down or write up in accordance with Mexican GAAP consistent with past practice) the value of any Inventories or Receivables of the Acquired Companies or revalue any of the Business Assets other than in the ordinary course of business consistent with past practice and in accordance with Mexican GAAP;

               (iv) make any change in any method of accounting or accounting practice or policy used by the Acquired Companies, other than such changes as are required by Mexican GAAP and disclosed in writing to Purchasers;

               (v) amend, terminate, cancel or compromise any material claims of the Acquired Companies or waive any other rights of substantial value to the Acquired Companies;

               (vi) sell, transfer, lease, sublease, license or otherwise dispose of (A) any glass forming and decorating Equipment owned or used by the Acquired Companies in connection with the Business or (B) any other properties or Assets, real, personal or mixed (including leasehold interests and intangible property) that are owned or used by the Acquired Companies in connection with the Business and that are valued in excess of $100,000, except for the sale of Inventories of the Acquired Companies in the ordinary course of business consistent with past practice and, subject to the provisions of Section 5.02(b)(xxx), factored Receivables of the Acquired Companies;

               (vii) issue or sell any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Acquired Companies;

               (viii) redeem any of the capital stock of the Acquired Companies or declare, make or pay any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of the Acquired Companies or otherwise;

               (ix) cause or permit any Acquired Company to merge with, enter into a consolidation with or acquire an interest of 5% or more in any Person or acquire a substantial portion of the Assets or business of any Person or any division or line of business thereof, or otherwise acquire any material Assets;

               (x) make on behalf of the Acquired Companies, or cause or permit the Acquired Companies to make, any capital expenditure or commitment for any capital expenditure in excess of $100,000 individually or $300,000 in the aggregate, except as provided in the Capital Expenditure Plan;

               (xi) make any material changes in the customary methods of operations of the Acquired Companies, including practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing, including, except consistent with past practices for comparable periods in prior years, which includes the effect of seasonality, (A) changing purchasing terms to extend the time for payment in a manner inconsistent with practices and policies applied between January and December 2005, (B) offering new discounts, incentives or any other consideration to accelerate, or otherwise accelerating, the collection of trade accounts receivable in a manner inconsistent with practices and policies applied between January and December 2005 or (C) delaying payments of any accrued costs and expenses, including accounts payable and Indebtedness and interest thereon, payroll, bonuses or rents, in each case in a manner inconsistent with practices and policies applied between January and December 2005 plus 5 calendar days;

               (xii) issue on behalf of the Acquired Companies, or cause or permit the Acquired Companies to issue, any sales order for more than $1,000,000, or otherwise agree to make on behalf of the Acquired Companies, or cause or permit the Acquired Companies to make, any purchases, other than in the ordinary course, consistent with past practice and in accordance with the Operating Plan for (A) raw materials from Persons that are not Vitro Affiliates; (B) electricity;
          (C) natural gas; (D) packaging materials or (E) finished goods from Purchaser Affiliates, involving exchanges in value in excess of $200,000 individually or $300,000 in the aggregate;

               (xiii) make, revoke or change any Tax election or method of Tax accounting of the Acquired Companies or settle or compromise any Liability with respect to Taxes of the Acquired Companies;

               (xiv) except for (A) purchase orders permitted pursuant to clause
          (xii) above, (B) loans from Servicios y Operaciones Financieras Vitro, S.A. de C.V. ("SOFIVSA") to be repaid within the same month as disbursed (where written notice has been delivered to Purchaser upon each disbursement and payment), (C) loans from Sofivsa disbursed at the dates and in the amounts described in Section 5.01 to the Disclosure Schedule, and (D) loans contemplated by the Operating Plan, cause or permit any Acquired Company to incur any Indebtedness, unless
          (x) Sellers shall have delivered written notice to Purchasers at least five Business Days prior to any such incurrence of Indebtedness, together with a reasonably detailed description of the amount, purposes and terms and conditions of such proposed incurrence of Indebtedness, and (y) the amount, purposes and terms and conditions of such incurrence of Indebtedness shall be reasonably acceptable to Purchasers;

               (xv) cause or permit any Acquired Company to fail to pay any supplier or other creditor any material amount owed to such Person before delinquency or, with respect to amounts payable under any Shared Contract, to any supplier or creditor that is not an Affiliate of Vitro, fail to pay before delinquency any material amount owed to such supplier or creditor, except, in each case, as consistent with past practices of the Acquired Companies; provided that payments to any supplier or other creditor shall not be delayed beyond the sum of
          (A) 5 calendar days and (B) the average number of days between the invoice date and the date of payment to such supplier or creditor as calculated with respect to payments made by the Acquired Companies during the period beginning January 1, 2005 and ending December 31, 2005, except consistent with past practices for comparable periods in prior years, which includes the effect of seasonality;

               (xvi) make on behalf of the Acquired Companies, or cause or permit the Acquired Companies to make, any loan to any Person, or guarantee on behalf of the Acquired Companies, or cause or permit the Acquired Companies to guarantee, any Indebtedness of any Person, or otherwise incur on behalf of the Acquired Companies, or cause or permit the Acquired Companies to incur, any Indebtedness on behalf of any Person;

               (xvii) (A) grant any material increase, or announce any material increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by any Acquired Company to any of its employees, including any material increase or change pursuant to any employee benefits plan or similar plan, or (B) establish, increase, promise to increase, amend or eliminate any material benefits under any employee benefits plan or similar plan, except in the case of either (A) or (B) as required by Law or involving ordinary increases or amendments consistent with the past practices of the Acquired Companies;

               (xviii) initiate a new employment relationship with any Person if and to the extent that the annual compensation payable by or on behalf of the Acquired Companies to such Person will exceed $50,000;

               (xix) enter into on behalf of the Acquired Companies, or cause or permit the Acquired Companies to enter into, any agreement, arrangement or transaction with any of the directors, officers, employees or stockholders of Vitro or its Affiliates (or with any relative, beneficiary, spouse or Affiliate of such Persons) providing for payments in excess of $15,000 other than in the ordinary course of business (including expense reimbursements and other payments for intercompany services) consistent with past practices;

               (xx) except in accordance with the Operating Plan, terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any Business Employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implement any early retirement, separation or program providing early retirement window benefits or announce or plan any such action or program for the future;

               (xxi) terminate without cause, or cause or permit the Acquired Companies to terminate without cause, the employment of (A) any person who, in the ordinary course of performing his or her duties, reports directly to the General Manager or (B) any other person if such termination may reasonably be expected to require the payment of money by any of the Acquired Companies after the Closing Date;

               (xxii) allow any Permit or Environmental Permit that was issued or relates to any Acquired Company or otherwise relates to the Business to lapse (other than by its terms, and in that event without seeking to renew if the Permit or Environmental Permit is required for operation of the Business consistent with past practice or as contemplated by the Operating Plan) or terminate or fail to renew any insurance policy, Permit or Environmental Permit covering or relating to the Acquired Companies or the Business that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

               (xxiii) fail, or cause or permit any of the Acquired Companies to fail, to maintain any plant, property or equipment used in connection with the Business in at least its condition as of the date of this Agreement, ordinary wear and tear excepted, unless otherwise contemplated by the Operating Plan;

               (xxiv) amend, modify or consent to the termination of any Material Contract or any rights of the Acquired Companies (or of Vitro or its Affiliates, to the extent such Material Contract is a Shared Contract) thereunder;

               (xxv) amend or restate the Organizational Documents of any Acquired Company;

               (xxvi) make on behalf of the Acquired Companies, or cause or permit the Acquired Companies to make, any charitable contributions that exceed $25,000, whether individually or when taken with all other charitable contributions made by or on behalf the Acquired Companies between the date of this Agreement and the Closing Date;

               (xxvii) (A) abandon, sell, assign or grant any security interest in or to any item of the Business Intellectual Property, or fail to perform or cause to be performed all applicable filings, recordings and other acts, or fail to pay or cause to be paid all required fees and taxes, to maintain and protect the interest of the Acquired Companies in such Business Intellectual Property, (B) grant to any third party any license with respect to any Business Intellectual Property, (C) cause or permit the Acquired Companies to develop, create or invent any Intellectual Property jointly with any third party (other than such joint development, creation or invention with a third party that was in progress prior to the Reference Date) or (D) disclose, or allow to be disclosed, any confidential Intellectual Property of or relating to the Acquired Companies or the Business, unless such Intellectual Property is subject to a confidentiality or non-disclosure covenant protecting against disclosure thereof;

               (xxviii) enter into any forward Contract for the purpose of hedging natural gas, foreign currency or interest rates;

               (xxix) cause or permit the Acquired Companies to factor Receivables valued in the aggregate in excess of 16,500,000 Mexican pesos at any time;

               (xxx) agree, whether in writing or otherwise, to take any of the actions specified in this Section 5.01(b) or grant any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 5.01(b), except as expressly contemplated by this Agreement and the Ancillary Agreements; or

               (xxxi) make on behalf of the Acquired Companies, or cause or permit the Acquired Companies to make, any payment of the Intercompany Payables (other than the payment of Intercompany Payables to the extent they are intended to be, and in fact are, paid by the applicable Sellers or Vitro Entity in turn to any third party provider of goods or services that is a Non-Affiliate of Vitro, the benefit of which was received by any Acquired Company).

If (A) Sellers deliver a written notice to Purchasers requesting Purchasers' consent to any action prohibited under this Section 5.01 and provide a description of all relevant facts and circumstances necessary to enable Purchasers to make a reasonably informed determination regarding the action in question, and (B) within five Business Days after receipt of such written request, Purchasers shall have failed (x) to approve or deny such request, (y) to seek from Sellers further information or documentation reasonably relevant to the issue with respect to which Purchasers' consent is sought or (z) to propose to Sellers commercially reasonable alternatives to the action for which Sellers have sought consent, then Purchasers shall be deemed to have consented to the action in question. In addition, if Purchasers do not consent to any action prohibited under this Section 5.01 as reasonably requested by Sellers, and any adverse circumstance, change in or effect on the Business or any of the Acquired Companies occurs as a result of any of the Sellers' and the Acquired Companies':
(1) failure to take the action in Sellers' written notice or any alternative thereto reasonably proposed by Sellers in writing ("SELLER PROPOSED ALTERNATIVE ACTION"); or (2) taking of any of the alternative actions proposed by Purchasers in response to Sellers' written notice ("PURCHASER PROPOSED ALTERNATIVE ACTION"), then, to the extent such adverse circumstance, change in or effect on the Business or any of the Acquired Companies shall have been caused by such failure to take the requested action or Seller Proposed Alternative Action or the taking of a Purchaser Proposed Alternative Action, such circumstance, change or effect shall not be deemed to constitute all or any part of a Material Adverse Effect or Material Impairment and shall not give Purchasers the right to terminate this Agreement in accordance with Article X.

          (c) Prior to the Closing each of the Business Owners and the Acquired Companies will be permitted to (i) declare and pay dividends and distributions of, or otherwise transfer to any Vitro Entity, any of the Excluded Assets and
(ii) take any action reasonably necessary to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, as applicable to each of them, and to cause the Transactions to be consummated.

          SECTION 5.02. Access to Information and Personnel. (a) From the date hereof until the Closing, upon reasonable notice, Sellers shall, and shall cause each of the Acquired Companies and each of their respective Representatives to,
(i) afford Purchasers and their authorized Representatives (including Purchasers' financial advisors, investment bankers, financing sources and their respective legal counsel and consultants) reasonable access to the Business Books and Records, the Shared Books and Records and the offices and properties of the Business, (ii) furnish to the Representatives of Purchasers (including the Purchasers' financial advisors, investment bankers, financing sources and their respective legal counsel and consultants) such additional environmental, financial and operating data and other information regarding the Business (or copies thereof) as Purchasers may from time to time reasonably request and (iii) afford the Purchasers and their authorized Representatives (including the Purchasers' financial advisors, investment bankers, financing sources and their respective legal counsel and consultants) full and unrestricted access to the management, financial, operations, engineering, marketing personnel and consultants of the Business and the Business Assets, individually and collectively, at any time and from time to time; provided, however, that any such access or furnishing of information shall be conducted under the supervision of the Sellers' personnel and in such a manner as not to materially interfere with the normal operations of the Business.

          (b) For a period of five years from the creation of the applicable document or record, Purchasers shall (i) retain the Business Books and Records relating to periods prior to the Closing, and (ii) upon reasonable notice, afford the Representatives of Sellers reasonable access (including the right to make, at Sellers' expense, photocopies), during normal business hours, to the Business Books and Records.

          (c) For a period of five years from the creation of the applicable record, Sellers shall (i) retain the Shared Books and Records relating to periods prior to the Closing, and (ii) upon reasonable notice, subject to any applicable restrictions as of the date hereof contained in any written Contracts with third parties (with respect to which Sellers shall make commercially reasonable efforts to obtain waivers if Purchasers so request), afford the Representatives of Purchasers reasonable access (including the right to make, at Purchasers' expense, photocopies), during normal business hours, to such Shared Books and Records.

          SECTION 5.03. Confidentiality. Each Party agrees to, and shall cause its Representatives (including, with respect to Purchasers, their financial advisors, investment bankers, financing sources and their respective legal counsel and consultants) to: (a) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential or proprietary information with respect to the Business and the Acquired Companies, (b) if such Party or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the other Parties with prompt written notice of such requirement so that the other Parties may seek a protective order or other remedy or waive compliance with this Section 5.03, (c) if such protective order or other remedy is not obtained, or the other Parties waive compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (d) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the other Parties any and all copies (in whatever form or medium) of all such confidential information then in the possession of such Party or any of its agents, representatives, Affiliates, employees, officers and directors and, except as otherwise required by Section 5.02(c), destroy any and all additional copies then in the possession of such Party or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by such Party, its agents, representatives, Affiliates, employees, officers or directors; and provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain; and provided further that this provision shall not be deemed to restrict any disclosures that are reasonably necessary in order for Purchasers to obtain the financing contemplated in connection with the Transactions. In addition, with respect


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to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

          SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) Sellers and Purchasers shall use their commercially reasonable efforts to obtain (or cause the Acquired Companies to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their respective obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with Purchasers in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each Party hereto agrees to make appropriate filings with the Mexican Foreign Investment Commission and the Mexican Federal Competition Commission with respect to the Transactions as promptly as practicable after the date hereof and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested. Nothing in this Section 5.04 shall require any Party to dispose of or make any change in any portion of its business or to take any commercially unreasonable actions.

          (b) Sellers shall or shall cause the Acquired Companies to give promptly such notices to third parties and use their commercially reasonable efforts to obtain such third party consents and estoppel certificates as Purchasers may reasonably deem necessary or desirable in connection with the Transactions.

          (c) Purchasers shall cooperate and use commercially reasonable efforts to assist Seller in giving such notices and obtaining such consents and estoppel certificates; provided, however, that Purchasers shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which Purchasers in their sole discretion may deem adverse to the interests of Purchaser or the Acquired Companies.

          (d) The Parties agree that, if any consent, approval or authorization necessary or desirable to preserve for the Acquired Companies any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which any Acquired Company is a party is not obtained prior to the Closing, Sellers will, subsequent to the Closing, provide reasonable cooperation to Purchasers and the Acquired Companies in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Sellers shall use their commercially reasonable efforts to provide Purchasers and the Acquired Companies, as the case may be, with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement, and, if Sellers provide such rights and benefits, the applicable Acquired Company shall assume the obligations and burdens thereunder.

          SECTION 5.05. Retained Names and Marks. (a) Purchasers hereby acknowledge that all right, title and interest in and to the names set forth on
Exhibit 5.05 together with all variations thereof and all registered and unregistered trademarks, service marks, domain names, trade names, trade dress, corporate names and other identifiers of source containing, incorporating any of the foregoing (the "RETAINED NAMES AND MARKS") are owned exclusively by one or more Vitro Entities, and that, except as expressly provided below, any and all right of the Acquired Companies to use the Retained Names and Marks shall


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

terminate as of the Closing and shall immediately revert to Sellers. Purchasers further acknowledge on behalf of themselves and their Affiliates (including the Acquired Companies) that they have no rights, and they are not acquiring any rights, to use the Retained Names and Marks, except as provided herein, and further that they shall not challenge Sellers' ownership in or rights to use the Retained Names and Marks, nor register or seek to register any name or mark that is the same as or confusingly similar to any Retained Name or Mark.

          (b) The Acquired Companies shall, for a period of 12 months after the Closing Date, be entitled to use all of the Acquired Companies' existing stocks of signs, letterheads and promotional materials, Inventory and other documents and materials ("EXISTING STOCK") containing the Retained Names and Marks, after which date Purchasers shall cause the Acquired Companies to remove or obliterate all Retained Names and Marks from such Existing Stock or cease using such Existing Stock; provided, however, that none of Purchasers and their Affiliates shall enter into any Contract containing any of the Retained Names and Marks.

          (c) Except as expressly provided in this Agreement, no other right to use the Retained Names and Marks is granted by any of Sellers and the Acquired Companies, on the one hand, to any of Purchasers and the Acquired Companies, on the other hand, whether by implication or otherwise, and nothing hereunder permits Purchasers or the Acquired Companies to use the Retained Names and Marks on any documents, materials, products or services other than in connection with the Existing Stock.

          (d) Within 60 days following the Closing, Sellers shall cease to use (including by posting on any Internet website) the names set forth on Exhibit 5.05(d), together with all variations thereof, and all registered and unregistered trademarks, service marks, domain names, trade names, trade dress, corporate names and other identifiers of source containing or incorporating any of the foregoing. Within 60 days following the Closing, Vitro shall cause any of its Affiliates (other than the Acquired Companies) whose names contain or incorporate the names set forth on Exhibit 5.05(d) to file with the appropriate Governmental Authorities such documents as are necessary to reflect the change in their names to omit any reference to the names set forth on Exhibit 5.05(d).

          (e) Notwithstanding anything herein to the contrary, on or before Closing, Sellers shall (i) cause ownership of the "Vitrocrisa" mark to be transferred to Vitro or one of its Affiliates, (ii) cause such transferee to cancel the "Vitrocrisa" mark registered in Mexico with the Mexican Industrial Property Institute (Instituto Mexicano de la Propiedad Industrial) and in Chile with the Industrial Property Department (Departamento de Propiedad Industrial) and (iii) deliver written evidence of such transfer and cancellation to Purchasers in form and substance reasonably acceptable to Purchasers.

          SECTION 5.06. Notice of Developments. Prior to the Closing, Sellers, on the one hand, and Purchasers, on the other hand, shall promptly (and in any event within five days of discovery) notify the other Parties in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of any of the notifying Parties in this Agreement or which could have the effect of making any representation or warranty of any of the notifying Parties in this Agreement untrue or incorrect in any material respect and (b) in the case of Sellers, all other material developments affecting the Assets, Liabilities, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Acquired Companies or the Business. Any notification delivered pursuant to this Section 5.06 shall limit the recipient Party's rights to indemnification under Article IX solely


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

to the extent the delivering Party can establish that such notice gave such recipient Party actual knowledge both (i) of the event, occurrence, condition or circumstance that constituted an indemnifiable breach and (ii) that such event, occurrence, condition or circumstances constituted a breach of the applicable representation or warranty.

          SECTION 5.07. Further Action; Supplemental Assets and Liabilities; Guaranties. (a) Beginning on the date hereof, each of the Parties shall use its commercially reasonable efforts, in the most expeditious manner practicable, (i) to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, as applicable to each of them, (ii) to cause the Transactions to be consummated, (iii) without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to consummate the Transactions and (iv) at its own cost and expense, to take such action, or cause to be taken such action, as is reasonably necessary to enable the Business to operate independently of the Vitro Entities as promptly as reasonably practicable following the Closing Date, it being understood and agreed that certain services that are necessary to the operation of the Business as currently conducted will be provided following the Closing pursuant to the Transition Services Agreements.

          (b) The Parties shall and shall cause their Affiliates to cause (x) the Supplemental Assets to be transferred to the Acquired Companies in accordance with Exhibit 5.07(b), to the extent permissible under any applicable Material Contracts, free and clear of any and all Encumbrances, except Permitted Encumbrances, and (y) each Supplemental Liability related to each such Supplemental Asset that is successfully transferred to the Acquired Companies to be assumed by the Acquired Companies in accordance with Exhibit 5.07(b). All costs and expenses (other than Taxes) incurred in connection with complying with this Section 5.07(b) will be borne 51% by Sellers and 49% by Purchasers.

          (c) Simultaneously with the effectiveness of any transfer of any Supplemental Assets to the Acquired Companies contemplated by and in accordance with the terms of this Agreement and to the extent permissible under, and subject to the terms of, the applicable Contracts, each Seller shall assign and convey, or cause to be assigned and conveyed, to the Acquired Companies, all of its rights and obligations under such Contracts (other than Shared Contracts) relating to such Supplemental Asset, and the Acquired Companies shall accept and assume all of such rights and obligations and agree to be bound by all of the terms and provisions of, and assume, agree to perform and discharge when due any Prospective Obligations such Seller may have under, such Contracts.

          (d) All transfers of Supplemental Assets (other than the Plant I Real Property) and Crisa Liabilities, including rights under Contracts (other than Shared Contracts), shall be effected through either an Assignment and Assumption Agreement or a Bill of Sale, as applicable, each duly executed by all Vitro Entities that own, are parties to or have any rights with respect to each Supplemental Asset transferred pursuant thereto, and each in form and substance reasonably acceptable to Purchasers and Sellers, and Sellers shall deliver to Purchasers complete and correct copies of such instruments of conveyance executed or otherwise utilized in connection with the transfer of the Supplemental Assets and the Supplemental Liabilities to the Acquired Companies in compliance with the terms of this Section 5.07 promptly following their execution and delivery by the parties thereto. Sellers acknowledge that such instruments of conveyance will provide that the Liabilities being transferred to the Acquired Companies shall not include the Reimbursable Liabilities nor any other Liabilities allocated to Sellers pursuant to this Agreement and the Ancillary Agreements.


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

          (e) Between the date of this Agreement and the Closing, Sellers shall not, without Purchasers' prior written consent, enter into any Vitro Guarantees, or cause or permit any of the Vitro Entities to enter into any Vitro Guarantees, for the benefit of the Acquired Companies. From the date of this Agreement until the first to occur of (i) the successful completion of each of the following clauses (A), (B) and (C) and (ii) such other date following the Closing as the Parties mutually agree, Sellers and Purchasers shall cooperate and use commercially reasonable efforts to (A) terminate, or to cause Purchasers or one of their Affiliates to be substituted in all respects for the applicable Vitro Entities in respect of, all obligations of the Vitro Entities under the Vitro Guarantees on the Closing Date; (B) cause the counterparties to the Tractebel and Iberdrola Contracts to agree to amend those Shared Contracts so that, from and after the Closing Date, the liability of the Acquired Companies, on the one hand, and any other Vitro Entities that are parties to such Shared Contracts, on the other hand, is several, and not joint; and (C) cause the beneficiaries of the Vitro Guarantees with respect to the Tractebel and Iberdrola Contracts to agree to amend such Vitro Guarantees to reduce the amount of those Vitro Guarantees to the extent of the obligations, from and after the Closing Date, of the Acquired Companies under the related Shared Contracts.

          (f) Prior to the Closing Date, Sellers and Purchasers shall cooperate and use commercially reasonable efforts to terminate, or cause one of the Vitro Entities to be substituted in all respects for the applicable Acquired Companies in respect of, all obligations of the Acquired Companies under the Acquired Company Guarantees on the Closing Date.

          (g) Each of the Parties shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do or cause to be done all things necessary, proper or advisable under applicable Law, and to execute and deliver, or cause to be executed and delivered, such documents and other papers, including all notices, opinions and written Contracts referred to in any Contract, as may be required to carry out the provisions of this Agreement and the Ancillary Agreements and consummate the Transactions.

          (h) As soon as practicable after Closing, Sellers shall at their sole expense initiate and pursue an action to seek adverse possession (accion de prescripcion adquisitiva) of the Plant I Title Exceptions set forth on Section 3.08(a)(i) of the Disclosure Schedule in a court of competent jurisdiction in Monterrey, Nuevo Leon, Mexico and shall use commercially reasonably efforts, and cooperate in good faith with the Acquired Companies to the extent permitted by Law, to seek good title, free and clear of all Encumbrances, except the Plant I Surface Use Right and Permitted Encumbrances, to such Plant I Title Exceptions in connection with such action. If and when the action contemplated by this
Section 5.07(h) is resolved in favor of Sellers, Sellers shall immediately cause the Plant I Title Exceptions set forth on Section 3.08(a)(i) of the Disclosure Schedule to be conveyed to the Acquired Companies free and clear of all Encumbrances, except the Plant I Surface Use Right and Permitted Encumbrances. Such conveyance shall be effected through a duly executed public deed (escritura publica) and other good and sufficient instruments of conveyance and transfer, each in form and substance reasonably satisfactory to Purchasers, sufficient to vest good and marketable title to such Plant I Title Exceptions, free and clear of all Encumbrances, except the Plant I Surface Use Right and Permitted Encumbrances. Sellers acknowledge that such instruments of conveyance will provide that any Liabilities being transferred to the Acquired Companies shall not include the Reimbursable Liabilities nor any other Liabilities allocated to Sellers pursuant to this Agreement and the Ancillary Agreements.

          (i) From and after the date hereof, Sellers shall use their commercially reasonable efforts to deliver to Purchasers (i) (A) a letter, in form and substance reasonably


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

acceptable to Purchasers, executed by Constructora and pursuant to which Constructora acknowledges and agrees that (x) upon expiration of the Plant I Surface Use Right, title to and ownership of the Plant I Improvements will revert to the then-current owner of fee title to the Plant I Real Property upon a de minimis payment by such owner to Constructora or its successors or assigns in exchange; and (y) upon the reversion of the Plant I Improvements in accordance with the preceding clause (x), Constructora will be required to deliver to the then-current owner of fee title to the Plant I Real Property originals of all plans and specifications related to, and permits and licenses required in connection with, the construction of the Plant I Improvements; and
(B) a copy of each of the power of attorney and reasonably acceptable photographic identification of the individual executing the letter referred to in clause (A) above; or (ii) if, after using commercially reasonable efforts to secure the letter referred to in clause (A) above, Sellers are unable to secure such letter, a legal opinion from Sellers' outside counsel (who shall be reasonably acceptable to Purchasers) in form and substance reasonably acceptable to Purchasers, to the effect that, upon expiration of the Plant I Surface Use Right, title to and ownership of the Plant I Improvements will revert to the then-current owner of fee title to the Plant I Real Property upon a de minimis payment by such owner to Constructora or its successors or assigns in exchange.

          (j) Any consent from Constructora required to be delivered as a condition to consummation of the Transactions pursuant to Section 8.02(h) shall include, inter alia, Constructora's acknowledgement and agreement, in form and substance reasonably satisfactory to Purchasers, that, as of the date of such consent, (i) no party to the Plant I Building Lease is in material default of any material provision thereof and (ii) the full amount of the Plant I Security Deposit is in the possession or control of Constructora.

          (k) On or before Closing, Sellers shall cause the Acquired Companies and the appropriate counterparties thereto to duly execute and deliver binding written agreements renewing the expired Leases set forth on Sections 3.17(b)(16) and 3.20(c)(ii)(m) of the Disclosure Schedule, each in all material respects reflecting the terms of such Leases immediately prior to their respective expiration dates.

          (l) From and after the date hereof, Sellers shall, at their sole expense and in cooperation with Purchasers, use their commercially reasonable efforts to cause, as promptly as practicable, the transfer of the Water Concession Titles referred to as 2NVL100180/24FMGE94 and 2NVL181/24FMGE94 from Aceros Porcelanizados, S.A. de C.V. to FACUSA. Upon the successful transfer to FACUSA of such Water Concession Titles, Sellers shall immediately cause FACUSA, at its sole expense, (i) to use its commercially reasonable efforts to cause, as promptly as practicable, the transfer of such Water Concession Titles to such Acquired Company as directed by Purchasers and (ii) pursue any pending volume cancellation proceedings relating to such Water Concession Titles as reasonably directed by Purchasers. Sellers acknowledge that no Reimbursable Liabilities nor any other Liabilities allocated to Sellers pursuant to this Agreement and the Ancillary Agreements shall be transferred to any Acquired Company in connection with the foregoing transfer of Water Concession Titles.

          SECTION 5.08. Shared Contracts. (a) With respect to Shared Contractual Liabilities pursuant to, under or relating to a given Shared Contract, such Shared Contractual Liabilities shall, unless otherwise allocated pursuant to this Agreement or an Ancillary Agreement, be allocated between the Vitro Entities, on the one hand, and the Acquired Companies, on the other hand, based on the relative proportions of total benefits under the Shared Contract that reasonably can be expected to be received (measured from the date of allocation over the remaining term of the Shared Contract) by the Vitro Entities, on the one


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

hand, and the Acquired Companies, on the other hand. Notwithstanding the foregoing, Sellers and the Acquired Companies shall be responsible for any and all Liabilities arising out of or resulting from their (or their respective Affiliates') breach of the relevant Shared Contract to which this Section 5.08 otherwise pertains, except that 51% of any Liabilities arising out of or resulting from the breach, prior to the Closing Date, by the Acquired Companies of the relevant Shared Contract shall be allocated to Sellers and, solely if all Liabilities required to be disclosed pursuant to any provision of Article III shall in fact have been properly disclosed, 49% of any Liabilities arising out of or resulting from the breach, prior to the Closing Date, by the Acquired Companies of the relevant Shared Contract shall be allocated to Purchasers.

          (b) The Parties have determined that it is advisable that the Shared Contracts set forth in Section 5.08(b) of the Disclosure Schedule ("MIRRORED SHARED CONTRACTS") be separated into separate Contracts between the appropriate third party and either the Vitro Entity owning or operating the applicable Excluded Business or the Acquired Companies with respect to Business. Each Seller shall hereafter use commercially reasonable efforts to cause the Mirrored Shared Contracts to be replaced with separate Contracts, preferably effective as of Closing, that (i) have substantially the same terms as the Mirrored Shared Contracts being replaced and (ii) provide that the Acquired Companies shall receive such rights and obligations under a replacement Contract as are substantially similar to those Contract rights and obligations utilized in the Business, provided, however, that Sellers give no assurances that any such replacement Contracts will be obtained. The Parties shall cooperate and provide each other with reasonable assistance in effecting such separation of the Mirrored Shared Contracts prior to the Closing and for a period of six months following the Closing (with no obligation on the part of any Party to pay any costs or fees with respect to such assistance). Prior to Closing, Sellers shall have the principal right and obligation to negotiate the separation of Mirrored Shared Contracts with third party vendors, and Purchasers shall participate directly in such negotiations and have the right to approve the replacement Contract to which the Acquired Companies will be a party after separation. From and after Closing and for a period of six months following the Closing, the Acquired Companies shall have the principal right and obligation to negotiate the separation of Mirrored Shared Contracts with third party vendors, and Sellers shall participate directly in such negotiations and have the right to approve the Contract to which Sellers will be a party after separation. Subject to Section 5.12(c), Purchasers shall bear 100% of the costs of the third party vendors' fees or other charges arising from or related to the separation of the Mirrored Shared Contracts from and after the date the Closing until the six-month anniversary of the Closing Date; provided, however, that with respect to the Mirrored Shared Contracts identified on Schedule 5.08(b) as "IT/Software Agreements", Purchasers shall bear all licensing fees arising from or related to separation of such Mirrored Shared Contracts up to $100,000, and Purchasers shall bear 49% and Sellers shall bear 51% of such license fees that exceed $100,000, with Sellers' responsibility limited in the aggregate to $120,000 ("SELLERS' MIRRORED SHARED CONTRACT FEES").

          (c) If the Parties are not able to effect the separation of a Mirrored Shared Contract effective as of the Closing, then, until any such Mirrored Shared Contract is separated, to the extent permissible under Law and under the terms of such Mirrored Shared Contract, each of the Parties shall (i) assume and perform the Liabilities and obligations under such Mirrored Shared Contract relating to its respective business or that of its Affiliates (and shall promptly reimburse the other Parties for any expenses relating thereto incurred by any other Party or its Affiliates), allocated in accordance with Section 5.08(a), (ii) hold in trust for the benefit of the other Parties, and shall promptly forward to the other Parties, any monies or other benefits received pursuant to such Mirrored Shared Contract relating to the respective businesses of the other Parties (or their respective Affiliates) and (iii) endeavor to institute


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alternative arrangements intended to put the Parties in substantially the same economic and operational position as if such Mirrored Shared Contract were separated; provided, however, that, if the Parties are not able to effect the separation of any Mirrored Shared Contract within six months after the Closing, then Sellers shall have no further obligation to Purchasers, the Acquired Companies or their Affiliates with respect thereto and may freely terminate such Mirrored Shared Contract; and provided, further, that any amounts owed by one Party (the "PAYOR PARTY") to the other Party (the "PAYEE PARTY") pursuant to
Section 5.08(c)(i) may be satisfied at the Payor Party's option by setting off such amounts against any amounts owed to it from the Payee Party pursuant to
Section 5.08(c)(i).

          SECTION 5.09. Shared Liabilities. Except as explicitly set forth in this Agreement or any Ancillary Agreement, all Liabilities other than Liabilities which constitute Shared Contractual Liabilities (which are addressed in Section 5.08) that arise out of the businesses, activities or operations of both the Excluded Business and Business shall be deemed to be both a Crisa Liability and a Reimbursable Liability (such Liability, a "SHARED LIABILITY") in each case, to the extent a portion of such Liability can be allocated as such. Any such Shared Liability (unless otherwise allocated pursuant to this Agreement or any Ancillary Agreement) shall be allocated between the Parties as determined by Seller Representative; provided that, in the event Purchasers determine such allocation is not reasonable, then Purchasers shall have the right, within 10 days from Seller Representative's delivery to Purchasers of such allocation (as determined in accordance with this sentence), to deliver written notice to Seller Representative that they deem such allocation not to be reasonable, in which case Purchasers and Seller Representative shall endeavor to negotiate in good faith a resolution of such dispute. In the event Purchasers and Seller Representative are unable to agree on an allocation of any such Shared Liability within 30 days of notice of such dispute, then such dispute shall be resolved by an independent third party selected by mutual agreement of Seller Representative and Purchasers and any determination by such independent third party shall be final and binding upon the parties hereto and their Affiliates.

          SECTION 5.10. Production of Witnesses and Individuals; Privilege Matters. (a) From and after the Closing, Sellers, on the one hand, and Purchasers, on the other hand, shall use commercially reasonable efforts to make available to each other, upon reasonable written request, their (and their Affiliates') respective officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such Person may reasonably be required in connection with any Action in which the requesting Party may from time to time be involved relating to the conduct of the Business, prior to or after the Closing. Access to such Persons shall be granted during normal business hours at a location and in a manner reasonably calculated to minimize disruption to such Persons, the Business and the Excluded Business, as the case may be. The Parties agree to reimburse each other for reasonable out-of-pocket expenses, including attorneys' fees, but excluding officers' or employees' salaries, incurred by the other in connection with providing individuals and witnesses pursuant to this Section 5.10(a).

          (b) From and after the Closing, (i) Purchasers shall not intentionally disclose, and shall not permit any of their Affiliates to disclose intentionally, any documents or other information that, if disclosed, would cause a waiver of any privilege that could be asserted under Law (A) if such waiver could reasonably be expected to have an adverse effect on any Vitro Entity, (B) with respect to (x) the Excluded Business, the Excluded Assets or the Reimbursable Liabilities, or (y) the process relating to the sale of the Business or (C) related to a Third Party Claim the defense of which has been assumed by Sellers pursuant to Section 9.05(b); and (ii) Sellers shall not intentionally disclose, and shall not permit any of their Affiliates to disclose


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intentionally, any documents or other information that, if disclosed, would cause a waiver of any privilege that could be asserted under Law (A) if such waiver could reasonably be expected to have an adverse effect on Purchasers, the Acquired Companies or the Business, (B) with respect to the Business, the Business Assets or the Crisa Liabilities or (C) related to a Third Party Claim the defense of which has been assumed by Sellers pursuant to Section 9.05(b).

          SECTION 5.11. Mail and Other Communications. Each of Sellers, on the one hand, and Purchasers, on the other hand, on behalf of itself and its Affiliates, authorizes the Vitro Entities (and their respective officers, directors, employees and agents), on the one hand, and Purchasers and their Affiliates (and their respective officers, directors, employees and agents), on the other hand, as the case may be, if any such Person receives any mail, telegram, package or other communication intended for another Party or such Party's Affiliates and it is not readily apparent that such is the case, to open such communications and to retain the same to the extent that they relate to the business of the receiving Party. To the extent that any such communications relate to the business of the non-receiving Party, the receiving Party shall promptly deliver such mail, telegrams, packages or other communications (or, in case the same relate to both businesses, copies thereof) to the other Party. No Party shall open mail unambiguously intended for another Party. The provisions of this Section 5.11 are not intended to, and shall not be deemed to, constitute an authorization by a Party to permit another Party to accept service of process on its behalf, and no Party is or shall be deemed to be the agent of another Party for service of process purposes.

          SECTION 5.12. Intercompany Arrangements. (a) Except for and as contemplated by the Ancillary Agreements, the Contracts set forth in Section 5.12(a) of the Disclosure Schedule and Section 5.12(c), all intercompany arrangements and Contracts between any Vitro Entity and any of the Acquired Companies pursuant to which goods, services, tangible or intangible property or joint activities related to the Business are leased, subleased, licensed, sublicensed or otherwise provided shall be terminated and of no further force and effect with respect to the Acquired Companies after the Closing, with no Liabilities on the part of any party thereto.

          (b) On or prior to Closing, Sellers shall cause the applicable Acquired Companies, on the one hand, and the applicable Vitro Entities, on the other hand, to duly execute and deliver (i) binding written agreements, each in all material respects reflecting the terms of the existing oral Contracts set forth on Section 5.12(b) of the Disclosure Schedule, except as modified by this
Section 5.12(b), (ii) binding written agreements renewing the expired Contracts set forth on Section 5.12(b) of the Disclosure Schedule, each in all material respects reflecting the terms of such Contracts immediately prior to their respective expiration dates, except as modified by this Section 5.12(b), and each (A) in accordance with the applicable terms set forth on Section 3.20(b)(ii) of the Disclosure Schedule, (B) incorporating by reference Sections
11.04 (Severability), 11.06 (Assignment), 11.07 (Amendment), 11.08 (Waiver),
11.11 (Governing Law; Agent for Service of Process), 11.12 (Waiver of Jury Trial) and 11.15 (Counterparts) into such Agreement, mutatis mutandis, as if references to "this Agreement" in this Agreement were references to such Contract in such Contract and (C) in form and substance reasonably acceptable to Purchasers.

          (c) Effective simultaneously with the Closing, Sellers, on their own behalf and on behalf of all other Vitro Entities, will be deemed to have forgiven and irrevocably waived any and all rights to Intercompany Payables with a value equal to $2,500,000 (the "FORGIVEN PAYABLES"), which Forgiven Payables shall be treated for Tax purposes as an adjustment to the Purchase Price. The Forgiven Payables will be of no further force or effect from and after the


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Closing, and no payment thereof will be required under any circumstances. On
August 15, 2006, Purchasers shall pay or cause to be paid to the applicable Vitro Entities, by wire transfer in immediately available funds to an account designated by Sellers in writing delivered to Purchasers on or prior to the date of such payment, an amount equal to (i) the amount of the Intercompany Payables outstanding as of the Closing Date minus (ii) $20,336,606. On January 15, 2007, Purchasers shall pay or cause to be paid to the applicable Vitro Entities, by wire transfer in immediately available funds to an account designated by Sellers in writing delivered to Purchasers on or prior to the date of such payment, an amount equal to (i) the Reference Intercompany Payables Amount, minus (ii) the Sellers' Mirrored Shared Contract Fees, if any. From and after the receipt by the applicable Vitro Entities of the Reference Intercompany Payables Amount (or, if applicable, such lower amount) in accordance with the preceding sentence, all Intercompany Payables shall be deemed paid in full and fully discharged, and none of Purchasers or the Acquired Companies shall have any further obligations with respect to any Intercompany Payables, and neither the Vitro Entities nor their respective Affiliates shall have any rights or claims of entitlement, under any Contract or otherwise, to any Intercompany Payables.

          (d) The Parties acknowledge and agree that (i) during 2005, Crisa Corp. invoiced Libbey Glass Inc. for certain products at prices in excess of the previously paid Landed Duty Paid Price determined in accordance with Section 5.4(c) of the Distribution Agreement, (ii) Libbey Glass Inc. did not pay the full price increase but instead continued to pay applicable invoices at the preexisting Landed Duty Paid Price plus a portion of the price increase, (iii) Crisa Corp. and Libbey Glass Inc. have a good faith dispute about the appropriate prices payable by Libbey Glass Inc. with respect to such products and (iv) the amount of the disputed price differential for such products equals $368,504.09 (the "DISPUTED PAYABLES"). Effective immediately upon Closing and without any further action required by any Person, Crisa Corp. hereby forgives and forever waives any and all rights to the Disputed Payables. The Disputed Payables will be of no further force or effect from and after the Closing, and no payment thereof will be required under any circumstances.

          SECTION 5.13. Non-Assignment. Notwithstanding anything else in this Agreement to the contrary, this Agreement shall not constitute an assignment, license, sublicense, lease, sublease, conveyance or transfer any of Action, Asset, Contract or any claim or right or any benefit arising thereunder or resulting therefrom as to which consent or approval to assignment, license, sublicense, lease, sublease, conveyance or transfer thereof or amendment thereof (including consents and approvals of Governmental Authorities) is required but has not been obtained. Each of Sellers and Purchasers shall use its commercially reasonable efforts to obtain any such consent, approval or amendment.

          SECTION 5.14. Non-Competition; Non-Solicitation. (a) For a period of five years after the Closing (the "RESTRICTED PERIOD"), the Vitro Entities shall not, directly or indirectly, (i) engage in any business anywhere in the world that manufactures, produces, distributes or sells, the following products: glass tableware (including glass barware, stemware and other drinkware, as well as glass dinnerware), glass vessels used for candles, blender jars, jars for mole, jams or jellies, coffee carafes and microwave oven plates and any items made of borosilicate glass, including the glass products listed in the brochures and marketing materials the cover pages of which are attached as Exhibit 5.14(a) and glass products of the kind manufactured, produced, distributed or supplied by the Acquired Companies at any time during the two-year period prior to the Closing (such products, the "SPECIFIED PRODUCTS"), or (ii) without the prior written consent of Purchasers, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected


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with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with the Business or the Acquired Companies in manufacturing, producing, distributing or supplying any Specified Products.

          (b) For a period of three years from the Closing Date, the Vitro Entities shall not, and shall use their respective commercially reasonable efforts to cause their respective distributors not to, solicit sales from Crisa Customers of any products that any Vitro Entity manufactures, produces, distributes or supplies and with respect to which the primary purpose (in the context of such solicitation) is to substitute for any Specified Products.

          (c) Notwithstanding the foregoing, none of the following shall be deemed to violate this Section 5.14:

               (i) the Vitro Entities' ownership, whether direct or indirect, legal or beneficial, of securities in any competitor of the Acquired Companies if (A) the securities owned by the Vitro Entities, in the aggregate, represent no more than five percent of the outstanding voting power of the competitor, and (B) there is no contractual or ownership relationship between the competitor and any of the Vitro Entities other than the ownership by the Vitro Entities of the securities in question, other than any such relationship or agreements that (y) are related to businesses of such competitor other than businesses involving the Specified Products, or (z) are of a nature typically entered into in connection with such equity investments (for example, shareholders, voting or registration rights agreements);

               (ii) the Vitro Entities' ownership, whether direct or indirect, legal or beneficial, of any securities in Nadir Figueiredo Ind. e Com. S/A if (A) the securities owned by the Vitro Entities, in the aggregate, represent no more than eight percent of the outstanding common equity that has voting power, and no more than eight percent of the outstanding preferred securities that have limited voting rights, and (B) there is no contractual or ownership relationship between Nadir Figueiredo Ind. e Com. S/A and any of the Vitro Entities other than the ownership by the Vitro Entities of the securities in question, other than any such relationship or agreements that (y) are related to businesses of Nadir Figueiredo Ind. e Com. S/A other than businesses involving the Specified Products, or (z) are of a nature typically entered into in connection with such equity investments (for example, shareholders, voting or registration rights agreements);

               (iii) the Vitro Entities' ownership, whether direct or indirect, legal or beneficial, of any securities in any entity that, as of the date of this Agreement, operates one or more glass tableware manufacturing facilities in the Republic of Colombia and/or the Federative Republic of Brazil if (A) the securities owned by the Vitro Entities, in the aggregate, represent no more than 30 percent of the outstanding voting power of such company or its Affiliates; (B) any Vitro Entities owning such securities acquired the securities in connection with, or using the proceeds of, a sale or other disposition by any of the Vitro Entities, in one or a series of related transactions, of non-cash assets or stock; (C) during the Restricted Period, none of the Vitro Entities nor their Representatives participates in or controls all or any part of the day-to-day management or operations of the competitor other than such activities that are related to the businesses of such competitor that do not involve and do not compete with the Specified Products;


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

          (D) during the Restricted Period, the percentage of seats on the board of directors (or equivalent governing body) of the competitor or any of its equity holders (other than any Vitro Entities owning the securities in question) held by Representatives of the Vitro Entities shall not exceed the percentage of outstanding securities of the competitor owned by the Vitro Entities, in the aggregate; (E) during the Restricted Period, the Vitro Entities and any Representatives of any of the Vitro Entities who are members of the board of directors (or equivalent governing body) of the competitor or any of its equity holders (other than any Vitro Entities owning the securities in question) shall agree in writing not to disclose, and in fact shall not disclose, to the competitor, its officers, directors, equity holders or employees any proprietary information (including information concerning or relating to the general business operations, financial information, marketing strategy and information, product development efforts, product concepts, inventions, sales, costs, profits, pricing methods, historical, current or projected financial information, or technical information) that relates to the Acquired Companies and was obtained by any of the Vitro Entities prior to the Closing Date; (F) during the Restricted Period, none of the Excluded Assets shall be utilized, directly or indirectly, in the manufacture, production, distribution or supply of any Specified Products and (G) during the Restricted Period, the Vitro Entities shall use their commercially reasonable efforts to cause the competitor to retain Libbey Inc. or one or more of its Subsidiaries as its exclusive distributor of the competitor's glassware exports into the United States;

               (iv) the manufacture, production, distribution, sale or supply without limitation of markets or territories of any (A) metal flatware of the variety manufactured, produced or supplied by FACUSA, (B) lead crystal glassware of the variety manufactured, produced or supplied by any Vitro Entity, (C) candle containers sold by any Vitro Entities or Empresas Comegua S.A. and its Affiliates exclusively outside of the U.S. and Mexico and (D) containers (made of soda lime glass, borosilicate, or otherwise) manufactured primarily for the purpose of packaging, including the packaging of food products (including mole and jelly jars with a "screw cap" or "twist off", but not a "clamp lid", design), beverages, pharmaceuticals, and cosmetics, and (E) borosilicate glass tubing for use in producing ampoules and lab ware;

               (v) the manufacture, production, distribution, sale or supply of any Specified Products (other than sales covered by Section 5.14(c)(iv)) of an aggregate amount less than or equal to (A) $300,000 minus (B) the amount of the actual gross sales of Specified Products in the territories covered by Section 3(a)(i) of the Non-Competition Agreement during any rolling twelve-month period or any portion thereof; and

               (vi) the redistribution, resale or re-supply of any Specified Products that were manufactured, produced, distributed, sold or supplied by Purchasers or any of their Affiliates.

          (d) Sellers shall certify to Purchasers, in writing and on a semi-annual basis, the amount of sales subject to any of Sections 5.14(a), (b) and (c).

          (e) For a period of three years from the Closing Date, neither Purchasers nor the Acquired Companies nor their respective Affiliates, on the one hand, nor any Vitro Entity, on


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the other hand, will take any action, directly or indirectly to induce or solicit any of the other party's officers or employees to terminate their employment with such other party (other than by conducting a general solicitation for employees, including through the use of employment agencies), provided that this Section 5.14(e) shall not prohibit (i) any Party from advertising employment opportunities in any national newspaper, trade journal or other publication in a major metropolitan area, or any third party Internet website posting, or negotiating with, offering employment to or employing such persons contacted through such medium, (ii) any Party from participating in any third party hiring fair or similar event open to the public or negotiating with, offering employment to or employing such persons contacted through such medium,
(iii) the Acquired Companies from directly or indirectly offering employment to, soliciting for employment or employing any employees of any Vitro Entity (A) whose principal employment duties primarily relate at such time (or on the Closing Date primarily related) to the Business or the Acquired Companies either directly or indirectly (including pursuant to any Ancillary Agreement) or (B) who are listed on Exhibit 5.14(e) or (iv) Purchasers or their Affiliates from offering employment to, soliciting for employment or employing the General Manager. For a period of three years from the Closing Date, Sellers shall deliver written notice to Purchasers promptly following any decision by a Vitro Entity to terminate the employment of any individual described in the preceding clauses (A) and (B) (and in any event prior to such termination, unless such termination shall have been for cause).

          (f) The Restricted Period shall be extended by the length of any period during which a Party is in breach of the terms of this Section 5.14.

          (g) Sellers acknowledge that the covenants set forth in this Section
5.14 are an essential element of this Agreement and that, but for the agreement of Sellers to comply with these covenants, Purchasers would not have entered into this Agreement. Sellers acknowledge that this Section 5.14 constitutes an independent covenant that shall not be affected by performance or nonperformance of any other provision of this Agreement by the Parties. Sellers have independently consulted with their counsel and after such consultation agree that the covenants set forth in this Section 5.14 are reasonable and proper.

          (h) If any provision of this Section 5.14 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, or scope, then, and in that event, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, or scope set forth will be changed to be the maximum period of time, the largest territory, or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

          SECTION 5.15. Additional Financial Information. (a) Between the date of this Agreement and the Closing Date, Sellers shall, no later than 15 days following the end of each monthly accounting period beginning January 1, 2006, cause the Acquired Companies to deliver to Purchasers periodic financial statements, reports and forecasts in the form that they customarily prepare for Affiliates of Purchasers and for the internal purposes of Sellers concerning the Acquired Companies, all of which financial statements and reports will (i) have been prepared in accordance with the books of account and other financial records of the Acquired Companies, (ii) to the extent such information consists of financial statements, (A) present fairly in all material respects the financial condition and results of operations, as of the dates thereof or for the periods covered thereby, of the Acquired Companies on a consolidated basis
(B) have been prepared in accordance with Mexican GAAP (except for the absence of notes thereto and normal year-end adjustments) consistently applied according to the past


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practices of the Acquired Companies, (C) include all adjustments (consisting only of normal year-end recurring accruals) that are necessary for a fair presentation of the financial condition, as of the dates thereof or for the periods covered thereby, of the Acquired Companies (except for the absence of notes thereto and normal year-end adjustments), and (iii) to the extent such information consists of information other than financial statements, have been derived in good faith using reasonable accounting methodologies from financial statements that comply with the foregoing.

          (b) As soon as practicable following the date of this Agreement (and in any event by April 14, 2006), Sellers shall deliver, or shall cause the Acquired Companies to deliver, to Purchasers the audited consolidated balance sheets, income statements and statements of operations, changes in stockholders' equity and cash flows of the Acquired Companies, for the fiscal years ended December 31, 2005, prepared in accordance with U.S. GAAP and the requirements of Regulations S-X, together with all related notes and schedules thereto, for inclusion in the offering materials in connection with the financing contemplated by Section 8.02(j) and, if required, to be filed with the U.S. Securities and Exchange Commission (including any filing of an exchange offer registration statement related to such financing), accompanied by the reports thereon of Deloitte and any consents required from Deloitte for the filing of such reports with the U.S. Securities and Exchange Commission.

          (c) As soon as practicable following the end of the first quarter of fiscal year 2006 (and in any event by April 23, 2006), Sellers shall deliver and shall cause the Acquired Companies to deliver to Purchasers the unaudited balance sheet, income statement and statements of operations, changes in stockholders' equity and cash flows of the Acquired Companies, for the quarterly period ended March 31, 2006 and for each of the quarterly periods during 2005. The financial statements described in the preceding sentence shall be reviewed by Deloitte in accordance with the quarterly review procedures employed by Deloitte in connection with the unaudited quarterly financial statements reviewed by Deloitte during 2005 (except that the review shall include Crisa Industrial as well as the other Acquired Companies) and shall be prepared in accordance with U.S. GAAP and the requirements of Rule 10-01 of Regulation S-X, for inclusion in the offering materials in connection with the financing contemplated by Section 8.02(j) and to be filed with the U.S. Securities and Exchange Commission.

          (d) On or before April 28, 2006, Sellers shall deliver and shall cause the Acquired Companies to deliver to Purchasers the audited consolidated balance sheets, income statements and statements of operations, changes in stockholders' equity and cash flows of the Acquired Companies for the fiscal years ended December 31, 2003 and December 31, 2004, prepared in accordance with U.S. GAAP and the requirements of Regulations S-X, together with all related notes and schedules thereto, for inclusion in the offering materials in connection with the financing contemplated by Section 8.02(j) and, if required, to be filed with the U.S. Securities and Exchange Commission (including any filing of an exchange offer registration statement related to such financing), accompanied by the reports thereon of Deloitte and any consents required from Deloitte for the filing of such reports with the U.S. Securities and Exchange Commission.

          (e) If for any reason any of the financial statements described in subsections (b) through (d) above are not delivered to Purchasers on or before the date specified in such subsections for delivery to Purchasers, then the Outside Closing Date shall be extended by one (1) day for each day by which delivery of any of those financial statements is delayed beyond the date specified for delivery in subsection (b), (c) or (d) above, without duplication (which, for


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

clarification, means that if such failure occurs with respect to the financial statements required by more that one subsection, then the extension shall only be calculated with respect to the longest of the number of days of such failure as between such sections, without duplication).

          (f) The failure of Sellers to deliver or cause to be delivered to Purchasers any of the financial statements contemplated by subsections (b), (c) or (d) above for any reason shall not be deemed to be a breach, default or non-performance by Sellers of any obligation, covenant or agreement under this Agreement for any purpose other than for the limited purposes of Purchasers' right to terminate this Agreement pursuant to Section 10.01(a) hereof, and in the event of any such failure the Parties agree that the sole and exclusive remedy of Purchasers for such failure shall be (i) the extension of the Outside Closing Date as provided in subsection (e) above, and (ii) the right of Purchasers to exercise the right of termination provided in Section 10.01(a).

          SECTION 5.16. Remission of Funds. From and after the Closing, if any Vitro Entity, on the one hand, or Purchasers or any of their Affiliates, on the other hand, receives any benefit or payment under any Contract that was allocable to or intended for the other party, the Parties shall use their respective commercially reasonable efforts to, and to cause their respective Affiliates to, deliver, transfer or otherwise afford such benefit or payment to the other party. For the avoidance of doubt, if any Vitro Entity receives any discounts, rebates or incentives earned by the Acquired Companies under any Shared Contracts or otherwise attributable to the Acquired Companies by reason of their purchasing activities after the Closing, Purchasers shall cause the applicable Vitro Entity to deliver, transfer or otherwise afford such benefit or payment to the Acquired Companies.

          SECTION 5.17. Ancillary Agreements. (a) (a) The Parties agree to enter into, and to cause their respective Affiliates to enter into, each of the Ancillary Agreements to which they are a party on or prior to the Closing Date.

          (b) To the extent there is a conflict between any of the provisions of this Agreement and any of the Ancillary Agreements, the provisions of this Agreement shall control; provided, however, that the provisions of such Ancillary Agreement shall control to the extent such control is expressly stated in such Ancillary Agreement.

          (c) From and after the date of this Agreement, Vitro and Purchasers shall cooperate in good faith to, and, on or prior to Closing, shall negotiate and draft one or more Transition Services Agreements pursuant to which certain Vitro Entities will provide transition services to the Acquired Companies for a period of time following the Closing; provided that such Transition Services Agreements shall reflect the following terms: (i) the term shall be three years,
(ii) until the second anniversary of the Closing Date, the Acquired Companies shall receive a credit of $52,083.33 each month against the aggregate fees for transition services provided under such agreements, translated to Mexican pesos,
(iii) until the second anniversary of the Closing Date, the transition services provided, or caused to be provided, by the Vitro Entities pursuant to such agreements shall be provided at prices representing the Vitro Entities' fiscal year 2005 actual charges to Vitrocrisa for each transition service, net of any applicable value added tax, (iv) the Vitro Entities shall cause the General Manager to allocate not less than 80% of his time to the provision and performance of transition services and other such duties as the Acquired Companies, Purchasers or any of their Affiliates may determine pursuant to the terms and conditions set forth on Exhibit 1.01-I and (v) the amount payable by the Acquired Companies to the Vitro Entities as compensation for the General Manager's services shall be equal to US $41,666.66 per month, translated to Mexican pesos. In connection with the


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foregoing negotiation and drafting of Transition Services Agreements, Vitro and
Purchasers shall also, inter alia, (i) determine with specificity which services the Vitro Entities shall provide under Transition Services Agreements, (ii) determine the appropriate number of Transition Services Agreements that will be entered into in order to cause such services to be provided, taking into account the Parties' desire to reflect the provision of services by Vitro Corporativo, S.A. de C.V. in one Transition Services Agreement and services provided by other Vitro Entities in one or more other Transition Services Agreements, and (iii) cause each such Transition Services Agreement to identify with specificity (A) the services that the Vitro Entities shall provide thereunder, (B) which Vitro Entity vendors will be providing such services, (C) the fees that the Acquired Companies shall pay for such services and (D) the termination dates for such services.

          SECTION 5.18. Cash and Bank Accounts. (a) Until the Closing, Sellers shall continue to employ on behalf of the Acquired Companies, and shall cause the Acquired Companies to employ, cash management practices consistent with those employed immediately prior to the date of this Agreement, including continuing to collect funds generated from the Business in bank accounts of the Acquired Companies through their standard cash management practices.

          (b) All payments and reimbursements received after the Closing by any Vitro Entity exclusively in connection with or exclusively arising out of the Business, the Business Assets or the Crisa Liabilities shall be held by such Person in trust for the benefit of the Acquired Companies and, promptly upon receipt by such Person of any such payment or reimbursement, such Person shall pay over to the applicable Acquired Company the amount of such payment or reimbursement, without right of set off.

          (c) All payments and reimbursements received after the Closing by Purchasers and their Affiliates in connection with or arising out of the Vitro Business, the Excluded Assets or the Reimbursable Liabilities shall be held by such Person in trust for the benefit of the Vitro Entities and, promptly upon receipt by such Person of any such payment or reimbursement, such Person shall pay over to the applicable Vitro Entity the amount of such payment or reimbursement, without right of set off.

          SECTION 5.19. Cooperation with Financing. Sellers shall, and shall cause their Affiliates to, reasonably cooperate with Purchasers and their Representatives (and use their reasonable commercial efforts to cause their respective Representatives, including the independent accounting firm and financial consultant retained by Sellers, to cooperate with Purchasers and their Representatives) in connection with their efforts to obtain the financing contemplated by Section 8.02(j) below. In particular, Sellers shall, and shall cause their Affiliates and Representatives to: (a) prepare and provide to Purchasers and their Representatives: (i) historical financial statements with respect to the Acquired Companies, including the audited and unaudited financial statements referred to in Section 5.15 (subject to the provisions of 5.15(d)), and (ii) information and data necessary to support the computation of pro forma adjustments to the historical financial statements of the Acquired Companies to reflect the consummation of the Transactions (including the anticipated impact upon the Business of the integration of Plant C into Plant M), in each case as are reasonably requested in connection with such financings; (b) cooperate in connection with the due diligence reviews to be conducted by Purchasers or Representatives of Purchasers' financing sources; (c) cooperate in the preparation by Purchasers of pro forma projections with respect to the Business to reflect the consummation of the Transactions and the anticipated impact of the integration of Plant C into Plant M; (d) provide Purchasers and their Representatives with information related to the


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Acquired Companies and the Business to the extent reasonably necessary to prepare offering materials in connection with such financing; (e) review any such offering materials for purposes of confirming that the information provided by Sellers presented therein is not, to Sellers' Knowledge, inaccurate or incomplete in any material respect; and (f) cause any independent accounting firm or financial consultant retained by Sellers to provide customary comfort letters with respect to the audited and unaudited financial statements referred to in Section 5.15 and any other financial information relating to the Acquired Companies included in any offering materials in connection with the financing contemplated by Section 8.02(j) (but not any subsequent financings, transactions or filings), with 51% of the cost of such comfort letters being paid by Sellers and 49% being paid by Purchasers, and 100% of the cost of any comfort letters that are not required by Purchasers' lead initial purchaser in connection with financings to be paid by Purchasers. Sellers' obligation to provide the information contemplated by clause (d) of this Section shall be limited as follows:

               (i) Purchasers shall deliver written or electronic notice to Sellers identifying the information that Purchasers believe is reasonably necessary to prepare the offering memorandum;

               (ii) the information requested must be information that is in the possession or reasonable control of Sellers or the Acquired Companies, or can reasonably be compiled or derived by Sellers or the Acquired Companies based upon information that is in the possession or reasonable control of Sellers or the Acquired Companies; and

               (iii) provided that the information requested satisfies the requirements of clause (ii), Sellers shall provide the requested information to Purchasers as soon as reasonably possible; however, in any event, Sellers shall, within three days of receipt of Purchasers' notice pursuant to clause (i), give Purchasers a written or electronic notice setting forth the estimated date and time of delivery (which shall not be more than three days after the date of such notice) of the requested information to Purchasers or the reasons why Sellers cannot provide, and cannot reasonably be expected to provide, the requested information. If Sellers reasonably believe that they cannot provide the requested information within the additional three-day period, they must so advise Purchasers within that period of time as to (x) the basis for Sellers' reasonable belief that they cannot provide the requested information within that additional three-day period and (y) Sellers' reasonable estimate as to the date by which Sellers can provide Purchasers such information.

          SECTION 5.20. General Manager. (a) Prior to Closing, Vitro shall (i) cause the General Manager to resign as an employee of the Acquired Companies;
(ii) upon such resignation pay or otherwise provide to the General Manager any and all accrued and unpaid benefits; (iii) offer to hire or cause one of its Affiliates to offer to hire the General Manager with such employment governed by the GM Employment Agreement, which shall be duly executed by each party thereto; and (iv) assuming that the General Manager accepts such offer of employment, make available and cause to be provided the General Manager's services in accordance with the Transition Services Agreement.

          (b) On or prior to Closing, Vitro shall cause the Termination Agreement to be duly executed and delivered by all of the parties thereto.


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          SECTION 5.21. Taller de Coleccion. (a) Sellers shall, prior to
Closing, cause (i) the assets and liabilities associated with Taller de Coleccion to be transferred from the Acquired Companies to Vitro or a Vitro Affiliate as designated by Vitro, and (ii) any individuals currently employed or engaged by the Acquired Companies solely for purposes of operating the business of Taller de Coleccion ("EXCLUDED EMPLOYEES") to resign or be terminated by the Acquired Companies and rehired by Vitro or the applicable Vitro Entity to which the assets and liabilities associated with Taller de Coleccion are transferred. Sellers shall be solely liable for any Post-Employment Benefits, severance or other costs incurred as a result of, or in connection with, the termination and rehiring of the Excluded Employees.

          (b) Prior to the 90th day following the Closing Date, Sellers shall cause the operations, inventory and showroom of Taller de Coleccion to be removed from so-called "Plant M."

          SECTION 5.22. Certain Action Proceeds. If after the Closing but prior to the 24-month anniversary of the Closing Date the Acquired Companies or Purchasers receive any payment either in settlement of, or as a result of any judgment on, any of the Actions listed as items 1.a, 1.b, 1.c, 2.a, 3.a, and 4.a on Section 3.14 of the Disclosure Schedule, then Purchasers shall pay to Sellers an amount equal to 51% of (a) the total amount of such payment, minus (b) all Losses incurred by the Purchaser Indemnified Parties after the Closing Date arising out of or related to, and all other costs and expenses to the extent directly or indirectly associated with, such Actions and such payment, including court costs, attorneys' fees, the value of all counterclaims in such Actions and any Taxes payable by any Purchaser Indemnified Party; provided, however, that Purchasers shall not be required to make any payments to Sellers under this
Section 5.22 unless and until the aggregate amount of all payments required to be made to Sellers under this Section 5.22 exceeds $400,000, after which $400,000 threshold is exceeded Purchasers shall only be required to make any payments to Sellers in excess of such threshold. The provisions of this Section
5.22 shall not limit or otherwise impact in any way the indemnification obligations of the Sellers hereunder.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

          SECTION 6.01. Post-Employment Employment Benefit Liabilities. Prior to Closing, Sellers shall take all such action as is necessary to assume all Liabilities with respect to Post-Employment Benefits of Former Business Employees so that on and after Closing the Acquired Companies shall have no further Liabilities therefor, including by causing former Business Employees to accept, sign and ratify before the corresponding Labor Board a Substitution Agreement. Without limiting the generality of the foregoing, Sellers shall, prior to Closing, take the actions specified on attached Exhibit 6.01. The Acquired Companies shall be responsible for Post-Employment Benefits only for Business Employees who are employed by the Acquired Companies on or after the Closing (the "CONTINUING Employees"). From and after the Closing, Sellers shall be solely responsible for and timely pay the Post-Employment Benefits to Former Business Employees, except to the extent that the Acquired Companies or Purchasers have received distributions under the Escrow Agreement for the purpose of paying such liabilities.

          SECTION 6.02. Employee Benefits. (a) For so long as the Vitro Entities maintain the Vitro Club, the Business Employees shall have full access to the Vitro Club on the same terms and conditions as employees of the Vitro Entities, provided that the Acquired


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Companies continue to pay the required monthly payment per employee for use of the Vitro Club. For a period of two (2) years after Closing, the required monthly payment per employee shall remain the same as the monthly payment per employee currently being paid by the Acquired Companies for use of the Vitro Club by Business Employees. If, after the Closing Date, (i) the monthly payment per employee paid by the Vitro Entities for the use of the Vitro Club by their respective employees is modified, then the fees to be paid by the Acquired Companies for the use by the Business Employees of the Vitro Club shall be modified on the same basis, or (ii) the Vitro Entities cease to maintain the Vitro Club and the Vitro Entities offer their respective employees another similar benefit in replacement, then, at the cost and expense of the Acquired Companies, the Vitro Entities shall use commercially reasonable efforts to make such similar benefit available to the Business Employees on the same terms and conditions on which it is made available to the respective employees of the Vitro Entities. Notwithstanding anything herein to the contrary, the Acquired Companies may, for convenience, and for any reason and without any penalty or liability whatsoever, terminate the Business Employees' rights to access the Vitro Club in accordance with this Section 6.02(a) by giving the Vitro Entities not less than 30 days written notice thereof, provided that the Acquired Companies shall fully indemnify and hold harmless the Vitro Entities from and against any and all Losses arising out of or related to any Actions brought by any Business Employee on account of such termination.

          (b) The Acquired Companies and the Business Employees participate in the employee savings plan arrangement sponsored for Vitro employees by the ASRAC Foundation. After the Closing, Vitro shall cooperate in good faith with the Acquired Companies to transition from the ASRAC Foundation to a separate employee savings plan for the Acquired Companies' Business Employees. Such cooperation shall include verification of account balances and completion of all necessary actions in connection with the transfer of funds to the Acquired Companies equal to the amounts to which the Business Employees are entitled. In effecting the transfer, the Parties will cooperate in good faith to account for outstanding employee loans, as required by the plan documents and applicable Law.

          SECTION 6.03. Transfer of Employees. Immediately prior to or on the Closing Date, Purchasers or one of their Affiliates shall agree to hire the employees of Trabajo de Administracion y Servicios A.C. and Salud Corporativa A.C. listed on Exhibit 6.03 (the "TRANSFERRED EMPLOYEES") on substantially the same terms and conditions as such persons are currently employed. Purchasers shall be responsible for and pay 49% of any accrued and unpaid benefits as of Closing associated with any Transferred Employees that accept the offer of employment of any of Purchasers and their Affiliates, as applicable, and Sellers shall be responsible for and pay 51% of such accrued and unpaid benefits. Nothing contained herein shall limit Purchasers' ability to change the terms and conditions of the Transferred Employees' employment at any time following the Closing Date.

                                  ARTICLE VII

                                  TAX MATTERS

          SECTION 7.01. Tax Returns. (a) Sellers shall prepare, or cause to be prepared, consistent with past practices and customs of the Acquired Companies (unless a contrary position is required by Law), all Acquired Company Tax Returns relating to Tax Periods ending on or before the Closing Date, including all Tax Returns of any Seller or any of its Affiliates that are filed on a consolidated, combined, unitary or similar basis and include an Acquired Company ("COMBINED TAX RETURNS"). Sellers shall timely file all Combined Tax Returns with the appropriate Governmental Authorities; provided, however, that Sellers shall not


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file any such Combined Tax Returns after the Closing Date without Purchaser's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Sellers shall deliver all other Acquired Company Tax Returns required to be prepared by Sellers pursuant to this Section 7.01 to Purchasers for timely filing with the appropriate Governmental Authorities. In connection with the filing of any Tax Returns required to be prepared by Sellers pursuant to this
Section 7.01(a), Sellers shall pay such amount required to be paid pursuant to
Section 9.07, and Sellers shall promptly provide Purchasers with copies of the portions of all Combined Tax Returns that relate to an Acquired Company.

          (b) Purchasers shall prepare, or cause to be prepared, and timely file with the appropriate Governmental Authority all Acquired Company Tax Returns relating to Tax Periods ending after the Closing Date and, subject to Sellers' indemnification obligations under Section 9.07, shall cause all Taxes due with respect to such Tax Returns to be paid on a timely basis. To the extent that such Tax Returns described in the preceding sentence relate to Taxes of an Acquired Company for a Pre-Closing Tax Period, Purchasers shall (i) prepare such Tax Returns consistent with past practices and customs of the Acquired Company (unless a contrary position is required by Law), (ii) promptly provide Seller Representative with copies of all such Tax Returns or portions thereof related to Taxes of the Acquired Company for a Pre-Closing Tax Period and (iii) not file any such Tax Return without Seller Representative's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

          SECTION 7.02. Cooperation on Tax Matters. Sellers, the Acquired Companies and Purchasers shall reasonably cooperate, and shall cause their respective Affiliates and their and their Affiliates' Representatives reasonably to cooperate, in preparing and filing all Tax Returns relating to the Acquired Companies, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits relating to Taxes. The Parties agree (i) to retain all Books and Records with respect to Tax matters pertinent to an Acquired Company relating to any Tax Period beginning before the Closing Date until the applicable statute of limitations has expired and to abide by all record retention agreements entered into with any Governmental Authority; (ii) to allow the other Parties and their Representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such Party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours at such Party's expense; and (iii) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such Books and Records and, if any other Party so requests, Sellers and Purchasers, as the case may be, shall allow the other Party to take possession of such Books and Records.

          SECTION 7.03. Transfer Taxes. The Acquired Companies shall pay all Transfer Taxes incurred in connection with the conveyance by Sellers to the Acquired Companies of the Plant I Real Property and the interests of any Seller with respect to the Plant I Improvements, the Plant I Building Lease and the Plant I Sublease, and any other Assets transferred by Sellers to the Acquired Companies in connection with the Transactions. Sellers shall pay all Transfer Taxes incurred in connection with the conveyance by the Acquired Companies to the Vitro Entities of the Plant C Real Property, the Assets and business of Taller de Coleccion, and any other Assets transferred by the Acquired Companies to the Vitro Entities pursuant to the Transactions. Sellers and Purchasers shall cooperate in timely preparing and filing all Tax Returns and other documentation required under applicable Tax Law to be filed in connection with such Transfer Taxes.


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

          SECTION 7.04. Tax Refunds. Any Tax refunds (including any interest in respect thereof) relating to any Pre-Closing Tax Period of the Acquired Companies that are not reflected on the Business Books and Records prior to the Closing Date received by Purchasers or the Acquired Companies (or any Affiliate thereof) shall be for the account of Sellers, except to the extent that such Pre-Closing Tax Period refunds relate to a Post-JV Tax Period, in which case Sellers shall be entitled only to their Applicable Share of such Tax Refund; provided, however, that any refunds relating to the tax incentives provided by the Mexican National Board of Science and Technology (Consejo Nacional De Ciencia y Tecnologia) and any Tax refunds (including any refunds of value added Taxes [Impuesto al Valor Agregado]) that are reflected on the Business Books and Records prior to the Closing Date shall be for the account of Purchasers. Purchasers shall remit to Sellers the appropriate amount of any Tax refund within 15 days after receipt thereof.

          SECTION 7.05. Accounting Dividend Tax Credit. Purchasers shall, and shall cause the Acquired Companies to, use their commercially reasonable efforts to obtain full credit for payment of the Accounting Dividend Tax under applicable Mexican Tax Law.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

          SECTION 8.01. Conditions to Obligations of Sellers. The obligations of Sellers to consummate the Transactions shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Purchasers contained in this Agreement that (i) is not qualified by materiality, Material Impairment or Material Adverse Effect shall be true and correct in all material respects as of the Closing, as if made anew at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true and correct as of such certain date) and (ii) is qualified by materiality, Material Impairment or Material Adverse Effect shall be true and correct in all respects as of the Closing, as if made anew at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true and correct as of such certain date).

          (b) Covenants. Purchasers shall have performed or complied, in all material respects, with all of the covenants and agreements required by this Agreement to be performed or complied with by Purchasers on or before the Closing.

          (c) Certificate. Purchasers shall have delivered a certificate of a duly authorized officer or representative of Purchasers certifying as to the matters set forth in Sections 8.01(a) and 8.01(b).

          (d) Governmental Approvals. The prior approval from each of the Mexican Foreign Investment Commission and the Mexican Federal Competition Commission shall have been received.

          (e) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary,


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

preliminary or permanent) that has the effect of making the Transactions illegal or otherwise restraining or prohibiting the consummation of the Transactions.

          (f) No Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that all or any of the Transactions not be consummated as provided herein or imposing any conditions on the consummation of the Transactions.

          (g) Opinion of Counsel. Purchasers shall have delivered legal opinions from U.S. and Mexican counsel to Sellers, each addressed to Purchasers, dated as of the Closing and in form and substance reasonably satisfactory to Purchasers, including opinions as to due organization, authority, due execution and no violation of laws or organizational documents.

          (h) Closing Deliveries. Purchasers shall have delivered, or caused to be delivered, to Sellers all of the items set forth in Section 2.05.

          (i) Form and Substance of Closing Deliveries. The form and substance of all actions, proceedings, instruments and documents executed and delivered in connection with the Closing shall be reasonably satisfactory to Sellers and their counsel.

          (j) Release of Guarantees. The Vitro Entities shall have been unconditionally released and forever discharged from all Vitro Guarantees.

          (k) Vitro Stockholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote (or action by written consent) of the stockholders of Vitro in accordance with the General Law of Commercial Companies (Ley General de Sociedades Mercantiles) and Vitro's Organizational Documents.

          (l) General Stockholders Meetings. General stockholder meetings of the Acquired Companies shall have been held approving the release of directors and officers.

          SECTION 8.02. Conditions to Obligations of Purchasers. The obligations of Purchasers to consummate the Transactions shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Sellers contained in this Agreement that (i) is not qualified by materiality, Material Impairment or Material Adverse Effect shall be true and correct in all material respects as of the Closing, as if made anew at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true and correct as of such certain date) and (ii) is qualified by materiality, Material Impairment or Material Adverse Effect shall be true and correct in all respects, as of the Closing, as if made anew at and as of that time (other than such representations and warranties that expressly address matters only as of a certain date, which need only be true and correct as of such certain date).

          (b) Covenants. Sellers shall have performed or complied, in all material respects, with all of the covenants and agreements required by this Agreement to be performed or complied with by Sellers at or before the Closing.

          (c) Certificate. Sellers shall have delivered to Purchasers a certificate of a duly authorized officer of Vitro certifying as to the matters set forth in Sections 8.02(a), 8.02(b)


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

and 8.02(g), together with a complete and correct copy of the consents that are the subject of Section 8.02(h).

          (d) Governmental Approvals. The prior approval from each of the Mexican Foreign Investment Commission and the Mexican Federal Competition Commission shall have been received.

          (e) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that has the effect of making the Transactions illegal or otherwise restraining or prohibiting the consummation of the Transactions.

          (f) No Injunction. There shall be no, and no third party shall be seeking any, effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that all or any of the Transactions not be consummated as provided herein or imposing any conditions on the consummation of the Transactions.

          (g) Release of Liens. Sellers shall have delivered to Purchasers non-Encumbrance certificates (certificados de libertad de gravamenes) issued by the Public Registry of Commerce of each Acquired Company's domicile, within twenty Business Days prior to Closing, along with such other documents reasonably required by Purchasers, in each case as to the absence of Encumbrances on the Business Assets set forth in Exhibit 8.02(g).

          (h) Required Consents. All third party consents required for the transfer of the Business Assets set forth in Exhibit 8.02(h) to the Acquired Companies shall have been received by the Parties, each duly executed by the applicable counterparties thereto, and any third party consents required for the subsequent assignment of the Interests to Purchasers.

          (i) Opinions of Counsel. Sellers shall have delivered a legal opinion from U.S. counsel to Purchasers, addressed to Sellers, dated as of the Closing and in form and substance reasonably satisfactory to Sellers, including opinions as to due organization, authority, due execution and no violation of laws or organizational documents.

          (j) Financing. Libbey Inc. and its Subsidiaries shall have obtained such financing, on terms and conditions acceptable to them, as they determine to be necessary or prudent to (i) refinance the existing indebtedness of Libbey Inc. and its Affiliates; (ii) enable Purchasers to consummate the Transactions, to concurrently refinance, on behalf of the Acquired Companies, the Indebtedness of the Acquired Companies under the Bank Credit Agreement and to obtain the release of Vitro, Libbey Inc. and Libbey Glass Inc. from their respective guaranties with respect to the Bank Debt; (iii) operate the Acquired Companies as contemplated by the Operating Plan (including sufficient financial flexibility to make the capital investments contemplated thereby); and (iv) to operate Libbey Inc. and its Subsidiaries with suitable financial and operational flexibility.

          (k) Closing Deliveries. Sellers shall have delivered, or caused to be delivered, to Purchasers all of the items set forth in Section 2.04.

          (l) Form and Substance of Closing Deliveries. The form and substance of all actions, proceedings, instruments and documents executed and delivered in connection with the Closing shall be reasonably satisfactory to Purchasers and their counsel.


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

          (m) Release of Guarantees. The Acquired Companies shall have been unconditionally released and forever discharged from all Acquired Company Guarantees.

          (n) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred.

          (o) Power of Attorney. Purchaser shall have received an original Notarial Instrument (escritura publica) issued by a notary public in Mexico containing an irrevocable power of attorney granted by the Seller Representative in favor of CT Corporation Systems for the purposes referred to in Section 11.11(b), in the form of Exhibit 8.02(o).

                                   ARTICLE IX

                                 INDEMNIFICATION

          SECTION 9.01. Survival of Representations and Warranties. (a) The representations and warranties of the Parties contained in this Agreement shall survive the Closing until the 24-month anniversary of the Closing Date, provided that (i) the representations and warranties set forth in Section 3.15 (Environmental Matters) and Section 3.19 (Taxes) shall survive until the five-year anniversary of the Closing Date, (ii) the representations and warranties set forth in Section 3.01 (Organization, Authorization and Qualification of Sellers), 3.02 (Organization, Authorization and Qualification of the Acquired Companies), Section 3.03 (Capitalization) and Section 4.01 (Organization and Authority of Purchasers) shall survive indefinitely, and (iii) the representations and warranties set forth in Section 3.18 (Employee Benefit Matters) shall survive until the two year anniversary of the Closing Date. All covenants and agreements contained herein shall survive until fully discharged; provided that Sellers' obligations to indemnify and hold harmless the Purchaser Indemnified Parties pursuant to Section 9.02(a)(ii)(B) shall survive until the fifth (5th) anniversary of the Closing Date.

          (b) Notwithstanding anything in Section 9.01(a) to the contrary, any claim made with reasonable specificity by the Person seeking to be indemnified which claim is made in a written notice delivered to the Party from which indemnification is sought within the time periods set forth in Section 9.01(a) shall survive until such claim is finally and fully resolved.

          SECTION 9.02. Indemnification by Sellers. (a) Purchasers and their Affiliates, officers, directors, employees, agents, successors and assigns (each, a "PURCHASER INDEMNIFIED PARTY") shall be indemnified and held harmless by Sellers for and against:

               (i) 100% of any and all Losses arising out of or resulting from
          (A) the breach of any representation or warranty contained in any Ancillary Agreement or any of Sections 3.01 (Organization, Authorization and Qualification of Sellers), 3.02 (Organization, Authorization and Qualification of the Acquired Companies), 3.03 (Capitalization), 3.04 (Subsidiaries), 3.05 (No Conflict), 3.06 (Governmental Consents and Approvals), 3.08(b) and (c) (Sufficiency of Assets), 3.25 (Brokers) and 3.27 (Affiliate Transactions) (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material"), "Material Impairment" or "Material Adverse Effect" set forth therein); (B) the breach of any covenant or agreement by Sellers or (prior to the Closing) the Acquired Companies contained in this Agreement or in any Ancillary Agreements; and (C) the matters described in subsections (a) through (g), (i) through (l), clause (ii) of


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          subsection (p), and (s) through (v) (to the extent the cause of any
          Losses under (t) arose prior to the JV Effective Date) of the definition of "Reimbursable Liabilities";

               (ii) 51% of any and all Losses arising out of or resulting from
          (A) the breach of any representation or warranty of Sellers not listed in the preceding clause (a)(i)(A) (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material"), "Material Impairment" or "Material Adverse Effect" set forth therein), other than the representations and warranties contained in Section 3.15 (with respect to which Section Purchasers agree that Sells shall have no indemnification obligation) and (B) the matters described in subsections (m) through (r) (other than clause (ii) of subsection (p)), (t) (to the extent the cause of any Losses under (t) arose on or after the JV Effective Date) and (w) of the definition of "Reimbursable Liabilities"; and

               (iii) 81.625% of any and all Losses arising our of or resulting from the matter described in subsection (h) of the definition of "Reimbursable Liabilities".

          (b) Notwithstanding anything in this Agreement to the contrary, the sole recourse of any Purchaser Indemnified Party for any and all Losses relating to or arising from the matters set forth in Section 3.19 and Article VII shall be controlled by Section 9.07.

          SECTION 9.03. Indemnification by Purchasers. (a) Sellers and their Affiliates, respective officers, directors, employees, agents, successors and assigns (each, a "SELLER INDEMNIFIED PARTY") shall be indemnified and held harmless by Purchasers for and against any and all Losses, arising out of or resulting from: (i) the breach of any representation or warranty made by Purchasers contained in this Agreement or any Ancillary Agreement; (ii) the breach of any covenant or agreement by Purchasers or (after the Closing) the Acquired Companies contained in this Agreement or in any Ancillary Agreement;
(iii) the Crisa Liabilities, but excluding such portion of any Losses that arise out of or relate to (A) any breach by Sellers of any representation, warranty, covenant or agreement of Sellers under this Agreement or any Ancillary Agreement, or (B) any items for which any Purchaser Indemnified Party is entitled to indemnification from Sellers hereunder (without regard to any indemnification threshold or other limitations); (iv) 49% of any profit sharing payments made by any Acquired Company to Crisa Corp. in excess of the subsequently determined amount due resulting from the correction of a pricing error on an original invoice or the return, rejection or claim for losses by the customer for products upon which profit payment has been made prior to the Closing Date; and (v) the Vitro Guarantees, but excluding that portion of any Losses payable with respect to Vitro Guarantees that (A) arise out of any breach by Sellers of any representation, warranty, covenant or agreement of Sellers under any Contract, or (B) are based on any items for which any Purchaser Indemnified Party is entitled to indemnification from Sellers hereunder (without regard to any indemnification threshold or other limitations).

          (b) Notwithstanding anything in this Agreement to the contrary, the sole recourse of any Seller Indemnified Party for any and all Losses relating to or arising from the matters set forth in Article VII shall be controlled by
Section 9.07.

          SECTION 9.04. Limits on Indemnification. (a) Except as provided in
Section 9.07 with respect to Tax matters, no claim may be asserted nor may any Action be commenced against either Sellers or Purchasers for breach of any representation, warranty, covenant or


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

agreement contained herein, unless written notice of such claim or action is received by such Party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or Action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or Action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

          (b) Notwithstanding anything to the contrary contained in this
Agreement:

               (i) Sellers shall not be liable for any claim for indemnification pursuant to Sections 9.02(a)(i)(A) and 9.02(a)(ii)(A), unless and until the aggregate amount of indemnifiable Losses which may be recovered from Sellers exceeds $400,000 (the "INDEMNIFICATION THRESHOLD"), after which Indemnification Threshold is exceeded Sellers shall be liable only for Losses in excess of such Indemnification Threshold;

               (ii) the maximum amount of indemnifiable Losses which may be recovered from an Indemnifying Party arising out of or resulting from the causes set forth in Sections 9.02(a)(i)(A), 9.02(a)(ii) or 9.03(a)(i) shall be an amount equal to the Purchase Price, except in the case of (A) the breach of any representation or warranty contained in Section 3.03 (Capitalization), (B) fraud or (C) intentional misrepresentation;

               (iii) the amount of Losses required to be paid by any Party to indemnify any other Party pursuant to this Article IX shall be (a) reduced to the extent of any amounts actually received by such other Party after the Closing Date pursuant to the terms of the insurance policies (if any) covering such Loss, (b) reduced by the amount of additional Taxes that otherwise would be payable for the Tax Period in which the Loss is sustained but for a Tax deduction or credit resulting from such Loss; and (c) in the event any indemnification payment pursuant to this Article IX is not treated as an adjustment to the Purchase Price for Tax purposes, increased by an amount such that the net amount received by the Indemnified Party after reduction for any Taxes imposed on such payment is equal to the amount of the Loss;

               (iv) no indemnification shall be required to be made by Sellers pursuant to this Article IX with respect to any Losses arising out of or resulting from the breach of any of the representations and warranties of Sellers covered by Section 9.02(a)(ii) if Sellers can establish that any Purchaser had actual knowledge, on or before the date of this Agreement, both (A) of the event, occurrence, condition, or circumstance constituting such breach and (B) that such event, occurrence, condition, or circumstance constituted a breach of the applicable representation or warranty of Sellers covered by Section 9.02(a)(ii); and

               (v) no indemnification shall be required to be made by Sellers pursuant to this Article IX with respect to any Losses to the extent arising or resulting from (A) the M7 Furnace Event, (B) the inability of the Purchasers or any of their Affiliates to use, or the delay in the ability of the Purchasers or any of their Affiliates to use, the M7 Furnace Technology in connection with the construction, rebuilding or operation of any furnace or (C) the repair or


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

          replacement, or increased costs incurred in connection with the operation of the M7 Furnace.

          SECTION 9.05. Notice of Loss; Third Party Claims. Except with respect to Tax Claims, which shall be governed exclusively by Section 9.07:

          (a) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating such Party's good faith estimate of the amount of the Loss and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

          (b) Upon receipt by an Indemnified Party of any notice of any action, suit, proceedings, claim, demand or assessment against it (each, a "THIRD PARTY CLAIM") which might give rise to a claim for Loss under this Article IX, the Indemnified Party shall give prompt (and in any event within 10 days after service of any complaint or formal process with respect to such Third Party Claim) written notice thereof to the Indemnifying Party indicating, in reasonable detail, the nature of such claim and the basis therefor; but the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby (which prejudice may include and arise from the failure to have been given reasonably adequate time in advance to prepare an appropriate filing, answer or other response). Purchasers shall have the right to assume the defense by their own counsel of any Shared Liability Third Party Claims; provided, however, that Purchasers shall not settle any such Shared Liability Third Party Claim without the written consent of Sellers, which consent shall not be unreasonably withheld, conditioned or delayed. With respect to all other Third Party Claims ("FULLY INDEMNIFIED THIRD PARTY CLAIMS"), the Indemnifying Party shall have the right, at its option, exercisable within 15 days after receipt of such notice to assume the defense of, at its own expense and by its own counsel, any such Fully Indemnified Third Party Claim, subject to the first sentence of
Section 9.05(c).

          (c) If the Indemnifying Party shall undertake to compromise, settle or defend any Fully Indemnified Third Party Claim, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise or settlement of, or defense against, any such Fully Indemnified Third Party Claim; provided, however, that the Indemnifying Party shall not settle any such Fully Indemnified Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, unless such settlement fully discharges and releases the Indemnified Party with respect to such claim. Notwithstanding an election to assume the defense of such Fully Indemnified Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such Action, and the reasonable fees, costs and expenses of such separate counsel shall be payable by the Indemnified Party; provided, however, that such fees, costs and expenses shall be payable by the Indemnifying Party if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its reasonable discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party. Notwithstanding anything herein to the contrary, the Indemnifying Party shall not be entitled to assume control of such defense but shall pay for the reasonable fees, costs and expenses of Indemnified Party's legal counsel if the Indemnifying Party failed or is failing to vigorously prosecute or defend such claim. If the Indemnified Party shall undertake


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to compromise, settle or defend any Fully Indemnified Third Party Claim in accordance with the immediately preceding sentence, it shall promptly notify the Indemnifying Party of its intention to do so, and the Indemnifying Party agrees to cooperate fully with the Indemnified Party and its counsel in the compromise or settlement of, or defense against, any such Fully Indemnified Third Party Claim; provided, however, that the Indemnified Party shall not settle any such Fully Indemnified Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. In all events, the Indemnified Party and its counsel shall cooperate with the Indemnifying Party and its counsel.

          SECTION 9.06. Distributions from Escrow Fund; Right of Set-Off. (a) If Sellers shall not have objected to the amount claimed by Purchasers for indemnification with respect to any Loss in accordance with the procedures set forth in the Escrow Agreement or (ii) Sellers shall have delivered notice of its disagreement as to the amount of any indemnification requested by Purchasers and either (x) Sellers and Purchasers shall have, subsequent to the giving of such notice, mutually agreed that Sellers are obligated to indemnify any Purchaser for a specified amount and shall have so jointly notified the Escrow Agent or
(y) a final nonappealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by Purchasers for indemnification from Sellers and the Escrow Agent shall have received, in the case of clause (x) above, written instructions from Sellers and Purchasers or, in the case of clause (y) above, a copy of the final nonappealable judgment of the court, the Escrow Agent shall deliver to Purchaser from the Escrow Fund any amount determined to be owed to Purchasers under this Article IX in accordance with the Escrow Agreement.

          (b) Notwithstanding anything to the contrary herein or in any Ancillary Agreement, if at any time the amount of the Escrow Fund is less than the amount of all outstanding claims for indemnification made by the Purchaser Indemnified Parties in accordance with Sections 9.05(a) or 9.07, then Purchasers or any of their Affiliates shall be entitled to offset the deficiency against any amounts payable by Purchasers or the Acquired Companies, as the case may be, pursuant to this Agreement (other than amounts payable pursuant to Section 5.12(c)), the Ancillary Agreements and/or any other real property lease between any Vitro Entity and any of the Acquired Companies (other than the lease with respect to the Tultitlan warehouse); provided, however, that (i) Purchasers may not offset in this manner in respect of any claims arising under 5.14(c)(v) or
Section 2 of the Non-Competition Agreement; and (ii) Purchasers or their Affiliates, as the case may be, shall pay to the Escrow Agent, by wire transfer in immediately available funds to the account designated therefor in the Escrow Agreement, an amount equal to the sum that Purchasers or their Affiliates are then electing to set off pursuant to this Section 9.06(b) (such set-off funds, the "SET-OFF AMOUNT"). If Purchasers or their Affiliates effect a set-off pursuant to this Section 9.06(b), then such Purchaser or Acquired Company, as the case may be, shall be deemed to have complied with its obligation to pay such amount to the applicable Vitro Entity pursuant to this Agreement, Ancillary Agreement or real property lease, as the case may be, and Sellers shall deliver a Bill of Sale to Purchasers or the Acquired Company, as the case may be, to evidence compliance with such obligation; provided, however, that effecting any such set-off shall in no event be deemed to have satisfied all or any part of any Purchaser Indemnified Party's claim for indemnification unless and until such amount is paid to the Purchaser Indemnified Party in satisfaction of such Purchaser Indemnified Party's claim in accordance with the Escrow Agreement. If
(x) Sellers shall not have objected to the amount claimed by Purchasers for indemnification with respect to any Loss by delivering a Dispute Notice (as such term is used in the Escrow Agreement) in accordance with the Escrow Agreement or
(y) Sellers shall have delivered a Dispute Notice in accordance with the Escrow Agreement and either (A) Sellers and


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

Purchasers shall have, subsequent to the giving of such Dispute Notice, mutually agreed that Sellers are obligated to indemnify any Purchaser for a specified amount or (B) a final nonappealable judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by Purchasers for indemnification from Sellers, then (1) the Escrow Agent shall deliver to Purchaser from the Escrow Fund any amount determined to be owed to Purchasers under this Article IX in accordance with the Escrow Agreement, and Sellers shall not have any right to any payment or release thereof, and (2) promptly thereafter, the Escrow Agent shall release the remaining Set-Off Amount, if any, to Sellers, subject to any additional outstanding claims by Purchasers made in accordance with this Agreement and the Escrow Agreement. Sellers hereby covenant and agree that if any Purchaser exercises its right of set-off in accordance with the terms of this Agreement and the Escrow Agreement, each Seller shall continue to perform, or shall cause the applicable Vitro Entity to perform, all of its obligations under any the applicable Ancillary Agreement or lease as if all amounts payable thereunder by such Purchaser shall have been paid to such Seller in accordance with the terms of such Ancillary Agreement or lease.

          (c) Notwithstanding anything to the contrary in Section 9.06(b), amounts that are payable to Sellers or any Vitro Entity under any Ancillary Agreement or real property lease and that are intended to be, and in fact are, paid by the applicable Sellers or Vitro Entity in turn to any third party provider of goods or services, the benefit of which is received by any Acquired Company, shall not be subject to Purchasers' right of set-off pursuant to
Section 9.06(b) above; provided that Sellers shall have clearly and accurately identified on all applicable invoices any such amounts payable to Sellers that are intended to be paid by the applicable Sellers in turn to any such third party provider of goods or services.

          SECTION 9.07. Tax Indemnification. (a) Each Purchaser Indemnified Party shall be indemnified and held harmless by Sellers for and against: (i) the Applicable Share of any and all Taxes of the Acquired Companies (including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary group basis with respect to a group of entities that includes or included any Acquired Company) for any Pre-Closing Tax Period, other than (x) Taxes for which adequate reserves, excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income, have been established on the Reference Balance Sheet in accordance with Mexican GAAP and (y) current Taxes attributable to a Pre-Closing Tax Period ending on the Closing Date that are incurred in the ordinary course of business, consistent with past custom and practice, and reserved for in the Business Books and Records, (ii) 100% of any and all Taxes of Sellers or any of their Affiliates (other than the Acquired Companies) and 51% of any Liability of the Acquired Companies for Taxes resulting from their failure to get full credit for payment of the Accounting Dividend Tax within 36 months from the Closing Date under applicable Mexican Tax Law, provided that with respect to the obtainment of tax credits for the payment of the Accounting Dividend Tax, Purchasers shall cause the Acquired Companies to use tax planning strategies in an ordinary course manner, consistent with the requirements of applicable Law, (iii) 100% of any and all Losses arising out of, resulting from or incident to any breach by any Seller or any of its Affiliates of any covenant contained in Article VII, except to the extent such breach is directly attributable to a breach by any Purchaser or any of its Affiliates (including the Acquired Companies after the Closing Date) of Section 7.02, and (iv) the Applicable Share of any and all Losses arising out of, resulting from or incident to the breach of any representation or warranty contained in Section 3.19 without regard to any materiality qualification contained therein, except to the extent that any such Losses are otherwise indemnified pursuant to the foregoing clauses (i)-(iii); provided, however, that, to the extent such Taxes or Losses described in clauses
(i) or (iv) arise out of, relate to or are attributable to a Pre-JV Tax Period, each


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Purchaser Indemnified Party shall be indemnified and held harmless by Sellers for 100% of such Taxes and Losses. For purposes of this Section 9.07(a), Taxes for a Pre-Closing Tax Period (or Pre-JV Tax Period, as applicable) shall include the amount of Taxes which would have been paid but for the application of any credit or net operating loss or capital loss deduction attributable to Post-Closing Tax Periods (or Post-JV Tax Periods, as applicable).

          (b) Each Seller Indemnified Party shall be indemnified and held harmless by Purchasers for and against (i) all Taxes of an Acquired Company (including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary group basis with respect to a group of entities that includes or included an Acquired Company) for any Post-Closing Tax Period, except to the extent such Taxes are attributable to a breach by Sellers of any covenant contained in Article VII or this Section 9.07 (other than a breach directly attributable to a material breach by any Purchaser or any of its Affiliates (including the Acquired Companies after the Closing Date) of Section 7.02) or any representation or warranty contained in Section 3.19, without regard to any materiality qualification contained therein, and (ii) any and all Losses arising out of, resulting from or incident to the breach by any Purchaser or any of its Affiliates of any covenant contained in Article VII of this Agreement.

          (c) In the case of any Straddle Period (or JV Straddle Period, as applicable):

               (i) real, personal and intangible property Taxes or other Taxes levied on a per diem basis (collectively, "PER DIEM TAXES") of an Acquired Company for a Pre-Closing Tax Period (or Pre-JV Tax Period, as applicable) shall be equal to the amount of such Per Diem Taxes for the entire Straddle Period (or JV Straddle Period, as applicable), multiplied by a fraction, the numerator of which is the number of calendar days during the Straddle Period (or JV Straddle Period, as applicable) that are in the Pre-Closing Tax Period (or Pre-JV Tax Period, as applicable) and the denominator of which is the total number of calendar days in the Straddle Period (or JV Straddle Period, as applicable); and

               (ii) Taxes of an Acquired Company (other than Per Diem Taxes) for any Pre-Closing Tax Period (or Pre-JV Tax Period, as applicable) shall be computed as if such Tax Period ended as of the end of the day on the Closing Date (or JV Effective Date, as applicable).

          (d) Sellers' indemnity obligation in respect of Taxes for a Pre-Closing Tax Period as determined pursuant to Section 9.07(a) shall initially be effected by their payment to Purchasers of the excess of (i) the Applicable Share of any such Taxes for a Pre-Closing Tax Period (as may be evidenced by any Tax Return prepared in accordance with Section 7.01 or as otherwise indicated in a written notice prepared by Purchasers) over (ii) the sum of (A) the amount of such Taxes paid by Sellers or any of their Affiliates, other than the Acquired Companies, at any time plus the Applicable Share of the amount of such Taxes paid by the Acquired Companies on or prior to the Closing Date plus the Applicable Share of the reserve for Taxes, excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income, established on the Reference Balance Sheet plus (B) in the case of current Taxes attributable to a Pre-Closing Tax Period ending on the Closing Date, the Applicable Share of the amount of such Taxes that are incurred in the ordinary course of business, consistent with past custom and practice, and reserved for in the Business Books and Records. Sellers shall pay such excess to Purchasers within 10 Business Days after written demand is made by Purchasers (but not earlier than five) Business Days before the date on which Taxes for the relevant Tax Period are required to be paid to the relevant Governmental


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Authority). In the case of a Tax that is contested in accordance with the provisions of Section 9.07(e), payment of the Tax to the appropriate Governmental Authority shall not be considered to be due earlier than the date a final determination to such effect is made by the appropriate Governmental Authority.

          (e) If a claim shall be made by any Governmental Authority, which, if successful, might result in an indemnity payment to an Indemnified Party pursuant to this Section 9.07, the Indemnified Party shall as soon as practicable, but in any event no more than 10 Business Days following the Indemnified Party's receipt of such claim, give written notice to the Indemnifying Party of such claim (a "TAX CLAIM"); provided, however, the failure of the Indemnified Party to give such notice shall only relieve the Indemnifying Party from its indemnification obligations hereunder to the extent it is actually prejudiced by such failure.

          (f) Sellers shall control all proceedings and may make all decisions (including selection of counsel) in connection with (i) any Tax Claim relating to Taxes or Tax Returns of the Acquired Companies for a Pre-Closing Tax Period that are filed on a consolidated, combined, unitary or similar basis with Sellers or their Affiliates and (ii) any Tax Claim for which the proceedings are in progress as of the Closing; provided, however, Sellers shall not settle any such Tax Claim without Purchasers' consent, which shall not be unreasonably withheld, and Purchasers may participate in any such proceedings at their own expense upon written notification to Seller Representative. Purchasers shall control all proceedings and may make all decisions (including selection of counsel) in connection with any other Tax Claim relating to a Pre-Closing Tax Period; provided, however, Purchasers shall not settle any such Tax Claim without Seller Representative's consent, which shall not be unreasonably withheld, and Sellers may participate in any such proceedings at its own expense upon written notification to Purchaser. Purchasers shall control at their own expense all proceedings with respect to any Tax Claim relating to a Tax Period beginning after the Closing Date.

          (g) Sellers, Purchasers, and the Acquired Companies, and each of their respective Affiliates shall reasonably cooperate with each other in contesting any Tax Claim. Such cooperation shall include the retention and, upon the request of the party or parties controlling proceedings relating to such Tax Claim, the provision to such party or parties of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

          SECTION 9.08. Characterization of Indemnification Payments. Purchasers and Sellers agree to treat any payment made under this Article IX as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

                                   ARTICLE X

                                   TERMINATION

          SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by Purchasers if, between the date hereof and the Closing: (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representations and


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

warranties of Sellers contained in this Agreement (1) that are not qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct in all material respects when made or (2) that are qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct when made, (iii) Sellers shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it, or (iv) any of Sellers and the Acquired Companies makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any of Sellers and the Acquired Companies seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

          (b) by Sellers if, between the date hereof and the Closing: (i) any representations and warranties of Purchasers contained in this Agreement (1) that are not qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct in all material respects when made or (2) that are qualified by "materiality" or "Material Adverse Effect" shall not have been true and correct when made, (ii) Purchasers shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it, or (iii) any of Purchasers or their Affiliates makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any of Purchasers or their Affiliates seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

          (c) subject to Section 5.15(e), by either Sellers or Purchasers if the Closing shall not have occurred on or prior to May 31, 2006 (the "OUTSIDE CLOSING DATE"); provided, however, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (d) by either Purchasers or Sellers if any Governmental Order restraining, enjoining or otherwise prohibiting the Transactions shall have become final and nonappealable; or

          (e) by the mutual written consent of Sellers and Purchasers.

          SECTION 10.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any Liability on the part of any Party; provided, however, that, if this Agreement is terminated by a Party as a result of a material breach of this Agreement by a non-terminating Party, then the terminating Party shall be entitled to all rights and remedies available under Law or equity against such non-terminating Party. The provisions of this Section 10.02, Section 11.01 and Section 11.11 shall survive any termination of this Agreement.

          SECTION 10.03. Exclusive Remedies. (a) Subject to Section 10.03(c), the Parties agree that, in relation to any breach, default, or nonperformance of any representation, warranty, covenant or agreement made or entered into by a Party pursuant to this Agreement, any Ancillary Agreement, or any certificate, instrument or document delivered pursuant hereto, the only relief and remedies available to the other Parties hereto in respect of said breach, default or nonperformance shall be the indemnification provisions of Article IX; provided that (i) if any of the provisions of this Agreement are not performed in accordance with their terms or are


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otherwise breached, the Parties shall be entitled to specific performance of the terms thereof in accordance with the provisions of Section 11.14 in addition to any other remedy at law or equity, (ii) if any of the provisions of this Agreement are not performed in accordance with their terms or are otherwise breached prior to the Closing, the Parties shall be entitled to terminate this Agreement in accordance with Section 10.01 and (iii) the indemnity provisions in
Article IX shall not limit any Party's liability for (A) fraud or (B) intentional misrepresentation.

          (b) The Parties also agree that no Action for rescission, or claiming repudiation, of this Agreement may be brought or maintained by any Party against any others following the Closing Date no matter how severe, grave, or fundamental any such breach, default or nonperformance may be by one Party. Accordingly, the Parties hereby expressly waive and forego any and all rights they may possess to bring any such Action.

          (c) If (i) this Agreement is terminated by Sellers or Purchasers pursuant to Section 10.01(c) due to the failure of the condition to consummation of the Transactions set forth in Section 8.02(j), (ii) all other conditions to consummation of the Transactions set forth in Section 8.02 shall have been satisfied and (iii) Sellers are not in breach of any representation, warranty, covenant or agreement under this Agreement, then Purchasers shall pay or cause to be paid $3,000,000 (the "TERMINATION FEE") to Sellers, by wire transfer in immediately available funds to an account designated by Sellers in writing delivered to Purchasers on or prior to the date of such termination, within five Business Days following such termination. Notwithstanding anything to the contrary in this Agreement, in the event of any such failure of the condition to consummation of the Transactions set forth in Section 8.02(j), Sellers' right to receive payment of the Termination Fee shall be the sole and exclusive remedy of Sellers against Purchasers, Libbey Inc. and their respective Representatives as a result of such failure and termination of this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

          SECTION 11.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be borne by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

          SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

          (a)  if to Purchasers:

               c/o Libbey Inc.
               300 Madison Avenue
               Toledo, Ohio 43604
               Telecopy: (419) 325-2585
               Attention: Richard I. Reynolds


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               and to:

               c/o Libbey Inc.
               300 Madison Avenue
               Toledo, Ohio 43604
               Telecopy: (419) 325-2585
               Attention: Susan Allene Kovach

               with a copy (which shall not constitute notice) to:

               Latham & Watkins LLP
               233 South Wacker Drive
               Chicago, IL 60606
               Telecopy: (312) 876-7666
               Attention: Mark D. Gerstein

          (b)  if to the Acquired Companies (after Closing):

               c/o Libbey Inc.
               300 Madison Avenue
               Toledo, Ohio 43604
               Telecopy: (419) 325-2585
               Attention: Richard I. Reynolds

               and to:

               c/o Libbey Inc.
               300 Madison Avenue
               Toledo, Ohio 43604
               Telecopy: (419) 325-2585
               Attention: Susan Allene Kovach

               with a copy (which shall not constitute notice) to:

               Creel, Garcia-Cuellar y Muggenburg, S.C.
               Paseo de los Tamarindos No. 60
               Bosques de las Lomas
               05120 Mexico, D.F.
               Mexico
               Telecopy: 52(55)1105 0660 or 90
               Attention: Alfonso Garcia-Mingo

               and to:

               Latham & Watkins LLP
               233 South Wacker Drive
               Chicago, IL 60606
               Telecopy: (312) 876-7666
               Attention: Mark D. Gerstein


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

          (c)  if to the Acquired Companies (before Closing) or Sellers:

               Vitro, S.A. de C.V.
               Ave. Margain Zozaya 400
               Colonia Valle del Campestre
               San Pedro Garza Garcia, N.L.
               66265
               Mexico
               Telecopy: 52(81) 8863-1152 and 1204
               Attention: Director General Juridico, Alejandro Sanchez Mujica
                          Director General de Finazas: Alvaro Rodriguez Arregui

               and to:

               Vitro Corporativo, S.A. de C.V.
               Ave. Margain Zozaya 440
               Colonia Valle del Campestre
               San Pedro Garza Garcia, N.L.
               66265
               Mexico
               Telecopy: 52(81) 8863-1372 and 1204
               Attention: Director Juridico: Javier Arechavaleta
                          Director de Planeacion: Mario Guzman Guzman

               with a copy (which shall not constitute notice) to:

               Thompson & Knight LLP
               1700 Pacific Avenue, Suite 3300
               Dallas, TX 75201
               Telecopy: (214) 969-1751
               Attention: Joe A. Rudberg

          SECTION 11.03. Public Announcements. Prior to the Closing, no Party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Transactions or otherwise communicate with any news media without the prior written consent of the other Parties unless otherwise required by Law or applicable stock exchange regulation, and the Parties shall cooperate as to the timing and contents of any such press release, public announcement or communication; provided, however, that, with the prior written consent of Seller Representative, which consent shall not be unreasonably withheld, conditioned or delayed, Purchasers may issue public announcements regarding (a) the Transactions upon Sellers' making a securities filing with respect to the signing of this Agreement and (b) the financing for the Transactions upon Sellers' making a securities filing with respect to the signing of Contracts for the financing.

          SECTION 11.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any of the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an


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acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

          SECTION 11.05. Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among Sellers and Purchasers with respect to the subject matter hereof and thereof.

          SECTION 11.06. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Sellers and Purchasers (which consent may be granted or withheld in the sole discretion of Sellers or Purchasers), as the case may be; provided, however, that, without the consent of the other Parties, Purchasers shall have the right to (i) transfer or assign this Agreement to any Affiliate, provided that in the event any Purchaser assigns all or a portion of its rights and obligations under this Agreement, such Purchaser hereby unconditionally and irrevocably guarantees to the other Parties the prompt and full discharge by such Affiliate of all of such Purchaser's obligations under this Agreement in accordance with the terms hereof and (ii) collaterally assign (so long as such assignment is not effective until at or immediately following the Closing), in whole or in part, this Agreement and any of its rights hereunder as security to one or more lenders or purchasers of debt securities who, in each case, are being granted a collateral interest in Assets other than this Agreement or rights hereunder (unless to do so would restrict or delay the consummation of the Transactions), but no such assignments shall relieve Purchasers of their obligations hereunder.

          SECTION 11.07. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Sellers and Purchasers or (b) by a waiver in accordance with Section 11.08.

          SECTION 11.08. Waiver. Either Sellers or Purchasers may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant hereto or (c) waive compliance with any of the agreements of the other Party or conditions to such Party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either Sellers or Purchasers to assert any of their rights hereunder shall not constitute a waiver of any of such rights.

          SECTION 11.09. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied (including the provisions of Article IX relating to indemnified parties), is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement; provided, however, that Libbey Glass Inc. shall be entitled to the full benefit of, and to the enforcement of rights under, Section 5.12(d) as if Libbey Glass Inc. were an original signatory hereto and a "Purchaser", as such term is used in this Agreement.

          SECTION 11.10. Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean U.S. dollars and all payments hereunder shall be made in U.S. dollars.

          SECTION 11.11. Governing Law; Agent for Service of Process. (a) This Agreement, and any disputes arising hereunder, shall be governed by, and construed in accordance with, the Laws of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court located in New York County, New York. Consistent with the preceding sentence, the Parties hereby to the extent justiciable in the courts of New York (a) submit to the exclusive jurisdiction of any federal or state court sitting in New York, New York for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, that any other forum would be more convenient or less burdensome, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

          (b) The Seller Representative hereby irrevocably appoints and designates CT Corporation System, whose address is 111 Eighth Avenue, New York, New York 10011, as the true and lawful attorney and duly authorized agent for acceptance of service of legal process thereof in connection with this Agreement and the Ancillary Agreements. Each Seller hereby irrevocably appoints and designates the Seller Representative as the true and lawful attorney and duly authorized agent for acceptance of service of legal process thereof in connection with each of this Agreement and the Ancillary Agreements, and agrees that service of process on CT Corporation System shall constitute valid and effective service of process on such Seller.

          SECTION 11.12. Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions. Each of the Parties hereby (a) certifies that no representative of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.12.

          SECTION 11.13. Seller Representative. (a) Each of Sellers (other than Vitro) hereby irrevocably constitutes and appoints Vitro, acting as provided in this Agreement, as Seller Representative to act as its attorney-in-fact and agent in its name, place and stead in connection with the Transactions, and acknowledges that such appointment is coupled with an interest. By executing and delivering this Agreement, Seller Representative hereby (a) accepts its appointment and authorization to act as attorney-in-fact and agent on behalf of Sellers in accordance with the terms of this Agreement, and (b) agrees to perform its obligations under, and otherwise comply with, this Agreement.

          (b) Each Seller (other than Vitro) fully and completely, without restriction:

               (i) authorizes and directs Seller Representative: (i) to designate the Purchase Price Bank Account; (ii) to deliver to Purchasers on its behalf any officer's certificates required pursuant to this Agreement; (iii) to waive any conditions to Closing on behalf of Sellers pursuant to Section 11.08;
          (iv) to make decisions with respect to termination of this Agreement in accordance with Section 10.01; (v) to execute, deliver and to accept delivery on its behalf of such amendments as may be deemed by Seller Representative in its sole discretion to be appropriate under this Agreement or any Ancillary Agreements; (vi) to receive notice on its behalf in accordance with Section 11.02; and (vii) to accept delivery, on its behalf, of such agreements, instruments and other documents as Seller Representative in its sole discretion deems necessary or appropriate under any this Agreement or any Ancillary Agreement;

               (ii) agrees to be bound by all notices received, by all agreements and determinations made, and by all agreements, instruments and other documents executed and delivered by Seller Representative under this Agreement or any Ancillary Agreement;

               (iii) authorizes Seller Representative: (i) to dispute or to refrain from disputing any claim made by any Purchaser Indemnified Party under this Agreement or any Ancillary Agreement; (ii) to make decisions on its behalf regarding the defense of Purchasers or third-party suits that may be the subject of indemnification claims, including the full and exclusive power and authority to settle any claim by any Purchaser Indemnified Party or a third-party against any Seller and to institute, pursue, settle or waive any claim by any Seller against either of Purchasers and (following the Closing) the Acquired Companies; (iii) to negotiate and compromise any dispute which may arise under, to exercise or refrain from exercising remedies available under this Agreement or any Ancillary Agreement, and to sign any releases or other documents with respect to such dispute or remedy; (iv) to waive any condition contained in this Agreement or any Ancillary Agreement; (v) to give any and all consents under this Agreement or any Ancillary Agreement; and (iv) to give such instructions and to do such other things and refrain from doing such other things as Seller Representative in its sole discretion deems necessary or appropriate to carry out the provisions of this Agreement or any Ancillary Agreement; and

               (iv) authorizes and directs Seller Representative: (i) to receive any payments made to Sellers or to Seller Representative on Sellers' behalf pursuant to this Agreement or any Ancillary Agreement and (ii) to disburse to Sellers payments made to Seller Representative under the this Agreement or any Ancillary Agreement in accordance with their interests.

          (c) Each of Sellers hereby expressly acknowledges and agrees (a) that Seller Representative is authorized to act on its behalf notwithstanding any dispute or disagreement among Sellers and (b) that Purchasers and their Affiliates are entitled to rely on any and all action taken by Seller Representative under this Agreement or any Ancillary Agreement without liability to, or obligation to inquire of, any of Sellers. Each of Sellers hereby expressly acknowledges and agrees that Purchasers and their Affiliates and any other Person will be entitled to rely on any and all actions taken (or not taken) by Seller Representative under this Agreement or any Ancillary Agreement that appear to have been taken in accordance with this Section 11.13 without any duty of inquiry as to the genuineness of the writing or other communication and without any obligation of inquiry of any of Sellers.

          (d) The authorizations of Seller Representative will be effective until its rights and obligations under this Agreement or any Ancillary Agreement, as applicable, terminate.

          (e) Notwithstanding anything herein to the contrary, Vitro shall have the right in its sole discretion to designate at any time, by delivery of notice thereof to Purchasers, any successor Seller Representative, who or which shall succeed to all of Seller Representative's rights and obligations under this Agreement.

          SECTION 11.14. Specific Performance. Each Party acknowledges and agrees that the other Parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Sellers or Purchasers could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Purchasers or Sellers may be entitled, at law or in equity, it shall be entitled to enforce and provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

          SECTION 11.15. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          SECTION 11.16. Joint and Several Obligations. The respective agreements, obligations and liabilities of Sellers and Purchasers hereunder or in any certificate, instrument, or document delivered pursuant hereto shall be joint and several.

          SECTION 11.17. No Right of Setoff. Subject to Section 9.06(b), the Parties agree that no Party is authorized to set off and apply any and all indebtedness at any time owing hereunder or under any Ancillary Agreement by any Party to another Party against any indemnification or other obligations of such other Party hereunder or under any Ancillary Agreements.

            [remainder of page intentionally left blank; signatures
                          appear on following page(s)]

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:                                SELLER REPRESENTATIVE:

VITRO, S.A. DE C.V.                     VITRO, S.A. DE C.V.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


CRISA CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                     [Signature Page to Purchase Agreement]

ACQUIRED COMPANIES:                     PURCHASERS:

CRISA LIBBEY S.A. DE C.V.               LIBBEY EUROPE, B.V.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


VITROCRISA HOLDING, S. DE R.L. DE       LIBBEY MEXICO, S. DE R.L. DE C.V.
C.V.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


VITROCRISA S. DE R.L. DE C.V.           LGA3 CORPORATION


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


VITROCRISA COMERCIAL, S. DE R.L.
DE C.V.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


CRISA INDUSTRIAL, L.L.C.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                     [Signature Page to Purchase Agreement]

                             JOINDER OF LIBBEY INC.

     The undersigned, Libbey Inc., the direct or indirect parent company of Purchasers, hereby joins in the execution of this Agreement for the sole purpose of guaranteeing all of the obligations of Purchasers pursuant to this Agreement until the Closing shall have occurred, if ever.

LIBBEY INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                         [Joinder to Purchase Agreement]

                                                                           Final


                                 EXHIBIT 1.01-F
                              EXCHANGE IN KIND DEED

----BOOK __. FOLIO No. ______.

----PUBLIC DEED NUMBER ________ (_________________).

----IN THE CITY OF MONTERREY, STATE OF NUEVO LEON, ON _____________, 2006 two thousand and six, the undersigned Mr. ______________________, Notary Public, in charge of the Notary Public office Number (__) ______________ for the First District of the State of Nuevo Leon, I do hereby attest: the EXCHANGE IN KIND AGREEMENT (permuta) entered into, on the one hand, by VITROCRISA, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, represented herein by Mr. _______________________ (hereinafter, "CRISA") and on the other hand, by [VITRO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE], represented herein by Mr. _________________________ (hereinafter, "VITRO"), in accordance to the following recitals and clauses.

                                    RECITALS

----A. CRISA RECITES UNDER OATH, through its representative, that:

----I.- ACQUISITION.- It is the sole and legal owner of the Crisa Property (as such term is defined below), [including all of its buildings, constructions, tangible personal property, permits, licenses, rights, privileges and easements]. That by public deed number _____________________ dated _______________________, granted before Mr. _________________, Notary Public number ___ for ______________, which first notarial copy was recorded with the Registry Public of the Property and Commerce of Monterrey, Nuevo Leon, under number __________, volume _______________, book ________, section _______, on
__________, Crisa acquired from ______________, the property identified as
_________________, with a surface of ___________________ and with the following metes and bounds: [include metes and bounds as provided for in the corresponding Crisa title deed or, as the case may be, in such other document evidencing such metes and bounds were modified after the acquisition by Crisa [e.g., regularization or merger of plots of land, etc.] (the "PROPERTY").

----II.- CONSTRUCTIONS.- It is the only and legitimate owner of the constructions, facilities, buildings, improvements and renewals which are located over the Property, including: (i) The industrial plant located therein for the manufacture of glass products, and any other goods of such nature that may be manufactured and the capacity of the industrial plant (The "INDUSTRIAL PORTION") as detailed in Exhibit "_" attached hereto; (ii) the store for the sale of glass products and related articles (The "STORE PORTION") as detailed in Exhibit "_" attached hereto; (iii) the offices and warehouses located in the West portion (The "WEST PORTION") as detailed in Exhibit "_" attached hereto;
(iv) the offices and the warehouses located at the East potion (The "EAST PORTION") as detailed in Exhibit "_" attached hereto. The East Portion, jointly with the Industrial Portion, the Store Portion and the West Portion, shall be jointly referred as the "CRISA CONSTRUCTION", and jointly with the Property, the "CRISA PROPERTY". Each of the Industrial Portion, the Store Portion, the East Portion and the West Portion may be referred to from time to time in this Agreement as a "Portion." The Crisa Construction has a total surface of 69,002.78 square meters (sixty nine thousand two 78/100 square meters).

----III.- NO-LIEN CERTIFICATE.- The Crisa Property is free from all liens as evidenced in the corresponding no-lien certificate (Certificado de Libertad de Gravamenes), attached hereto as EXHIBIT "A".

----IV.- REAL ESTATE TAX.- The Crisa Property is up-to-date on the real estate tax payments as evidenced in the no-indebtedness certificate (Certificado de No Adeudo) dated ______________ issued by ________________________, attached hereto as EXHIBIT "B".

----V.- LAND USE.- In accordance to the Land Use License (Licencia de Uso de Suelo) number _________ dated _______, issued by ___________, the Crisa Property has a land use to [_____________]; the Land Use License referred to in this recital, is attached hereto as EXHIBIT "C".

-----VI.- ORGANIZATION AND AUTHORITY.- That it is a variable capital limited liability company (sociedad de responsabilidad limitada de capital variable), formed and organized pursuant to the laws of the United Mexican States, as evidenced in public deed number _______ dated _______, granted before Notary Public No. ______ for ___________, which first notarial copy was recorded with the Registry Public of the Property and Commerce of ______________, under number ________; and that its legal representative has the sufficient power and authorities to enter into this agreement, as evidenced in public deed number _______ dated _______, granted before Notary Public No. ______ for ___________, which first notarial copy was recorded with the Registry Public of the Property and Commerce of ______________, under number ________.

----B. VITRO RECITES UNDER OATH, through its representative, that:

----I.- ACQUISITION.- It is the sole and legal owner of the Vitro Property (as such term is defined below). That by public deed number _____________________ dated _______________________, granted before Mr. _________________, Notary
Public number ___ for ______________, which first notarial copy was recorded with the Registry Public of the Property and Commerce of Monterrey, Nuevo Leon, under number __________, volume _______________, book ________, section _______, on __________, Vitro (previously known as _____________) acquired ... [include background as to the acquisition of the Vitro Property and information as to any regularization or merger of plots of land, etc., that comprise Plant I] (the "VITRO PROPERTY").

----II.- CONSTRUCTIONS.- In accordance to public deed number ______ dated _________, granted before Notary Public Number _____ for Monterrey, Nuevo Leon, Vitro granted ____________ a surface use right on the Vitro Property, in terms of that provided for in Articles _______ of the Civil Code for the State of Nuevo Leon (the "Surface Use Right"). Derived from the Surface Use Right, [_____________] built on the Vitro Property an [industrial warehouse _________] (the "VITRO CONSTRUCTIONS"). Further, it recites that in accordance to Clause Seventh of the public deed mentioned in this recital, Vitro agreed with _________ that upon expiration of the term of the Surface Use Right, the Vitro Constructions would become property of and for the benefit of Vitro in its capacity as owner of the Vitro Property and therefore, upon expiration of the term of the Surface Use Right, shall become property of Crisa, without payment of any consideration whatsoever. That the Vitro Constructions are subject to a Lease Agreement dated ___________entered by and between Vitro acting as Lessee and ___________ acting as Lessor, whereby Vitro executed a sublease agreement with (Crisa) who has the right to use the Vitro Constructions and perform there operations of a warehouse and distribution center.

----III.- LIENS.- [Include background as to the trust or mortgage on the Vitro Property] (the "PERMITTED LIENS"). The foregoing is evidenced in the lien certificates attached hereto as EXHIBIT "D".

----IV.- REAL ESTATE TAX.- The Vitro Property is up-to-date on the real estate tax payments as evidenced in the no-indebtedness certificates dated ______________ issued by ________________________, attached hereto as EXHIBIT
"E".

----V.- LAND USE.- In accordance to the Land Use License number _________ dated _______, issued by ___________, the Vitro Property has a land use to [_____________]; the Land Use License referred to herein, is attached hereto as EXHIBIT "F".

----VI.- ORGANIZATION AND AUTHORITY. That it is a variable capital stock corporation (sociedad anonima de capital variable), incorporated and organized pursuant to the laws of the United Mexican States, as evidenced in public deed number _______ dated _______, granted before Notary Public No. ______ for ___________, which first notarial copy was recorded with the Registry Public of the Property and Commerce of ______________, under number ________; and that its legal representative has the sufficient power and authorities to enter into this agreement, as evidenced in public deed number _______ dated _______, granted before Notary Public No. ______ for ___________, which first notarial copy was recorded with the Registry Public of the Property and Commerce of ______________, under number ________.

----VII.- Vitro recites that it is in possession of two plots of land identified as plots of land 4 and 8 pertaining to block 138 located at [__________], Monterrey, Nuevo Leon, which is part of the Vitro Property (the "ADDITIONAL PROPERTY"), and with respect to which (i) it has paid the applicable real estate tax for the last 10 years; and (ii) it shall carry out the adverse possession judicial proceeding (prescripcion adquisitiva) that is convenient for acquiring title to such plots of land. Also, it acknowledges that possession thereof is transferred to Crisa pursuant to the exchange in kind herein contemplated, and that once it becomes owner of such plots of land, such ownership and title thereto shall be transferred to Crisa without any consideration whatsoever.

----- Based on the foregoing, the parties agree to the following.

                                     CLAUSES

----FIRST.- Crisa hereby transfers ad corpus to Vitro, the ownership and title to the Crisa Property, free from all liens or limitations of ownership and in exchange to that, Vitro hereby transfers ad corpus to Crisa, the ownership and title to the Vitro Property (including possession of the Additional Property) subject to the Permitted Liens. Crisa agrees that the Vitro Property received constitutes, to its satisfaction, sufficient consideration hereunder; also, Vitro agrees that the Crisa Property received constitutes, to its satisfaction, sufficient consideration hereunder. The parties agree that the exchange herein contemplated is made based on the market value of each property.

----SECOND.- The parties agree that, subject to the terms of this Agreement, Crisa shall maintain actual, physical, and legal possession of the Crisa Property up to ___________ 2009 [three years after execution hereof], at which time Crisa will deliver to Vitro the actual, physical and legal possession thereof. Until the date on which Crisa delivers to Vitro the actual, physical and legal possession of the Crisa Property, the parties agree as follows:

---(i) Crisa shall use the Crisa Property in the following manner: (a) The Industrial Portion, for the manufacturing of glass table and kitchenware, (b) The Store Portion, for the sale of glass table and kitchenware; (c) The West Portion, for warehousing, office spaces and manufacturing; and (d) The East Portion, for warehousing and office spaces (the "PERMITTED USES");

---(ii) If after the first anniversary of the date of this Agreement (A) Crisa ceases to use any Portion (or, in the case of the Industrial Portion, any part thereof [an "INDUSTRIAL SUB-PORTION"]) for the applicable Permitted Uses and (B) the use by Vitro of that Portion or, in the case of the Industrial Portion, any Industrial Sub-portion, would not interfere, in any material respect, with Crisa's operation of the remainder of the Crisa Property, then Crisa shall immediately deliver actual, physical and legal possession of that Portion or Industrial Sub-portion to Vitro in order for Vitro to use it for the Permitted Uses (or, in the case of the Industrial Portion or any Industrial Sub-portion, for the manufacturing of glass containers); provided, however, that if Vitro confirms in writing to Crisa that Vitro will not immediately use that Portion or Industrial Sub-portion for the Permitted Uses (or, in the case of the Industrial Portion, for the manufacture of glass containers), then Crisa shall maintain actual, physical and legal possession of that Portion or Industrial Sub-portion until the first to occur of (i) the date that is 60 (sixty) days after the date on which Vitro delivers written notice to Crisa that Vitro intends to use that Portion or Industrial Sub-portion or (ii) the expiration or earlier termination of this Agreement. Any Portion (or, in the case of the Industrial Portion, any Industrial Sub-portion) with respect to which Vitro has required Crisa to deliver actual, physical and legal possession to Vitro and Crisa actually has delivered actual, physical and legal possession to Vitro in accordance with this Clause Second shall be referred to as a "SURRENDERED PORTION." From and after the date on which Crisa has delivered actual, physical and legal possession to Vitro of any Surrendered Portion, Vitro shall be entitled, in its sole discretion, to dispose of the Surrendered Portion or to use the Surrendered Portion provided that its use of the Surrendered Portion does not interfere, in any material respect, with Crisa's operation of the remainder of the Crisa Property.

---(iii) If on or before ___________, 2009 (being the date that is three (3) years after the date of this Agreement), Crisa shall not have delivered actual, physical and legal possession to all of the Crisa Property to Vitro, Crisa will cause Vitro damages and lost profits associated with (a) Vitro's inability to use the Crisa Property during the 3-year period between the date of this Agreement and __________, 2009; and (b) Crisa's continued possession of any part of the Crisa Property from _________, 2009 and until Crisa delivers to Vitro actual, physical and legal possession of any part of the Crisa Property as to which Crisa has not previously delivered to Vitro actual, physical and legal possession.

---(iv) Crisa and Vitro agree that, with respect to the damages and lost profits associated with clause paragraph (iii)(a), the monetary damages suffered by Vitro will be equal to (a) with respect to the Industrial Portion (including any Industrial Sub-portion), US$1,642,500.00 (one million six hundred forty-two thousand five hundred United States dollars), representing US$1,500.00 (one thousand five hundred United States dollars) per day for each day during the 3-year period referred to in paragraph (iii)(a), (b) with respect to the Store Portion, US$328,500.00 (three hundred twenty-eight thousand five hundred United States dollars), representing US$300.00 (three hundred United States dollars) per day for each day during the 3-year period referred to in paragraph (iii)(a),
(c) with respect to the West Portion, US$766,500.00 (seven hundred sixty-six thousand five hundred United States dollars), representing US$700.00 (seven hundred United States dollars) per day for each day during the 3-year period referred to in paragraph (iii)(a), and (d) with respect to the East Portion, US$547,500.00 (five hundred forth-seven thousand five hundred United States dollars), representing US$500.00 per day for each day during the 3-year period referred to in paragraph (iii)(a), in each case to be paid retroactively. Crisa and Vitro further agree that, for each day referred to in paragraph (iii)(b) above, Vitro will continue to suffer damages and lost profits in the amount of.
(a) with respect to the Industrial Portion (including any Industrial Sub-portion), US$1,500.00 (one thousand five hundred United States dollars) per day, (b) with respect to the Store Portion, US$300.00 (three hundred United States dollars) per day, (c) with respect to the West Portion, US$700.00 (seven hundred United States dollars) per day, and (d) with respect to the East Portion, US$500.00 per day.

---(v) Vitro and Crisa agree that the daily amounts mentioned in paragraph (iv) of this clause Second are a commercially reasonable estimate of the actual price in the market for the occupation of each of the Portions. Vitro and Crisa further agree that if this clause Second is subject to a legality analysis before a judicial court, the maximum amount of the damages and lost profits caused by Crisa and described in paragraph (ii) above shall be equal to the amount of the main obligation, as set for in paragraph (iii) above, less US$1,000.00 (one thousand United States dollars )and the amount to be paid or payable will continue to be in force, valid and due for damages and lost profits quantified in terms of this clause.

Similarly, both parties agree that if this clause is declared null by a judicial court, Vitro may file a claim for the damages and lost profits caused to Vitro by Crisa for not delivering all or some of the Portions, and that they shall be accounted for precisely from the ___ day of ____ 2006, until the time when the actual, physical and legal possession of the Crisa Property (or applicable Portion) is delivered to Vitro, in which case, the damages and lost profits shall be determined by experts in accordance to the commercial value of the property for lease. Finally, the payment of the amount agreed hereto and in accordance to this clause does not relieve in any form Crisa from completely delivering the Crisa Property to Vitro, in the terms, manner and conditions agreed herein.

---(vi) Crisa shall maintain and preserve the Crisa Property (excluding any Surrendered Portion), but only to the extent necessary for Crisa's continued operation in accordance with the Permitted Uses. If during the time in which Crisa is in actual, physical and legal possession of the Crisa Property (excluding any Surrendered Portion), it suffers any damage by fire or other casualty, Crisa, at its sole expense, will repair and restore such damage. Notwithstanding the foregoing, Crisa instead may elect, by giving Vitro written notice within 30 days after the fire or other casualty, to terminate its occupancy and deliver to Vitro actual, physical and legal possession of the damaged Portion), in which case Crisa shall pay to Vitro the proceeds of any applicable insurance policy maintained by Crisa with respect to the Crisa Property.

---(vii) Crisa shall hire as insured and maintain in effect an "All Risk" insurance policy that covers all loss and damages to the Crisa Property (except that such policy need not cover any Surrendered Portion), in an amount sufficient to prevent co-insurance in terms of the applicable laws, but in any event in an amount not less than the replacement value. Vitro shall be an additional named insured on such policy. Also, each of Crisa and Vitro agrees to hire as insured and to maintain in effect during the possession term, at its sole expense, a civil liability insurance policy against any liability for loss and damages to third parties and/or their assets, in the Crisa Property, in which the other party shall be designated as additional insured. The insurance policies provided for herein shall be issued by an insurance company duly authorized to operate in Mexico. Also, the parties agree that said insurance policies shall contain an agreement by the insurance company that they may not be cancelled or modified without a 30 (thirty) day prior written notice to the other party.

---(viii) Vitro shall pay, in accordance to the law, the real estate tax applicable to the Crisa Property and Crisa promptly shall reimburse Vitro for such tax, provided that Crisa's reimbursement obligation will cease with respect to (and the amount for which Crisa is obligated to reimburse Vitro for such real estate taxes shall be reduced by the Proportionate Share, as defined below, of) any Surrendered Portion at such time as Crisa delivers to Vitro actual, physical and legal possession of that Surrendered Portion. For purposes of this Agreement, the parties agree that the term "PROPORTIONATE SHARE" means: (a) with respect to the Industrial Portion, 50%; (b) with respect to the Store Portion, 10%; (c) with respect to the West Portion, 23.33%; and (d) with respect to the East Portion, 16.67%; provided, however, that the Proportionate Share of any Industrial Sub-portion shall be a fraction, the numerator of which is the number of square meters of useable space in the applicable Industrial Sub-portion, and the denominator of which is the number of square meters in the Industrial Portion as a whole.

---(ix) Crisa shall comply with each and all environmental laws applicable to the Crisa Property (excluding any Surrendered Portion from and after the date on which Crisa delivers to Vitro actual, physical and legal possession of that Surrendered Portion), including without limitation, Crisa's obligation to request, obtain and maintain in effect each and all environmental authorizations necessary to perform Crisa's operations in accordance to the environmental laws. Without limiting the foregoing, Crisa (a) will operate the Crisa Property (excluding any Surrendered Portion from and after the date on which Crisa delivers to Vitro actual, physical and legal possession of that Surrendered Portion) in accordance to the environmental laws; (b) will not introduce hazardous substances (in accordance to the environmental laws) in the Crisa Property (excluding any Surrendered Portion from and after the date on which Crisa delivers to Vitro actual, physical and legal possession of that Surrendered Portion), except to the extent permitted by the environmental laws; and (c) will not release onto or into the Crisa Property (including any Surrendered Portion from and after the date on which Crisa delivers to Vitro actual, physical and legal possession of that Surrendered Portion) hazardous substances that require remedial actions in accordance to the environmental laws. Notwithstanding the foregoing, Crisa is not bound to remediate any hazardous substances originally introduced in or on the Crisa Property prior to August 29, 1997, however, it will pay 49% of the costs for remediation of any hazardous substances introduced in the Crisa Property at any time from August 29, 1997 and until the date hereof. Crisa will pay 100% of the costs for remediation of any hazardous substances introduced by Crisa, its shareholders, contractors, subcontractors, suppliers, customers or employees (excluding any of the foregoing who directly or indirectly owns or controls, or is owned or controlled by, or is under common control with, Vitro) in the Crisa Property after the date hereof and prior to the date on which Crisa delivers to Vitro actual, physical and legal possession of the Crisa Property or the applicable Surrendered Portion. Crisa shall have no liability to Vitro with respect to remediation of any hazardous substances introduced on the Crisa Property by Vitro or its shareholders, contractors, subcontractors, suppliers, customers or employees, or any other person who directly or indirectly owns or controls, or is owned or controlled by, or is under common control with, Vitro. In addition, Crisa shall have no liability to Vitro with respect to the remediation of any hazardous substances first introduced on the Crisa Property or applicable Surrendered Portion after the date on which Crisa delivers actual, physical and legal possession thereof to Vitro pursuant to this Agreement.

---(x) The parties hereto agree that at any time, Vitro or any of its subsidiaries and or consultants or contractors may enter the Crisa Property, upon reasonable prior notice to Crisa, to execute engineering and design studies in order to initiate the adaptation works on the plant to satisfy Vitro's interests, provided that the engineering and design studies do not interfere in any material respect with Crisa's normal business operations. Furthermore, the parties hereto agree that at the beginning of the second year of this agreement's term, Vitro or any of its subsidiaries and/or its representatives may initiate civil engineering material works, whether building cementation or modifications to the structure or infrastructure of the buildings and industrial plant, in the understanding that such works may not be executed if Vitro has not taken the proper and sufficient measures to prevent interference with the table and kitchenware glass manufacturing operations within the Industrial Portion. During the term of this Agreement, Vitro and its affiliates also may continue to make incidental use of the Crisa Property (including the use of existing rights of way) consistent with past practice since January 1, 2004, provided that such use does not interfere in any material respect with Crisa's normal business operations on the Crisa Property.

----THIRD.- Crisa, hereby confirms receiving the Crisa Property, the constructions and equipment in their current state and condition, which are described in the reception act prepared and signed on this same date which is attached hereto as Exhibit "__" which is an integral part of this Agreement. When the possession of the Crisa Property expires or is terminated with respect to the Crisa Property or any Surrendered Portion, respectively, Crisa agrees to return the Crisa Property or applicable Surrendered Portion, in the same conditions as the condition in which Crisa received it, except for: (a) for the ordinary use and wearing out of such property, and (b) that Crisa shall have the right to remove from the Crisa Property or the corresponding Portion and keep all the equipment, installations and systems (including the equipment used in the manufacture of glass products, such as air compressors, however, excluding the heating, ventilation, air conditioning, plumbing and electrical systems relating to the buildings' general services), which are located within the Crisa Property or the corresponding Portion, at any moment until and after the date hereof and which are being used by Crisa in connection with its business operations in the Crisa Property. The parties hereto agree that Crisa shall not be constrained to repair any damages to the Crisa Property caused by the removal or withdrawal of such equipments, installations and systems, however, Crisa shall take the reasonable commercial measures to avoid damages to the Crisa Property during such removal or withdrawal. To this purposes, upon the surrender by Crisa to Vitro of possession of any Surrendered Portion, the parties shall prepare a delivery act in the terms provided in Exhibit "__" hereto with respect to the Crisa Property or applicable Surrendered Portion. Subject to the continuance of the existing servitudes in the Crisa Property, Crisa may use the Crisa Property in whole or any Portion, for the Permitted Uses.

----FOURTH.- Crisa shall not be permitted to assign or convey its rights to use the Crisa Property during the term of this Agreement to any person or entity, whether Mexican or foreigner, including without limitation any trusts, associations (without legal capacity) or other organization, without the prior written consent of Vitro, except in connection with the sale of all or substantially all of the interest, equity or shares, as the case may be, of Crisa.

----FIFTH.- Crisa shall indemnify Vitro if dispossessed, and in the event of hidden defects derived from the Crisa Property, in both cases, in accordance to the statutes of limitation and terms provided for in the applicable law of the State of Nuevo Leon. On the other hand, Vitro agrees to indemnify Crisa if dispossessed, and in the event of hidden defects derived from the Vitro Property, in both cases, in accordance to the statutes of limitation and terms provided for in the applicable law of the State of Nuevo Leon.

----SIXTH.- All Notary Public fees and expenses derived from the signing hereof shall be borne equally between Crisa and Vitro. Each party, as it may correspond, shall pay the real estate transfer tax (impuesto sobre adquisicion de inmuebles), any registration fees with the Registry Public of Property and other expenses in connection with the properties acquired by each party hereto, as a result of the exchange herein contemplated. Also, each party shall pay the corresponding Income Tax derived from the exchange herein contemplated.

----SEVENTH.- All notices and other communications in connection with this Agreement shall be made in writing and delivered personally with acknowledgment of receipt or by certified mail with acknowledgment of receipt, at the domiciles set forth below or at any other domicile designated by the parties with a written notice delivered to the other party, in accordance hereunder.

----If to Crisa:

----[insert Crisa's Monterrey address], with a copy to Libbey Glass Inc., 300 Madison Avenue, Toledo, Ohio 43604, Attention: Chief Operating Officer.

----If to Vitro:

----[__________________________].

---- In the event of a domicile change, the parties agree to give notice in writing to the other party, with acknowledgment of receipt, ten days in advance.

---- EIGHTH.- If any provision herein is resolved to be invalid, void or illegal, it shall in no event, affect, impair or invalidate any other provision; and the other provisions shall remain in full force and effect.

----NINTH.- In case of controversy arising from the compliance or construction of this Agreement, the parties expressly submit themselves to the laws of the State of Nuevo Leon and the competent courts sitting in the City of Monterrey, Nuevo Leon, Mexico and waive their right to any other venue to which they might be entitled to by reason of their present or future domicile.

                                 TAX SECTION OF
                              THE EXCHANGE IN KIND

---- This transaction is subject to payment of the following taxes:

----(i) Real Estate Transfer Tax (impuesto sobre adquisicion de inmuebles), to be paid by Crisa with respect to the acquisition of the Vitro Property and by Vitro with respect to the acquisition of the Crisa Property.

----(ii) Income Tax to be paid by each party as applicable, in accordance to the applicable tax law.

                                    CAPACITY

                               GENERAL INFORMATION

                                 EXHIBIT 1.01-M

                            NON-COMPETITION AGREEMENT

          Non-Competition Agreement (this "AGREEMENT"), dated [____________], 2006, among Vitro, S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable ("VITRO"), Crisa Corporation, a Delaware corporation ("CRISA CORP." and, together with Vitro, "SELLERS"), and Libbey Mexico, S. de R.L. de C.V., a Mexican Sociedad de Responsibilidad Limitada de Capital Variable ("LIBBEY MEXICO").

          Unless otherwise defined herein, all capitalized terms have the meanings set forth in the Purchase Agreement (as defined below).

          WHEREAS, Crisa Libbey S.A. de C.V., a Mexican Sociedad Anonima de Capital Variable, Vitrocrisa Holding, S. de R.L. de C.V., a Mexican Sociedad de Responsibilidad Limitada de Capital Variable, Vitrocrisa, S. de R.L. de C.V., a Mexican Sociedad de Responsibilidad Limitada de Capital Variable, Vitrocrisa Comercial, S. de R.L. de C.V., a Mexican Sociedad de Responsibilidad Limitada de Capital Variable, Crisa Industrial, L.L.C., a Delaware limited liability company (collectively, and together with their respective successors and assigns, the "ACQUIRED COMPANIES"), Sellers, Libbey Mexico, Libbey Europe, B.V., a limited liability company (besloten vennotschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, and LGA3 Corporation, a Delaware corporation, have entered into that certain Purchase Agreement, dated as of April 2, 2006 (the "PURCHASE AGREEMENT"), pursuant to which Sellers have agreed to sell to Purchasers, and Purchasers have agreed to buy from Sellers, all right, title and interest of Sellers in and to the Acquired Companies and certain related assets;

          WHEREAS, the Parties acknowledge and agree that the value of the Transactions to Libbey Mexico and the other Purchasers would be materially adversely affected by certain actions that might be taken by Sellers or any of their Affiliates following the Closing; and

          WHEREAS, in order to compensate Libbey Mexico in the event of such actions by Sellers or any of their Affiliates, Sellers and Libbey Mexico have agreed to enter into this Agreement.

          NOW THEREFORE, as a material inducement to Libbey Mexico to enter into the Purchase Agreement and the Ancillary Agreements and to perform its obligations thereunder, including the payment of the Purchase Price, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Libbey Mexico hereby agree as follows:

     1. Definitions.

          "CENTRAL AMERICAN AND THE CARIBBEAN" means the geographic region comprised of the countries of Belize, Guatemala, Honduras, El Salvador, Nicaragua, Costa Rica, Panama, Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Bermuda, Cayman Islands, Cuba, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica, Martinique, Montserrat, Netherlands Antilles, Saint Kitts and Nevis, Saint Lucia, Saint Vincent and the Grenadines, Trinidad and Tobago, Turks and Caicos Islands, Virgin Islands and West Indies.

          "COMEGUA" means Empresas Comegua S.A. and its Subsidiaries.

          "COMPETITION NOTICE" means written notice delivered by Libbey Mexico to Sellers, which notice shall include a reasonable description of Libbey Mexico's basis for believing that either the Comegua Sales Deductible or Specified Products Deductible has been exceeded.

          "MEXICO" means the United Mexican States.

          "PREMIUM CHANNEL OF DISTRIBUTION" means sales for use as a premium or to promote another product, including, without limitation, sales for such purposes to customers in the fast food industry, oil industry, soft-drink industry, supermarket continuity industry, premium packaging, and all other generally acknowledged segments of the traditional premium and incentive sector of Central America and the Caribbean.

          "RESTRICTED PERIOD" means five years after the Closing.

          "SPECIFIED PRODUCTS" means glass tableware (including glass barware, stemware and other drinkware, as well as glass dinnerware), glass vessels used for candles, blender jars, jars for mole, jams or jellies, coffee carafes and microwave oven plates and any items made of borosilicate glass, including the glass products listed in the brochures and marketing materials the cover pages of which are attached as Exhibit A hereto, and glass products of the kind manufactured, produced, distributed or supplied by the Acquired Companies at any time during the two-year period prior to the Closing.

          "VITRO ENTITIES" means Sellers and their Affiliates (other than the Acquired Companies).

     2. Acknowledgement of Sellers.

          Each Seller acknowledges and agrees that (a) its execution and delivery of this Agreement, and its performance of its obligations hereunder, is an express condition to the obligations of Libbey Mexico to consummate the Transactions, (b) but for this Agreement, none of Libbey Mexico and the other Purchasers would have entered into any of the Purchase Agreement and the Ancillary Agreements or otherwise agreed to consummate all or any part of the Transactions, (c) this Agreement constitutes an independent covenant that shall not be affected by performance or nonperformance of any provision of the Purchase Agreement and the Ancillary Agreements by the Parties. Sellers have independently consulted with their counsel and after such consultation agree that the covenants set forth in this Agreement are reasonable and proper.

     3. Competition.

     (a) Notwithstanding anything to the contrary in the Purchase Agreement or any Ancillary Agreement, but subject to Section 3(d), each Seller jointly and severally agrees promptly (and in any event within ten Business Days after Sellers' receipt of a Competition Notice) to pay to Libbey Mexico, by wire transfer in immediately available funds to an account designated by Libbey
Mexico:

          (i) the greater of: (x) US $3,000,000; and (y) 30% of gross sales of Specified Products in Mexico in excess of the Specified Products Deductible (as defined below), if any of the following events or circumstances occurs or comes to exist in
     Mexico: (A) at any time during the Restricted Period, the Vitro Entities directly or indirectly engage in any business that distributes or sells any Specified Products, in Mexico, but only if the value of such gross sales exceeds an aggregate amount equal to (1) $300,000, minus (2) the amount of actual gross sales of Specified Products covered by Section 5.14(c)(v) of the Purchase Agreement (the "SPECIFIED PRODUCTS DEDUCTIBLE") during any rolling twelve-month period or any portion thereof; (B) at any time during the Restricted Period, the Vitro Entities directly or indirectly, without the prior written consent of Libbey Mexico, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person (regardless of such Person's domicile) that competes with the Business or the Acquired Companies in manufacturing, producing, distributing or supplying any Specified Products; or (C) at any time during a period of three years from the Closing Date, the Vitro Entities solicit or use any efforts to cause their respective distributors to solicit sales from Crisa Customers of any products that any Vitro Entity manufactures, produces, distributes or supplies and with respect to which the primary purpose (in the context of such solicitation) is to substitute for any Specified Products; and

          (ii) the greater of (x) $500,000; and (y) 50% of gross Comegua Sales (as defined below) in Central America and the Caribbean in excess of the Comegua Sales Deductible (as defined below), if at any time during the Restricted Period anywhere in Central America and the Caribbean: Comegua directly or indirectly engages in any business that distributes or sells any Specified Products in the Premium Channel of Distribution to Persons (other than Persons who directly or indirectly own at least 5% of the equity interests in Comegua, except to the extent that such Persons are reselling the Specified Products outside of the Premium Channel of Distribution) (the "COMEGUA SALES"), but only if the value of such gross sales exceeds $750,000 (the "COMEGUA SALES DEDUCTIBLE") during any rolling twelve-month period or any portion thereof.

          (b) Any amounts required to be paid to Libbey Mexico by Sellers under Sections 3(a)(i) and 3(a)(ii) shall be less any amount previously paid in respect of a prior period pursuant to Sections 3(a)(i) and 3(a)(ii), as the case may be, which is attributable to a portion of the current twelve-month period (such attribution to be the result of (x) the number of days in the current period which were also in a prior twelve-month period in respect of which a payment had been made divided by 360 multiplied by (y) the aggregate amounts paid in respect of such prior twelve-month period under Sections 3(a)(i) and 3(a)(ii), as the case may be).

          (c) Sellers shall certify to Libbey Mexico, in writing and on a semi-annual basis, the amount of sales subject to Sections 3(a)(i) and 3(a)(ii).

          (d) Notwithstanding anything to the contrary in Section 3(a), none of the following events or circumstances shall be deemed to require any of Sellers to make any payments otherwise required under Section 3(a):

          (i) the Vitro Entities' ownership, whether direct or indirect, legal or beneficial, of securities in any competitor of the Acquired Companies if
     (A) the securities owned by the Vitro Entities, in the aggregate, represent no more than five percent of the outstanding voting power of the competitor, and (B) there is no contractual or ownership relationship between the competitor and any of the Vitro Entities other than the ownership by the Vitro Entities of the securities in question, other than any such relationship or agreements that (y) are related to businesses of such competitor other than businesses involving the Specified Products, or (z) are of a nature typically entered into in connection with such equity investments (for example, shareholders, voting or registration rights agreements);

          (ii) the Vitro Entities' ownership, whether direct or indirect, legal or beneficial, of any securities in Nadir Figueiredo Ind. e Com. S/A if (A) the securities owned by the Vitro Entities, in the aggregate, represent no more than eight percent of the outstanding common equity that has voting power, and no more than eight percent of the outstanding preferred securities that have limited voting rights, and (B) there is no contractual or ownership relationship between Nadir Figueiredo Ind. e Com. S/A and any of the Vitro Entities other than the ownership by the Vitro Entities of the securities in question, other than any such relationship or agreements that
     (y) are related to businesses of Nadir Figueiredo Ind. e Com. S/A other than businesses involving the Specified Products, or (z) are of a nature typically entered into in connection with such equity investments (for example, shareholders, voting or registration rights agreements);

          (iii) the Vitro Entities' ownership, whether direct or indirect, legal or beneficial, of any securities in any entity that, as of the date of this Agreement, operates one or more glass tableware manufacturing facilities in the Republic of Colombia and/or the Federative Republic of Brazil if (A) the securities owned by the Vitro Entities, in the aggregate, represent no more than 30 percent of the outstanding voting power of such company or its Affiliates; (B) any Vitro Entities owning such securities acquired the securities in connection with, or using the proceeds of, a sale or other disposition by any of the Vitro Entities, in one or a series of related transactions, of non-cash assets or stock; (C) during the Restricted Period, none of the Vitro Entities nor their Representatives participates in or controls all or any part of the day-to-day management or operations of the competitor other than such activities that are related to the businesses of such competitor that do not involve and do not compete with the Specified Products; (D) during the Restricted Period, the percentage of seats on the board of directors (or equivalent governing body) of the competitor or any of its equity holders (other than any Vitro Entities owning the securities in question) held by Representatives of the Vitro Entities shall not exceed the percentage of outstanding securities of the competitor owned by the Vitro Entities, in the aggregate; (E) during the Restricted Period, the Vitro Entities and any Representatives of any of the Vitro Entities who are members of the board of directors (or equivalent governing body) of the competitor or any of its equity holders (other than any Vitro Entities owning the securities in question) shall agree in writing not to disclose, and in fact shall not disclose, to the competitor, its officers, directors, equity holders or employees any proprietary information (including information concerning or relating to the general business operations, financial information, marketing strategy and information, product development efforts, product concepts, inventions, sales, costs, profits, pricing methods, historical, current or projected financial information, or technical information) that relates to the Acquired Companies and was obtained by any of the Vitro Entities prior to the Closing Date; (F) during the Restricted Period, none of the Excluded Assets shall be utilized, directly or indirectly, in the manufacture, production, distribution or supply of any Specified Products and (G) during the Restricted Period, the Vitro Entities shall use their commercially reasonable efforts to cause the competitor to retain Libbey Inc. or one or more of its Subsidiaries as its exclusive distributor of the competitor's glassware exports into the United States;

          (iv) the manufacture, production, distribution, sale or supply of any
     (A) metal flatware of the variety manufactured, produced or supplied by FACUSA, (B) lead crystal glassware of the variety manufactured, produced or supplied by any Vitro Entity, (C) candle containers sold by Vitro Entities or Comegua exclusively outside of the U.S. and Mexico and (D) containers (made of soda lime glass, borosilicate, or otherwise) manufactured primarily for the purpose of packaging, including the packaging of food products (including mole and jelly jars with a "screw cap" or "twist off", but not a "clamp lid", design), beverages, pharmaceuticals, and cosmetics, and (E) borosilicate glass tubing for use in producing ampoules and lab ware; and

          (v) the redistribution, resale or re-supply of any Specified Products that were manufactured, produced, distributed, sold or supplied by Purchasers or any of their Affiliates.

          (e) Notwithstanding anything to the contrary contained in this Section 3, if and only for so long as either (i) none of Sellers and their Affiliates own any securities in Comegua or (ii) any ownership of securities in Comegua by Sellers and their Affiliates would not require a payment under Section 3(d)(i),
Section 3(a)(ii) above shall terminate and be of no further force or effect.

     4. Severability. If any provision of this Agreement should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, or scope, then, and in that event, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, or scope set forth will be changed to be the maximum period of time, the largest territory, or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

     5. Choice of Law. This Agreement will be governed by and construed in accordance with the applicable laws of the United Mexican States. For all matters relating to the execution, interpretation and fulfillment of this Agreement, the parties expressly submit to the laws and competent courts of Mexico City, Federal District and hereby waive any other forum that may correspond to them by reason of their present or future domiciles or any other reason.

     6. Incorporation by Reference. The provisions of Sections 11.02 (Notices),
11.05 (Entire Agreement), 11.06 (Assignment), 11.07 (Amendment), 11.08 (Waiver),
11.12 (Waiver of Jury Trial), and 11.15 (Counterparts) of the Purchase Agreement shall be incorporated into this Agreement, mutatis mutandis, as if references to "this Agreement" in the Purchase Agreement were references to "this Agreement" in this Agreement.

     7. Sole and Exclusive Remedy. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement or any Ancillary Agreement, the enforcement by Libbey Mexico of the payment obligations of Sellers under Section 3 shall be the sole and exclusive remedy of Purchasers and their Affiliates (whether hereunder, or under the Purchase Agreement or any Ancillary Agreement or otherwise) with respect to any event or circumstance that gives rise to such payment obligations.

             [remainder of page intentionally left blank; signatures
                          appear on following page(s)]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

LIBBEY MEXICO:                          SELLERS:

Libbey Mexico, S. de R.L. de C.V.       Vitro, S.A. de C.V.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        Crisa Corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                  [Signature page to Non-Competition Agreement]

                                     JOINDER

          The undersigned, Crisa Libbey S.A. de C.V., Vitrocrisa Holding, S. de R.L. de C.V., Vitrocrisa S. de R.L. de C.V., Vitrocrisa Comercial, S. de R.L. de C.V., Crisa Industrial, L.L.C., Libbey Europe, B.V., and LGA3 Corporation, hereby join in the execution of this Agreement for the limited purpose of agreeing to be bound to the terms of Section 7 above


CRISA LIBBEY S.A. DE C.V.               LIBBEY EUROPE, B.V.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


VITROCRISA HOLDING, S. DE R.L. DE       LGA3 CORPORATION
C.V.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


VITROCRISA S. DE R.L. DE C.V.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


VITROCRISA COMERCIAL, S. DE R.L. DE
C.V.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


CRISA INDUSTRIAL, L.L.C.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                     [Joinder to Non-Competition Agreement]

                                    EXHIBIT A

                      [Cover Pages of Marketing Materials]